EXECUTION VERSION Exhibit10.2 Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. DATED 8 SEPTEMBER 2022 ARGO INTERNATIONAL HOLDINGS LIMITED and OHIO FARMERS INSURANCE COMPANY SHARE PURCHASE AGREEMENT FOR THE SALE AND PURCHASE OF THE ENTIRE ISSUED SHARE CAPITAL OF ARGO UNDERWRITING AGENCY LIMITED

CONTENTS

Clause		Page
1.	Definitions and Interpretation	5
2.	Sale and Purchase	27
3.	Conditions Precedent to Completion	27
4.	Conduct of the Target Group's Business Before Completion	32
5.	Consideration	38
6.	Completion	38
7.	Completion Balance Sheet	40
8.	Warranties	40
9.	Tax Covenant	40
10.	Seller's Limitations On Liability	41
11.	Purchaser Warranties	42
12.	Further Undertakings	42
13.	Restrictive Covenants	50
14.	Termination of Intra-Group Agreements	52
15.	Termination	52
16.	Intellectual Property and Business Information	53
17.	Insurance	55
18.	Employees	55
19.	Reinsurance Protocols	55
20.	Access	56
21.	Effect of Completion	56
22.	Remedies and Waivers	56
23.	Assignment	56
24.	Further Assurance	57
25.	Entire Agreement	57

i

ii 26. Notices ......................................................................................................................... 58 27. Announcements............................................................................................................ 60 28. Confidentiality ............................................................................................................. 60 29. Costs, Expenses and Payments .................................................................................... 62 30. Counterparts ................................................................................................................. 63 31. Invalidity ...................................................................................................................... 63 32. Contracts (Rights of Third Parties) Act 1999 .............................................................. 63 33. Interest.......................................................................................................................... 64 34. Choice of Governing Law ............................................................................................ 64 35. Jurisdiction ................................................................................................................... 64 36. Agent for Service (Purchaser) ...................................................................................... 64 37. Agent for Service (Seller) …………………………………………………………... 65 Schedule 1 (Shares)...................................................................................................... 66 Schedule 2 (Conditions to Completion) ....................................................................... 67 Schedule 3 (Completion Arrangements) ...................................................................... 69 Part A (The Seller’s Obligations) .................................................................... 69 Part B (Purchaser’s Obligations) ..................................................................... 72 Part C (General) ............................................................................................... 72 Schedule 4 (Warranties) ............................................................................................... 74 Schedule 5 (Limitations on the Seller’s Liability) ..................................................... 103 Schedule 6 (Purchaser Warranties) ............................................................................ 109 Schedule 7 (Conduct of Target Group’s Business Before Completion) .................... 111 Schedule 8 (Employment).......................................................................................... 116 Schedule 9 (Basic Information About the Target Group) .......................................... 118 Schedule 10 (Relevant Property) ............................................................................... 138 Schedule 11 (Preparation of Completion Balance Sheet) .......................................... 141 Schedule 12 (Base Balance Sheet) ............................................................................. 147

iii Schedule 13 (Form of Completion Balance Sheet) .................................................... 148 Schedule 14 (Reinsurance Protocols) ........................................................................ 149 Schedule 15 (Tax Covenant) ...................................................................................... 150 Schedule 16 (Business Lines) .................................................................................... 158 Schedule 17 (Indemnities) ......................................................................................... 159 Schedule 18 (Fronting Principles) ............................................................................. 181

AGREED FORM DOCUMENTS TPV/ PRI Reinsurance Agreement TPV/ PRI Claims Management Agreement Principles D&F/ Casualty Reinsurance Agreement D&F/ Casualty Claims Management Agreement Principles Power of Attorney Transitional Services Agreement

5 THIS AGREEMENT (this “Agreement”) is made on 8 September 2022 BETWEEN: (1) ARGO INTERNATIONAL HOLDINGS LIMITED, a private company limited by shares (registered in England and Wales No. 06543704), whose registered address is 6 Devonshire Square, London, England, EC2M 4YE (the “Seller”); and (2) OHIO FARMERS INSURANCE COMPANY, an Ohio, United States corporation whose registered office is at 1 Park Circle, Westfield Center, OH, 44251-9700 United States (the “Purchaser”), (the Seller and the Purchaser together, the “Parties” and each individually a “Party”). WHEREAS: (A) Particulars of each Target Company (as defined in this Agreement) are set out in Schedule 9 (Basic information about the Target Group). (B) The Seller has agreed to sell those Shares (as defined in this Agreement) set against its name in Schedule 1 (Shares) and the Purchaser has agreed to purchase and pay for the Shares in each case on the terms and subject to the conditions of this Agreement. IT IS AGREED as follows: 1. DEFINITIONS AND INTERPRETATION 1.1 In this Agreement, unless the context otherwise requires: “1910 Letter of Credit” means the irrevocable standby letter of credit dated 14 November 2019 issued by JP Morgan Chase Bank, N.A. for the benefit of Citibank NA as trustee of credit for Reinsurance Trust Syndicate 1910 and with Argo Managing Agency Limited as account party (as amended and restated from time to time); “2022 YOA Argo Active Corporate Members” means Nomina No 550 LLP, Argo (No. 604) Limited and Argo (Epsilon) Limited; “Accounts” means documents 9.2.4.3, 9.2.1.2.1, 9.2.1.2.2, 9.2.1.2.3, 9.2.1.1.8 folder 9.2.1.1 (excluding document 9.2.1.1.9, 9.2.1.1.12, 9.2.1.1.3, 9.2.1.1.4, 9.2.1.1.7, 9.2.1.1.8, 9.2.1.1.13, 9.2.1.1.15, 9.2.1.1.17, 9.2.1.1.18, and 9.2.1.1.20) of the Data Room; “Accounts Date” means 31 December 2020 (except in respect of AUA, ArgoGlobal Underwriting Asia Pacific Pte Ltd., ArgoGlobal Underwriting (Dubai) Limited and Syndicate 2012 where it shall mean 31 December 2021); “Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with such person. For purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting shares, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings; provided that (a) for all

6 periods prior to the Completion, neither Purchaser, on the one hand, nor any member of the Target Group, on the other hand, will be treated as an Affiliate of the other, and (b) for all periods after the Completion, neither Seller, on the one hand, nor any member of the Target Group, on the other hand, will be treated as an Affiliate of the other. “Adjustment Date” means 15 Business Days following the date on which the Completion Balance Sheet and the Net Assets Statement are agreed or determined in accordance with Schedule 11 (Preparation of Completion Balance Sheet); “After-Acquired Business” has the meaning given in Clause 13.4(c); “Agent’s Agreement” means each agent’s agreement between AMA and any Lloyd’s member’s agent acting on behalf of a Member of the Syndicates (in the form prescribed by Lloyd’s under the Agency Agreements Byelaw (No. 8 of 1988)) and as amended from time to time; “AMA” means Argo Managing Agency Limited; “AML Laws” means all Applicable Law in any jurisdiction in relation to money laundering, anti-money laundering, terrorist financing or counter-terrorist financing, including in the case of the UK (without limitation) the Proceeds of Crime Act 2002, the Terrorism Act 2000, the Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017 and all related rules and guidance (including, without limitation, the related rules and guidance issued by the PRA or the FCA and the guidance issued by the Joint Money Laundering Steering Group); “Anti-Bribery Laws” means the United Kingdom Bribery Act 2010 and the Irish Criminal Justice (Corruption Offences) Act 2018 and the rules and regulations issued thereunder, the United States Foreign Corrupt Practices Act 1977 (as amended from time to time), and any other domestic legislation implementing the Organisation for Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, 1997 and any other similar international conventions) applicable to any member of the Target Group or the business of any member of the Target Group, and all Applicable Laws involving anti- bribery and anti-corruption that are of binding force and effect; “Antitrust Laws” means applicable supranational, national, federal, state, provincial or local Applicable Law designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolising or restraining trade or lessening competition through merger or acquisition; “Applicable Law” means any and all: (i) legislation (including statutes, statutory instruments, treaties, regulations, orders, directives, by-laws and decrees) and common law; (ii) rules, binding guidance and supervisory statements of any Regulatory Authority, Tax Authority or Competition Authority; (iii) Lloyd’s Regulations; or

7 (iv) rules and regulations of any stock exchange on which the securities of a member of the Seller’s Group or Purchaser’s Group are listed or quoted, in each case to the extent applicable to the relevant person, enforced in each case from time to time; “Argo Active Corporate Members” means Nomina No 550 LLP, Argo (No. 604) Limited, Argo (Alpha) Limited, Argo (Delta) Limited, Argo (Zeta) Limited and Argo (Epsilon) Limited; “Argo Corporate Members” means Argo (No. 604) Limited, Nomina No 550 LLP, Argo (Epsilon) Limited, Argo (No. 617) Limited, Argo (No. 616) Limited, Argo (No. 607) Limited, Argo (No. 703) Limited, Argo (No. 704) Limited, Argo (Alpha) Limited, Argo (Chi) Limited, Argo (Delta) Limited, Argo (Gamma) Limited, Argo (Eta) Ltd., Argo (Zeta) Limited, and Ariel Corporate Member Limited; “Argo Group FAL” means: (a) the FAL provided to Lloyd’s by ARL on behalf of the Argo Active Corporate Members (as at 31 March 2022, being: $137,000,00) (less any amount of FAL required to be provided under the terms of the D&F/ Casualty Reinsurance Agreement); and (b) the FAL provided to Lloyd’s in the form of a letter of credit issued by Barclays Bank PLC as FAL on behalf of Argo (No. 604) Limited (as at the date of this Agreement, being: $35,300,000); “ARL” means Argo Re Ltd.; “Asset” means (consistent with the US GAAP definition of an asset as provided in Statement of Financial Accounting Concepts No.8) a present right of an entity to an economic benefit; “AUA” means Argo Underwriting Agency Limited; “Barclays Facility Agreement” means the £26,000,000 letter of credit facility agreement between Argo Group International Holdings, Ltd., Argo (No. 604) Limited and Barclays Bank PLC dated 3 November 2021; “Base Balance Sheet” means the balance sheet in respect of the Target Group as at 31 March 2022 included at Schedule 12 (Base Balance Sheet); “Base Balance Sheet Date” means 31 March 2022, being the period end date for the Base Balance Sheet; “Base Consideration” means the sum of $125,000,000; “Base Net Assets” has the meaning given to it in the Base Balance Sheet; “BMA” means the Bermuda Monetary Authority (or its successors from time to time);

8 “BMA Condition” means the Condition set forth in paragraph 1.6 of Schedule 2 (Conditions to Completion); “Burdensome Condition” means any condition, limitation or qualification imposed by any Regulatory Authority on its grant of any consent, authorisation, order, approval or exemption sought, or no objection confirmation provided in connection with the transactions contemplated by this Agreement that, individually or in the aggregate with all such conditions, limitations or qualifications, would or would reasonably be expected to: (i) have a material adverse effect on the business, results, operations or financial condition of the Purchaser’s Group; (ii) have a material adverse effect on the business, results, operations or financial condition of the Target Group; (iii) require or involve a material increase in the Funds at Lloyd’s supporting the Members of Syndicate 1200 above that required by Lloyd’s for Coming Into Line for the 2023 YOA; or (iv) require or involve a material modification to the terms of this Agreement, the TPV/ PRI Reinsurance Agreement, the TPV/ PRI Claims Management Agreement, the D&F/ Casualty Reinsurance Agreement or the D&F/ Casualty Claims Management Agreement that has or would reasonably be expected to have a material adverse impact on: (a) the Target Group, taken as a whole; or (b) the Purchaser’s Group; “Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in Ohio (United States), Texas (United States), London (United Kingdom) and Hamilton (Bermuda); “Business Information” means all information (in whatever form held) including (without limitation) all: (i) formulas, designs, specifications, drawings, know-how, manuals and instructions; (ii) customer lists, sales, marketing and promotional information; (iii) business plans and forecasts; (iv) technical or other expertise; and (vi) all corporate accounting and Tax records, correspondence, orders and enquiries; “CFA 2017” means the Criminal Finances Act 2017; “Claim” means any proceedings, claim, suit or action made by a Party arising out of the Share Purchase Documents (excluding the TPV/ PRI Reinsurance Agreement, the TPV/ PRI Claims Management Agreement, the D&F/ Casualty Reinsurance Agreement, the D&F/ Casualty Claims Management Agreement, Fronting Agreement,

9 the Transitional Services Agreement and any other documents in the Agreed Form) or the transactions contemplated hereby; “Coming into Line” means, in relation to any Year of Account, the last date prescribed by Lloyd’s by which each Member must have provided its Funds at Lloyd’s if it is to be eligible to underwrite or to continue to underwrite insurance business at Lloyd’s for such Year of Account; “Companies Act” means the Companies Act 2006; “Companies House Filings” means the filings disclosed in Folder 28.6.5 of the Data Room; “Company Privacy Policies” means any (a) internal or external past or present data protection, data usage, privacy and security policies of the Target Group, (b) public statements, representations, obligations, promises, commitments relating to privacy, security, or the processing of personal data, and (c) policies and obligations applicable to the Target Group as a result of any certification relating to privacy, security, or the processing of personal data; “Competing Business” has the meaning given in Clause 13.4; “Competition Authority” means any relevant competition or antitrust body or other governmental or supranational authority which is responsible for applying Antitrust Laws. To the extent that such a body, governmental or supranational authority has other responsibilities it shall only be considered a Competition Authority when applying Antitrust Laws; “Completion” means completion of the sale and purchase of the Shares under this Agreement; “Completion Balance Sheet” the balance sheet of the Target Group as at the Completion Date (including the notes thereon), as prepared and agreed or determined (as the case may be) in accordance with Schedule 11 (Preparation of Completion Balance Sheet); “Completion Date” means the date on which Completion occurs; “Completion Net Assets” the aggregate Assets less the aggregate Liabilities of the Target Companies less goodwill and intangible assets, in each case as derived from the Completion Balance Sheet and shown in the Net Assets Statement, calculated on a consolidated basis in accordance with the accounting principles, policies, standards, practices, evaluation rules and estimation techniques referred to in paragraph 3 of Schedule 11 (Preparation of Completion Balance Sheet); “Completion Obligations” has the meaning given in Clause 6.2; “Completion Payment” has the meaning given in Clause 5.2; “Condition” has the meaning given in Clause 3.1;

10 “Confidentiality Agreement” means the confidentiality agreement effective as of 19 May 2022 between Argo Group International Holdings, Ltd. and Westfield Group; “Consideration” has the meaning given in Clause 5.1; “Continuing Intra-Group Agreements” means: (i) quota share reinsurance agreement dated 26 April 2022 between Argonaut Insurance Company and AMA (acting on behalf of Syndicate 1200), for risks attaching from 1 May 2022 to 1 May 2023, related to Amwins Specialty Logistics Underwriters LLC (Logistics), an MGA writing on behalf of Argonaut Insurance Company; (ii) quota share reinsurance agreement dated 26 April 2022 between Argonaut Insurance Company and AMA (acting on behalf of Syndicate 1200), for risks attaching from 1 May 2022 to 1 May 2023, related to Amwins Specialty Logistics Underwriters LLC (Cargo) (formally writing business as Sentinel Marine Underwriters, LLC), an MGA writing on behalf of Argonaut Insurance Company; (iii) quota share reinsurance agreement dated 23 December 2021 between Argonaut Insurance Company and AMA (acting on behalf of Syndicate 1200), for risks attaching from 1 December 2021 to 1 December 2022, related to Amwins Specialty Logistics Underwriters LLC (Contractors’ Equipment), an MGA writing on behalf of Argonaut Insurance Company; (iv) quota share reinsurance agreement dated 25 November 2021 Argonaut Insurance Company and AMA (acting on behalf of Syndicate 1200) for risks attaching from 1 December 2021 to 1 December 2022, related original declarations of insurance issued by Insurmark, a division of Financial & Professional Risk Solutions, Inc.; (v) quota share reinsurance agreement dated 29 April 2022 between Argonaut Insurance Company and AMA (acting on behalf of Syndicate 1200) for risks attaching from 1 May 2022 to 30 April 2023, related to business written and/or administered by the appointed agent, Marine Underwriters of America, Inc.; (vi) whole account stop loss agreement between AMA dated 11 April 2022 (acting on behalf of Syndicate 1200) and ARL for risks attaching during the 12 month period commencing 1 January 2022 to 31 December 2022, being the 2022 underwriting year, related to all business written by Syndicate 1200 s more fully defined in Syndicate 1200’s syndicate business forecast; and (vii) any reinsurance agreement and related claims administration agreements between a Retained Group company and a Target Group company or Syndicate 1200 that is not listed in Annex III to the Reinsurance Protocol (including, without limitation, the D&F/ Casualty Reinsurance Agreement, D&F/ Casualty Claims Management Agreement, TPV/ PRI Reinsurance Agreement and TPV/ PRI Claims Management Agreement), unless agreed in writing by the Parties.

11 “Covered Liability” means any and all debts, liabilities, expenses, commitments, or obligations, whether direct or indirect, accrued or fixed, known or unknown, absolute or contingent, matured or unmatured, determined or determinable, disputed or undisputed, joint or several, secured or unsecured, liquidated or unliquidated, whenever (including in the past, present or future) and however arising (including out of any contract or tort based on negligence or strict liability) and whether or not the same would be required to be reflected in the Accounts or disclosed in the notes thereto; “Credit Agreement” means the credit agreement, dated as of 2 November 2018, among the Seller, Argo Group US, Inc., Argo Group International Holdings, Ltd., and Argo Underwriting Agency Limited, as borrowers, JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Bank of America, N.A., U.S. Bank National Association, HSBC Bank USA, N.A., and the other parties thereto, as amended; “D&F/ Casualty Reinsurance Agreement” means the reinsurance agreement in respect of the D&F/ Casualty Risks in the Agreed Form to be entered into between Argo (604) Limited, Nomina No. 550 LLP and ARL immediately prior to Completion; “D&F/ Casualty Claims Management Agreement” means the claims management agreement in respect of the D&F/ Casualty Risks based on the Argo (604) D&F/ Casualty Claims Management Agreement Principles to be entered into between Argo (604) Limited and Argo Insurance Services Bermuda Limited immediately prior to Completion; “D&F/ Casualty Claims Management Agreement Principles” means the principles in respect of the terms of the proposed claims management and administration agreement for the D&F/ Casualty Claims Management Agreement, in the Agreed Form; “Damages Payment” has the meaning given in paragraph 6.4(a) of Schedule 5; “Data Protection Laws” means the following legislations to the extent applicable from time to time: (a) national laws implementing the Directive on Privacy and Electronic Communications (2002/58/EC); (b) the General Data Protection Regulation (2016/679) (the “GDPR”), the UK GDPR (as defined in the Data Protection Act 2018) and any national law supplementing the GDPR / UK GDPR; and (c) any other data protection or privacy laws, regulations, or regulatory requirements applicable to the processing of personal data (as amended and/or replaced from time to time); “Data Room” means the contents of the Project Diamond electronic data room maintained on behalf of the Seller by Datasite as at 8 p.m. (BST) on 7 September 2022, an electronic file containing a copy of such electronic data room has been sent by the Seller’s Solicitors to the Purchaser’s Solicitors at 8 p.m. (BST) on 8 September 2022; “Dekania Notes” means: (i) the US $10,000,000 floating rate notes due 2036 issued by Heritage Underwriting Agency Limited pursuant to a note purchase agreement dated 2 November 2006 (as subsequently replaced pursuant to an amendment agreement dated 12 November 2008);

12 (ii) the €12,000,000 floating rate notes due 2035 issued by Heritage Underwriting Agency Limited pursuant to a note purchase agreement dated 6 September 2005 (as subsequently replaced pursuant to an amendment agreement dated 12 November 2008); (iii) the €1,500,000 floating rate notes due 2037 issued by Heritage Underwriting Agency Limited pursuant to a note purchase agreement dated 8 June 2007 (as subsequently replaced pursuant to an amendment agreement dated 12 November 2008); (iv) the €12,000,000 floating rate notes due 2037 issued by Heritage Underwriting Agency Limited pursuant to a note purchase agreement dated 8 June 2007 (as subsequently replaced pursuant to an amendment agreement dated 12 November 2008); (v) the US $6,500,000 floating rate notes due 2034 issued by Heritage Underwriting Agency Limited pursuant to a note purchase agreement dated 7 December 2004 (as subsequently replaced pursuant to an amendment agreement dated 12 November 2008); and (vi) the €10,500,000 floating rate notes due 2036 issued by Heritage Underwriting Agency Limited pursuant to a note purchase agreement dated 31 October 2006 (as subsequently replaced pursuant to an amendment agreement dated 12 November 2008); “DEWS Scheme” means the DIFC Workplace Savings scheme; “DFSA” means the Dubai Financial Services Authority (or its successors from time to time); “DIFC” means the Dubai International Financial Centre; “DIFC Lease Agreement” means the lease agreement entered into on 22 January 2022 by and between DIFC Investments Ltd., as landlord, and ArgoGlobal Underwriting (Dubai) Limited, as tenant, for the lease of premises at unit Gv-00-08-05-Of-030, Level 5, Gate Village 8, Dubai International Financial Centre, Dubai, United Arab Emirates; “Disclosed” means fairly disclosed to the Purchaser in or with sufficient detail to allow the Purchaser, acting with reasonable diligence, to identify the nature and scope of the fact, matter, or circumstances so disclosed; “Disclosure Letter” means the letter of the same date as this Agreement from the Seller to the Purchaser for the purposes of Clause 10.4 and delivered to the Purchaser before the execution of this Agreement; “Disclosed Scheme” means each of the employee pension benefit plans in the United Kingdom listed at Folder 4 in the Data Room; “Dispute” has the meaning given in Clause 4.7(d); “Dispute Resolution Procedure” has the meaning given in Clause 4.7(d);

13 “Dormant Company” has the meaning given in paragraph 5.7 of Schedule 4 (Warranties); “Draft Migration Plan” has the meaning given to it in Clause 4.7(a); “DTA Assumed Savings Amount” has the meaning given to it in paragraph 1.1 of Schedule 15; “DTA Relief” has the meaning given to it in paragraph 1.1 of Schedule 15; “Employee” means any employee, officer or director having a contract of employment or service agreement with a Target Company; “Estimated Completion Net Assets” means the Seller’s good faith estimate of what the Completion Net Assets of the Target Companies will be as at Completion, as delivered to the Purchaser not less than ten (10) Business Days prior to Completion; “Excess” has the meaning given in Clause 10.1; “Excess Recovery” has the meaning given in paragraph 6.4(d) of Schedule 5; “Excluded Business” means: (a) the insurance business of the Seller and the Target Companies (and other Members of Syndicate 1200) in respect of Bermuda direct and facultative property business and power generation business (including, without limitation, all business underwritten by Argo Insurance Services Bermuda, Ltd. on behalf of the Retained Group and/or the Target Companies); (b) the insurance business of the Seller and the Target Companies (and other Members of Syndicate 1200) in respect of United States casualty business; (c) the Seller and the Target Companies’ business and operations in Brazil and Malta (including the disposals thereof); and (d) the Seller and the Target Companies’ discontinued operations in Singapore; “Excluded Liabilities” means any Covered Liability related to or arising from the operation or conduct of Excluded Business prior to the Completion Date other than: (a) any Covered Liability in respect of (and to the extent to) which there is specific and identifiable on its face accrual, provision, reserve or liability in the Completion Balance Sheet for such specified Covered Liability; (b) insurance policy liabilities (including, for the avoidance of doubt, Ex Gratia payments (as such term is defined in the D&F/ Casualty Reinsurance Agreement) that are, or would be reinsured under the D&F/ Casualty Reinsurance Agreement entered into prior to Completion in accordance with this Agreement but for (i) any specific, agreed exclusion of such liabilities from coverage thereunder or (ii) any termination or commutation thereof;

14 (c) any contractual liability or liabilities in respect of the breach of a contractual obligation of a Target Group Company under the D&F/Casualty Reinsurance Agreement and the D&F/ Casualty Claims Management Agreement, each entered into prior to Completion in accordance with this Agreement; and (d) any Loss of a Target Company to the extent such Loss is otherwise reimbursed by a Seller Group Company under the D&F/Casualty Reinsurance Agreement or the D&F/Casualty Claims Management Agreement, each entered into prior to Completion in accordance with this Agreement; “Existing Intra-Group Agreements” means the intra-group agreements and arrangements, whether formal or informal by and between: (i) members of the Seller’s Group (excluding the Target Companies) on the one hand, and (ii) any Target Company on the other hand, and excluding only the Continuing Intra-Group Agreements; “FAL” or “Funds at Lloyd’s” shall have the meaning given to that expression in the Lloyd’s Membership Byelaw (No. 5 of 2005); “FCA” means the Financial Conduct Authority (or its successors from time to time); “Fronting Agreement” means the fronting agreement relating to the arrangements reinsured under the Fronting Reinsurances based on the Fronting Principles to be entered into between AMA (for and on behalf of the Members of Syndicate 1200) and relevant members of the Retained Group at Completion; “Fronting Reinsurances” means the Continuing Intra-Group Agreements other than those listed in paragraphs (vi) and (vii) of that definition); “Fronting Principles” means the principles in respect of the terms of the proposed Fronting Agreement as set out in Schedule 18; “FSMA” means the Financial Services and Markets Act 2000; “Fundamental Warranties” means the Warranties set out in paragraphs 1 (Capacity of the Seller), 2 (Shares), 3 (Corporate matters), 4 (Share Capital), and 5 (Subsidiaries) of Schedule 4, and “Fundamental Warranty” shall be construed accordingly; “Group” means with respect to a Party, such Party’s subsidiaries and subsidiary undertakings from time to time, any holding company of the Party and all other subsidiaries or subsidiary undertakings of any such holding company; “Indebtedness” means all obligations and/or indebtedness in the nature of borrowings (including all interest accrued but unpaid thereon (and prior to any withholding and including any obligation to increase any payment on account of withholding) and accrued but unpaid penalties, costs, fees (including but not limited to legal and other professional fees) and charges in respect thereof, whether arising on the early settlement thereof or otherwise) which have not been paid or repaid, including: (i) monies borrowed (including overdrafts);

15 (ii) obligations under any lease or hire purchase agreement or other deferred purchase, credit sale or conditional sale agreement (whether in respect of land, buildings, plant, machinery, equipment or otherwise) which is treated as a finance or capital lease in accordance with applicable accounting principles (but not including liabilities under operating leases); (iii) any derivative transaction for managing or hedging currency and/or interest rate risk provided that, where the agreement relating to that transaction provides for netting to occur, this paragraph (iii) shall include only the net amount of the payment obligation outstanding from the relevant person thereunder after such netting-off has occurred; (iv) amounts raised under any other transaction required to be accounted for as a borrowing in accordance with applicable accounting principles; and (v) any guarantee, indemnity or similar assistance against financial loss of any person in respect of any indebtedness falling within paragraphs (i) to (iv) above; “Independent Accountants” has the meaning given to it in Schedule 11 (Preparation of Completion Balance Sheet); “Indemnity Claim” means a claim by the Purchaser in respect of any of the indemnities set out in paragraph 1.1 of Schedule 17 (Indemnities); “Indemnity Dormant Company” means all Argo Corporate Members other than the 2022 YOA Argo Active Corporate Members; “Information Technology” means the hardware, software, firmware, middleware, equipment, electronics, platforms, servers, workstations, routers, hubs, switches, interfaces, data, databases, data communication lines, network and telecommunications equipment, websites and Internet-related information technology infrastructure, wide area network and other data communications or information technology equipment, owned or leased by, licensed to, or used to process Business Information and/or personal data in the conduct of the Target Business, including in respect to Syndicate 1200; “Insurance Contracts” means the insurance and inward reinsurance policies and contracts, together with all binders, slips, certificates, endorsements, amendments and riders thereto issued or entered into that are written by any Target Company (including, for the avoidance of doubt, as a Member of a Lloyd’s syndicate or in the case of AMA as managing agent on behalf of the Member(s) of a Lloyd’s syndicate); “Insurance Policy” has the meaning given to it in paragraph 29.1 of Schedule 4; “Intellectual Property” means all intellectual property and intellectual property rights in any jurisdiction throughout the world including the following: patents, trademarks, rights in designs, copyrights and database rights (whether or not any of these is registered and including applications for registration of any such thing) and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world;

16 “Inter-Company Payables” means any amounts owing, including in respect of interest accrued on such amounts, from any Target Company to any member of the Retained Group (but excluding Ordinary Trading Items); “Inter-Company Receivables” means any amounts owing, including in respect of interest accrued on such amounts, from members of the Retained Group to any Target Company (but excluding Ordinary Trading Items); “Liability” means, (consistent with the US GAAP definition of a liability as provided in Statement of Financial Accounting Concepts No.8), a present obligation of an entity to transfer an economic benefit; “Lloyd’s” means the Society and Corporation of Lloyd’s, incorporated by the Lloyd’s Act 1871 (or their successors from time to time) and, where the context requires, shall include the Council of Lloyd’s (as constituted by the Lloyd’s Act 1982, including its delegates and persons by whom it acts) (or its successors from time to time); “Lloyd’s Argo Group FAL Release” means the irrevocable release of any Argo Re FAL so that the Argo Re FAL is no longer subject to any restrictions imposed by Lloyd’s; “Lloyd’s Asia Administrator Notice” has the meaning given to it in Clause 3.17. “Lloyd’s Regulations” means the Lloyd’s Acts 1871 to 1982, byelaws, regulations, codes of practice, bulletins and mandatory directions and requirements governing the conduct and management of underwriting business at Lloyd’s from time to time; “LMA” means the Lloyd’s Market Association which provides representation, information and technical services to underwriting business in the Lloyd’s market; “Long Stop Date” means 30 June 2023 or such other date as the Seller and the Purchaser may agree in writing, provided that if Completion has not occurred on or before such date solely due to the failure of the Regulatory Conditions save where such failure results from the Purchaser’s failure to comply in all material respects with its obligations hereunder in respect of the Regulatory Conditions hereunder, the Seller and the Purchaser agree that the Long Stop Date shall be automatically extended to 30 September 2023; “Losses” means any and all damages, losses, Taxes, interest, fees, disbursements, costs, expenses, penalties, fines, compensation, remedial payments settlement payments, awards, judgments against, deficiencies, financial obligations, third party assessments or other charges (and any of the same incurred in disputing, defending, investigating or providing evidence in connection with establishing the right to be indemnified); “Malicious Code” means any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “ransomware,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (a) disrupting, disabling, harming, interfering with or otherwise impeding in any manner the operation of, or providing unauthorised access to, a computer system or network or other device on which such

17 code is stored or installed; or (b) damaging or destroying any data or file without the user’s consent; “Managing Agency Agreements” means the Managing Agent’s Agreement between AMA and each Member of the Syndicates (in the form prescribed by Lloyd’s under the Agency Agreements Byelaw (No. 8 of 1988)) and as amended from time to time; “MAS” means the Monetary Authority of Singapore (or its successors from time to time); “Material Adverse Effect” means a material adverse effect on the business, assets, liabilities, operations, conditions (financial or otherwise), or results of operations of the Target Group or the Target Business; provided, that no effect of any fact, circumstance or change arising out of or resulting from any of the following shall constitute or be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (i) the global economy or capital or financial markets, including changes in interest or exchange rates or changes in equity markets and related changes in the value of the investment assets of the Target Group; (ii) political conditions generally and any hostilities or the worsening thereof, acts of war, sabotage, terrorism or military actions; (iii) any occurrence or condition generally affecting participants in the insurance industries that write similar business in the countries in which the Target Group operates; (iv) public announcement of this Agreement and the transactions contemplated hereby including any adverse change in customer, supplier, governmental, landlord, employee or similar relationships resulting therefrom; (v) any changes in Applicable Law, US GAAP, UK GAAP, Singapore GAAP, or IFRS (or such other accounting rules as apply to any member of the Target Group), or the enforcement or interpretation of any of the foregoing; (vi) any action taken by the Purchaser or its Affiliates, or taken by any of the Seller, any Target Group Company or any of their respective Affiliates at the request of the Purchaser; (vii) any change (or threatened change) in the credit, financial strength or other ratings (other than the facts underlying any such change (or threatened change)) of the Target Group (provided, that this paragraph (vii) shall not exclude the impact of such change (or threatened change) on the Target Group, including contractual arrangements and relationships with distribution channels resulting therefrom from being considered in determining whether a Material Adverse Effect has occurred or is reasonably expected to occur); (viii) any proposed business plan of the Purchaser’s Group;

18 (ix) any failure by the Target Group to achieve any earnings, premiums written or other financial projections or forecasts (other than the underlying facts and circumstances that may have given rise or contributed to such failure); (x) weather conditions, any epidemic, pandemic, disease outbreak (including COVID-19) or other governmental restrictions that arise out of, a pandemic, epidemic or disease outbreak or other force majeure events, acts of God or natural disaster; or (xi) the taking of any action (or the omission of any action) expressly required by this Agreement; provided, however, that, with respect to paragraphs (i), (ii), (iii), (v) or (x), such effect shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur solely to the extent such effect, individually or in the aggregate, is disproportionately adverse with respect to the Target Group or the Target Business as compared to other participants in the insurance industries that write similar business to similar customers in the markets in which the Target Group operates; “Material Completion Obligations” means: (i) in respect of the Seller, those Completion Obligations set out in Part A paragraphs 1.1(a) to 1.1(g), 1.2 to 1.5 and 1.8(a) of Part A (The Seller’s obligations) of Schedule 3 (Completion Arrangements); and (ii) in respect of the Purchaser, those Completion Obligations set out in paragraphs 1(a) and 1(b) of Part B (Purchaser’s obligations) of Schedule 3 (Completion Arrangements); “Material Contracts” has the meaning given in paragraph 8.1 of Schedule 4; “Material Inwards Reinsurance Contracts” means all material in-force reinsurance agreements which are between any member of the Target Group (whether as a member of the Syndicates or otherwise) and a cedant, as applicable; “Material Outsourcing Contracts” means all agreements which are between any member of the Target Group and any third party supplier that fall within the definition of “Material Outsourcing” in the FCA Handbook or involve the outsourcing of critical or important functions or activities of the Target Group; “Material Reinsurance Contracts” means all material in-force reinsurance agreements which are between any member of the Target Group (whether as a member of the Syndicates or otherwise) and a reinsurer, as applicable; “Material Supplier Contracts” means any contract between a Target Company and a third party supplier (excluding professional advisers), which would be considered material to the Target Companies by any Regulatory Authority (acting reasonably) when assessing the Target Companies’ operational resilience and third party risk management systems and controls; “Material Target Group Licence” has the meaning given in paragraph 21.1 of Schedule 4 (Warranties);

19 “Member” means a person who has been duly admitted to membership of Lloyd’s pursuant to the Membership Byelaw (No. 5 of 2005); “Migration Plan” has the meaning given in Clause 4.7(a); “Net Assets Statement” means the statement setting out the amount of the Completion Net Assets as derived from the Completion Balance Sheet, and as prepared and agreed or determined (as the case may be) in accordance with this Schedule 11 (Preparation of Completion Balance Sheet); “Non-Compete Period” has the meaning given in Clause 13.3; “Non-Fundamental Warranties” means the Warranties excluding the Fundamental Warranties; “Non-Fundamental Warranty Claim” means any claim, proceeding, suit or action against the Seller arising out of or in connection with the Non-Fundamental Warranties; “Objection Notice” has the meaning given to it in Schedule 11 (Preparation of Completion Balance Sheet); “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury; “Ombudsman” means the Financial Ombudsman Service as established under Part XVI and Schedule 17 of FSMA (or its successors from time to time); “Ordinary Trading Items” means ordinary trade indebtedness outstanding at Completion between, on the one hand, a Target Company and, on the other hand, members of the Retained Group; “Permitted Purposes” has the meaning given in Clause 20.1; “Power of Attorney” means the power of attorney in the Agreed Form referred to at paragraph 1.1(c) of Part A of Schedule 3 (Completion Arrangements); “PRA” means the Prudential Regulation Authority (or its successors from time to time); “Proceedings” means any proceeding, suit or action arising out of or in connection with this Agreement or the negotiation, existence, validity or enforceability of this Agreement, whether contractual or non-contractual; “Producer” means any producer, broker, agent, general agent, managing general agent, master broker agency, broker general agency, financial specialist or other person, including any employee of any Target Company, the Seller or its Affiliates, responsible for writing, marketing, producing, selling, soliciting or servicing Insurance Contracts prior to the Completion Date; “Property Owner” means, in relation to any Relevant Property, the person referred to as the owner, or in respect of leasehold or licensed property the lessee or the licensee (as applicable) in Schedule 10 (Relevant Property);

20 “Purchaser’s Group” means the Purchaser, its subsidiaries and subsidiary undertakings, any holding company of the Purchaser and all other subsidiaries of any such holding company from time to time, including, from Completion, the Target Group Companies; “Purchaser’s Solicitors” means Sidley Austin LLP of One South Dearborn, Chicago, IL 60603; “Purchaser Warranties” means the warranties set out in Schedule 6 (Purchaser Warranties), and “Purchaser Warranty” shall be construed accordingly; “Regulatory Authorisation” means any consents, authorisations, licences, permits, approvals, exemptions and waivers as are and have been necessary from any Regulatory Authority for the carrying on of the relevant part of the Target Group’s (or, as the case may be, a Target Group Company) or the Purchaser’s Group’s (or, as the case may be, a member of the Purchaser’s Group) business (as appropriate) in the manner that it is carried on at the date of this Agreement; “Regulatory Authority” means any government, government department, quasi- governmental, supranational, statutory, regulatory or investigative body, authority, agency, bureau, board, commission, court, association, institution, department, tribunal or instrumentality thereof, and any other insurance or financial services or other regulatory authority which is not a Competition Authority or a Tax Authority and which regulates or supervises any member of the Purchaser’s Group, any member of the Retained Group or any member of the Target Group (as applicable) including the FCA, the PRA, Lloyd’s, the Bermuda Monetary Authority, the UK Information Commissioner and the Ombudsman (as applicable); “Regulatory Condition” means the Conditions set forth in paragraphs 1.1 to 1.5 of Schedule 2 (Conditions to Completion); “Relevant Affiliate” means any member of the Seller’s Group as of the date of this Agreement excluding the Target Group, and, for the avoidance of doubt, shall not mean or include: (i) any purchaser of, or investor in, any member of the Seller’s Group; (ii) any Affiliate of such purchaser or investor (other than the Seller and its subsidiaries as of the date of this Agreement excluding the Target Group); or (iii) any person with whom any member of the Seller’s Group merges, amalgamates, combines or Affiliates or any Affiliate of such person (other than any member of the Seller’s Group as of the date of this Agreement excluding the Target Group); “Relevant Property” means those real property interests listed in Schedule 10 (Relevant Property) and “Relevant Properties” shall be construed accordingly; “Relief” has the meaning given in paragraph 1 of Schedule 15;

21 “Representatives” means, in respect of a person, the directors, officers, employees, consultants, advisers, agents, accountants, investment bankers or other representatives of such person; “Retained Group” means the Seller, each of the Seller’s direct or indirect subsidiaries and subsidiary undertakings from time to time, any direct or indirect holding company of the Seller and all other direct or indirect subsidiaries or subsidiary undertakings of any such holding company (except the Target Group Companies); “Retained Group Shared IP” has the meaning given in Clause 16.1; “Sanctioned Country” means any country or territory that is the target of comprehensive Sanctions, which at the time of signing include Cuba, Iran, North Korea, Syria, and the so-called Luhansk People’s Republic, Donetsk People’s Republic, and Crimea regions of Ukraine, as well as Russia and Belarus; “Sanctioned Person” means (i) a person listed on a prohibited or restricted party list, including those maintained by the United States (including the U.S. Office of Foreign Assets Control “Specially Designated Nationals and Blocked Persons List” and “Consolidated Sanctions List,” or similar U.S. lists), the United Kingdom (including the United Kingdom Consolidated List of Financial Sanctions Targets), the European Union or its Member States (including the EU Consolidated Financial Sanctions List), or other applicable local or competent authority; (ii) the government, including any political subdivision, agency, or instrumentality thereof, of any Sanctioned Country or Venezuela; (iii) a person located in, resident in, or organised under the jurisdiction of, a Sanctioned Country; or (iv) a person, directly or indirectly, owned (50% or more) or controlled by, or acting or purporting to act on behalf of, a person or persons listed in (i)-(iii); “Sanctions” means all trade, economic or financial sanctions or embargoes imposed, administered, or enforced by the United States (including the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of Commerce, and the U.S. Department of State), the United Kingdom (including HM Treasury’s Office of Financial Sanctions Implementation, the Foreign, Commonwealth & Development Office or Department for International Trade), the European Union and its Member States, or any other applicable local or competent authority; “Security Incident” has the meaning given in paragraph 25.5 of Schedule 4; “Seller’s Group” means the Retained Group and, prior to Completion, the Target Group; “Seller’s Solicitors” means Skadden, Arps, Slate, Meagher & Flom (UK) LLP of 40 Bank Street, Canary Wharf, London E14 5DS; “Senior Employee” means any Employee with an annual basic salary as at the date of this Agreement equal to or greater than £[***]; “Senior Representative” has the meaning given in Clause 4.7(e), and “Senior Representatives” shall be construed accordingly;

22 “Senior Representative Resolution Period” has the meaning given in Clause 4.7(e); “Service Company” means ArgoGlobal Underwriting (Dubai) Limited and ArgoGlobal Underwriting Asia Pacific Pte Ltd.; “Service Document” means a claim form, application notice, order, judgment or any other document relating to any Proceedings; “Share Purchase Documents” means the Confidentiality Agreement, the TPV/ PRI Reinsurance Agreement, the TPV/ PRI Claims Management Agreement, D&F/ Casualty Reinsurance Agreement, the D&F/ Casualty Claims Management Agreement, this Agreement, the Disclosure Letter, Fronting Agreement, the Transitional Services Agreement, the Power of Attorney and any other documents in the Agreed Form and any other agreements entered into pursuant to this Agreement; “Shares” means the entire issued share capital of Argo Underwriting Agency Limited; “Singapore GAAP” means the accounting principles, standards and practices generally accepted in Singapore, including the Singapore Financial Reporting Standards; “Subsidiaries” means the Target Group (excluding AUA); “Surviving Clauses” means Clause 1, Clause 3.16, Clause 6.5, Clause 15.3, Clause 22, Clause 23, Clause 24, Clause 25, Clause 26, Clause 27, Clause 28, Clause 29, Clause 30, Clause 31, Clause 34, Clause 35, Clause 36 and Clause 37 (inclusive); “Surviving Intra-Group Agreement” has the meaning given in Clause 14.2(b); “Syndicate 1200” means the Lloyd’s syndicate 1200 as constituted from time to time; “Syndicate 1910” means the Lloyd’s syndicate 1910 constituted from time to time; “Syndicate 6117” means the Lloyd’s syndicate 6117 as constituted from time to time; “Syndicates” means Syndicate 1200, Syndicate 1910 and Syndicate 6117; “Target Business” means the business of the Target Group Companies; “Target Group” means those entities listed in Schedule 9 (Basic information about the Target Group), and “Target Company” or “Target Group Company” means any one of them; “Target Group Shared IP” has the meaning given in Clause 16.2; “Target Tenancy Rights” has the meaning given in Clause 12.9; “Tax” or “Taxation” means all governmental, state, community, municipal or regional taxes, levies, imposts, duties, charges, deductions, withholdings and social security or national insurance contributions of any kind arising in any part of the world and all penalties, surcharges, costs and interest included in or relating to any Tax, in all cases, wherever and whenever imposed and regardless of whether such taxes, penalties,

23 charges, surcharges, costs and interest are directly or primarily chargeable against or attributable to a Target Company or any other person and regardless of whether a Target Company has or may have any right of reimbursement against any other person and any liability for the payment of any amounts of the type described above in this definition as a result of being a transferee of or successor to any person or as a result of any contract; “Tax Authority” means Her Majesty’s Revenue & Customs in the United Kingdom, and any other government, state or municipality or any local, state, federal or other fiscal, revenue, customs or excise authority, body or official (whether in the United Kingdom, the United Arab Emirates, Singapore or elsewhere) competent to assess, demand, impose, collect or administer Tax or make any decision or ruling on any matter relating to Tax and any other person who has a right to demand or recover amounts of, or in respect of, Tax or a Tax liability; “Tax Claim” means a Tax Covenant Claim or Tax Warranty Claim; “Tax Covenant” means the tax covenant in Schedule 15 to this Agreement; “Tax Covenant Claim” means a claim by the Purchaser under the Tax Covenant; “Tax Warranties” means the Warranties contained in paragraph 34 of Schedule 4 (Warranties), and “Tax Warranty” shall be construed accordingly; “Tax Warranty Claim” means a claim by the Purchaser in respect of a breach of any Tax Warranty; “Third Party Beneficiary” has the meaning given in Clause 32 “Third Party Consent” means any consent, license or permission of, or waiver or other action by any third party (other than a governmental entity or an Affiliate of the Seller or the Purchaser), which, if not obtained prior to Completion, would provide a third party the right to terminate, accelerate, impair, alter or cancel a contract (or provide such counterparty with remedies thereunder) or result in the creation of any lien in respect of the Target Companies or their assets, in each case, as a result of the consummation of the transactions contemplated by this Agreement, the Share Purchase Documents and the other transactions contemplated hereunder; “Third Party Consent Costs” has the meaning given to that term in Clause 4.7 (b); “Third Party Right” means any interest or equity of any person (including any right to acquire, option or right of pre-emption or conversion) or any mortgage, charge, pledge, lien, assignment, hypothecation, encumbrance, security interest (including any created or imposed by law), title retention or any other security agreement or arrangement, or any agreement to create any of the foregoing; “Third Party Rights Clause” has the meaning given in Clause 32; “Third Party Sum” has the meaning given in paragraph 6.4(b) of Schedule 5 (Limitations on liability);

24 “Third Party Sum” has the meaning given in paragraph 6.4(b) of Schedule 5; “TPV/ PRI Reinsurance Agreement” means the reinsurance agreement in the Agreed Form to be entered into by AMA (acting on behalf of Syndicate 1200) and ARL immediately prior to Completion; “TPV/ PRI Claims Management Agreement” means the claims management agreement based on the TPV/ PRI Claims Management Agreement to be entered into by AMA (acting on behalf of Syndicate 1200) and Argo Management Services Limited immediately prior to Completion; “TPV/ PRI Claims Management Agreement Principles” means the principles in respect of the terms of the proposed claims management and administration agreement for the TPV/ PRI Reinsurance Agreement in the Agreed Form; “Transaction” means the transaction that is the subject of the Share Purchase Documents; “Transitional Services Agreement” or “TSA” means the transitional services agreement in the Agreed Form to be entered into by ARL and AUA on the Completion Date, together with the schedule of Services (as defined in the TSA); “TSA Forum” has the meaning given in Clause 4.7 (d); “TSA Representative” has the meaning given in Clause 4.7 (d); “UK GAAP” means the United Kingdom General Accepted Accounting Practice, including FRS 102 The Financial Reporting Standard applicable in the UK and Republic of Ireland; “US GAAP” means United States generally accepted accounting principles; “VAT” means (a) in the United Kingdom, the value added tax imposed by the VATA and legislation and regulations supplemental thereto, (b) in relation to any jurisdiction within the European Union, the value added tax provided for in Directive 2006/112/EC and charged under the provisions of any national legislation implementing that directive or Directive 77/388/EEC together with legislation supplemental thereto, and (c) in relation to any other jurisdiction, the equivalent Tax (if any) in that jurisdiction; “VATA” means the Value Added Tax Act 1994; “Warranties” means the warranties set out in Schedule 4 (Warranties) and “Warranty” shall be construed accordingly; “Warranty Claim” means a claim by the Purchaser in respect of a breach of a Warranty; “Warranty Insurance Policy” means the warranty and indemnity insurance policy arranged by the Purchaser with Euclid Transaction LLC, as underwriting representative, dated on or about the date of this Agreement with policy number #ET111-004-072; and

25 “Working Hours” means 9.00 a.m. to 5.00 p.m. on a Business Day; and “Years of Account” or “YOA” means an underwriting year of account as defined in Lloyd’s Regulations. 1.2 In this Agreement, unless otherwise specified: (a) references to Clauses, paragraphs and Schedules are to Clauses and paragraphs of, and Schedules to, this Agreement; (b) references to any document in the “Agreed Form” means that (i) document in (subject to Clause 12.3) a form agreed by the Parties, as emailed by the Seller’s Solicitors to the Purchaser’s Solicitors at 12:56 on 8 September 2022 and confirmed as being so agreed by the Purchaser’s Solicitors by email at 13:21 on 8 September 2022 as that form may be amended by the written agreement of the Purchaser and the Seller from time to time prior to Completion; (c) the singular includes the plural and vice versa and use of any gender includes each gender; (d) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified, re-enacted or replaced, except to the extent that any amendment, modification, re-enactment or replacement after the date of this Agreement would increase the liability of any Party under this Agreement; (e) references to a contract shall be constructed so as to include all amendments, amendment and restatements, supplements and other modifications to such contract; (f) references to a “company” shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established; (g) references to a “person” shall be construed so as to include any individual, person, firm, company, corporation, body corporate, government, state or agency of a state, local or municipal authority or Regulatory Authority or any joint venture, association or partnership (whether or not having separate legal personality); (h) the expressions, “allotment”, “body corporate”, “debenture”, “financial year” “holding company”, “holding undertaking”, “paid up”, “subsidiary” and “subsidiary undertaking” shall have the meaning given in the Companies Act 2006; (i) any reference to a “day” (including the phrase “Business Day”) shall mean a period of 24 hours running from midnight to midnight; (j) references to times are to London time;

26 (k) references to “costs” and/ or “expenses” incurred by a person shall not include any amount in respect of VAT comprised in such costs or expenses for which either that person or, if relevant, any other member of the VAT group to which that person belongs is entitled to credit, repayment or other Relief as input tax; (l) the expressions “include” and “including” are to be construed as being by way of illustration or emphasis only and are not to be construed so as to limit the generality of any words preceding them; (m) the expression “to the extent that” shall be read as meaning “if, but only to the extent that”; (n) references to writing shall include any modes of reproducing words in a legible and non-transitory form and whether sent or supplied by electronic mail; (o) references to the knowledge, belief or awareness of the Seller (or similar phrases) shall be limited to the actual knowledge of: (i) Scott Kirk (CFO, Argo Group); (ii) Allison Kiene (General Counsel, Argo Group); (iii) Susan Comparato (Chief Administrative Officer, Argo Group); (iv) Tobias Mills (Head of Compliance, Argo Group); (v) Thomas McCartney (Group Head of Ceded Reinsurance, Argo Group); (vi) Dominic Kirby (Managing Director, AMA); (vii) Darren Argyle (Chief Financial Officer, Argo International); (viii) Paul Lucas (Argo International Chief Actuary) (solely in respect of actuarial matters); after due enquiry of their direct reports; (p) references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official, or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term; (q) each notice, demand, request, statement, instrument, certificate or other communication under or in connection with this Agreement shall be in English; (r) a reference to “pounds” or “£” shall be construed as a reference to the lawful currency for the time being of England and Wales; (s) a reference to “dollars” or “$” shall be construed as a reference to the lawful currency for the time being of the United States of America;

27 (t) all headings and titles are inserted for convenience only and are to be ignored in the interpretation of this Agreement; and (u) the Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the Schedules. 2. SALE AND PURCHASE 2.1 On and subject to the terms and conditions of this Agreement, the Seller shall sell those Shares set against the Seller’s name in Schedule 1 (Shares) on the basis that the same covenants shall be deemed to be given by the Seller at Completion in relation to the Shares as are implied under Part 1 of the Law of Property Miscellaneous Provisions Act 1994 where a disposition is expressed to be made with full title guarantee, and the Purchaser shall purchase the Shares, in each case together with all rights attached to them at Completion (including the right to receive all distributions and dividends declared, paid or made in respect of the Shares after Completion) and free from all Third Party Rights. 2.2 Neither of the Seller nor the Purchaser will be obliged to complete the sale and purchase of any Shares unless the sale and purchase of all of the Shares is completed simultaneously. 3. CONDITIONS PRECEDENT TO COMPLETION The Conditions and responsibility for their satisfaction 3.1 The sale and purchase of the Shares pursuant to this Agreement is in all respects conditional upon those matters listed in Schedule 2 (Conditions to Completion) (each a “Condition” and, together, the “Conditions”). 3.2 Each of the Seller and the Purchaser undertakes to disclose in writing to the other anything which will or might reasonably be expected to prevent any of the Conditions from being fulfilled at or before 5.00 p.m. on the Long Stop Date within two (2) Business Days after it comes to their attention. Without prejudice to the generality of the foregoing, this includes disclosure of any indication that any Regulatory Authority may intend to withhold its approval of, or raise an objection to, or withdraw any licence or authorisation following, or impose a condition that would, if imposed, constitute a Burdensome Condition on or following, the sale and purchase of the Shares. Regulatory consents 3.3 The Purchaser undertakes to keep the Seller informed as to progress towards satisfaction of the Regulatory Conditions, as may be reasonably requested by the Seller, and undertakes to: (a) use its best endeavours, and shall procure that all persons who will acquire control (as defined in Schedule 2) of AMA shall use their best endeavours to secure the satisfaction of the Conditions in paragraph 1.1 and 1.3 of Schedule 2 as soon as practicable and in any event by the Long Stop Date;

28 (b) use its best endeavours, and shall procure that all persons who will acquire control (as defined in Schedule 2) of Argo Direct Limited shall use their best endeavours to secure the satisfaction of the Condition in paragraph 1.2 of Schedule 2 (Conditions to Completion) as soon as practicable and in any event by the Long Stop Date; (c) use its best endeavours, and shall procure that all persons who will acquire control (as defined in Schedule 2) of each Argo Corporate Member shall use their best endeavours to secure the satisfaction of the Condition in paragraph 1.3 of Schedule 2 (Conditions to Completion) as soon as practicable and in any event by the Long Stop Date; (d) use its best endeavours, and shall procure that all persons who will acquire control of ArgoGlobal Underwriting (Dubai) Limited shall use their best endeavours to secure the satisfaction of the Condition in paragraph 1.5 of Schedule 2 (Conditions to Completion) as soon as practicable and in any event by the Long Stop Date; (e) use its best endeavours to ensure that all relevant persons prepare and submit the notifications (including any business plan, schedules and other supplementary documentation to be appended thereto), at the Purchaser’s own cost, to the FCA, the PRA, Lloyd’s, and the DFSA and/or the MAS which are necessary to satisfy the Regulatory Conditions and (subject to any contrary request or direction of the PRA and/or the FCA (in the case of the Condition at paragraphs 1.1 and/or 1.2 of Schedule 2 (Conditions to Completion)) or the Lloyd’s (in the case of the Conditions at paragraph 1.3 and 1.4 of Schedule 2 (Conditions to Completion)), or the DFSA (in the case of the Condition at paragraph 1.5 of Schedule 2 (Conditions to Completion) by the date that is the later of the date that is: (i) twenty (20) Business Days from the date of this Agreement; or (ii) ten (10) Business Days from the date on which the Seller provides to the Purchaser all of the information in relation to the Target Group that is required by the Purchaser (acting reasonably) for this purpose; (f) notify the Seller (or advisers designated by the Seller), and to the extent permitted under Applicable Law provide copies of any material communications from any Regulatory Authority or other person in relation to obtaining any consent, approval or action required to effect the transactions contemplated hereby as soon as reasonably practicable; (g) to the extent permitted by Applicable Law provide the Seller (or advisers nominated by the Seller) with draft copies of all submissions and material communications to Regulatory Authorities in relation to obtaining any consent, approval or action at such time as will allow the Seller a reasonable opportunity to provide comments on such submissions and communications before they are submitted or sent and provide the Seller (or such nominated advisers) with copies of all such submissions and communications in the form submitted or sent;

29 (h) unless otherwise agreed by the Parties, where reasonably requested by the Seller, and where permitted by the Regulatory Authority concerned, use reasonable endeavours to procure permission for the attendance of persons nominated by the Seller at all material meetings (other than non-substantive scheduling or administrative calls or telephone calls initiated by a Regulatory Authority and not scheduled in advance) with the applicable Regulatory Authority in connection with the Regulatory Conditions, provided that to the extent that a meeting with any Regulatory Authority involves any confidential and/or commercially sensitive information relating to the Purchaser or any other individual or entity involved in the filing (including, without limitation, plans with respect to the Target Companies), the Purchaser shall seek to arrange for two separate meetings to be held with such Regulatory Authority, as follows: (i) the first meeting shall involve discussion of the said confidential and/or commercially sensitive information and shall be attended by the Purchaser only; and (ii) the second meeting shall involve discussion of the status of the relevant Regulatory Conditions but shall not involve any discussion of the said confidential and/or commercially sensitive information and the Seller shall be permitted to attend; (i) use its best endeavours to ensure that the Seller is provided with such information and co-operation as is reasonably necessary for the purpose of making any submissions, requests, and other communications in connection with the Regulatory Conditions, provided that notwithstanding anything to the contrary contained in this Agreement, none of the Purchaser nor any of the Purchaser’s Group nor any other person acquiring control (within the meaning, in each case, of that term as set out in Schedule 2) of any Target Company shall, without prejudice to the Purchaser’s obligations under Clause 3.4 below, be obligated to permit or suffer to exist any condition, limitation, restriction, or requirement of or imposed by a Regulatory Authority that, individually or in the aggregate with any other actions, conditions, limitations, restrictions or requirements of or imposed by any Regulatory Authority would result in a Burdensome Condition. 3.4 If either the Seller or the Purchaser becomes aware of any proposal by any Regulatory Authority to impose a condition in respect of any licence or authorisation or otherwise in respect of any Target Group Company that would, if imposed, constitute a Burdensome Condition, the Purchaser shall take all reasonable steps to avoid the imposition of such condition (or to alter or limit any condition actually imposed by such Regulatory Authority such that it does not constitute a Burdensome Condition) and the Seller shall and shall procure that each relevant member of the Seller’s Group shall provide such reasonable assistance and cooperation to the Purchaser as reasonably required provided that, in each case, neither the Purchaser nor the Seller shall be required to take any action to avoid or mitigate a Burdensome Condition (or a proposal to any Regulatory Authority to impose a Burdensome Condition) if such action would, or would reasonably be expected to have, an adverse economic effect on such party.

30 3.5 The Seller undertakes to keep the Purchaser informed as to progress towards satisfaction of the BMA Condition, as may be reasonably requested by the Purchaser, and undertakes to: (a) use its best endeavours to secure the satisfaction of the Bermuda Condition as soon as practicable and in any event by the Long Stop Date; (b) use its best endeavours to prepare and submit the notifications (including any business plan, schedules and other supplementary documentation to be appended thereto), at the Seller’s own cost, required by the BMA which are necessary to satisfy the BMA Condition and (subject to any contrary request or direction of the BMA) by the date that is twenty (20) Business Days from the date of this Agreement; (c) notify the Purchaser (or advisers designated by the Purchaser), and to the extent permitted under Applicable Law, provide copies of any material communications from the BMA or other person in relation to obtaining any consent, approval or action required to effect the BMA Condition; (d) to the extent permitted by Applicable Law, provide the Purchaser (or advisers nominated by the Purchaser) with draft copies of all submissions and material communications to the BMA in relation to obtaining any consent, approval or action at such time as will allow the Purchaser a reasonable opportunity to provide comments on such submissions and communications before they are submitted or sent and provide the Purchaser (or such nominated advisers) with copies of all such submissions and communications in the form submitted or sent; (e) unless otherwise agreed by the Parties, where reasonably requested by the Purchaser, and where permitted by the BMA, use reasonable endeavours to procure permission for the attendance of persons nominated by the Purchaser at all material meetings (other than non-substantive scheduling or administrative calls or telephone calls initiated by the BMA and not scheduled in advance) with the BMA in connection with the BMA Condition, provided that to the extent that a meeting with the BMA involves any confidential and/or commercially sensitive information relating to the Seller or any other individual or entity involved in the filing, the Seller shall seek to arrange for two separate meetings to be held with the BMA, as follows: (i) the first meeting shall involve discussion of the said confidential and/or commercially sensitive information and shall be attended by members of the Seller’s Group only; and (ii) the second meeting shall involve discussion of the status of the BMA Condition but shall not involve any discussion of the said confidential and/or commercially sensitive information and the Purchaser shall, where permitted by the BMA as above, be permitted to attend, for avoidance of doubt, neither the Purchaser nor any member of the Purchaser’s Group shall be entitled to attend any BMA supervisory college meeting between any member of the Retained Group and the BMA; and

31 (f) use its best endeavours to ensure that the Purchaser is provided with such information and co-operation as is reasonably necessary for the purpose of making any submissions, requests, and other communications in connection with the BMA Condition. 3.6 The Seller undertakes to keep the Purchaser informed as to progress towards satisfaction of the Conditions in paragraphs 2.2 to 2.6 of Schedule 2 (Conditions to Completion) and undertakes to use its best endeavours to procure the satisfaction of the Condition in paragraphs 2.2 to 2.6 of Schedule 2 as soon as practicable and in any event by the Long Stop Date. 3.7 The Seller shall use best endeavours (and shall procure that the other members of the Seller’s Group use best endeavours) to provide the Purchaser and any other relevant member(s) of the Purchaser’s Group with such information, access and cooperation (including from AMA for the purpose of the Purchaser making any regulatory notifications or other submissions in the context of the satisfaction of the Condition in paragraph 1.4 of Schedule 2) as is reasonably necessary for the purpose of making any regulatory notifications in connection with the Conditions in paragraphs 1.1 to 1.5 of Schedule 2 or with respect to any non-objection by the MAS in respect of the Purchaser (and any other person who will acquire control of ArgoGlobal Underwriting Asia Pacific Pte. Ltd. pursuant to this Agreement) acquiring control of ArgoGlobal Underwriting Asia Pacific Ptd. Ltd. 3.8 The Purchaser shall use best endeavours (and shall procure that the other members of the Purchaser’s Group use best endeavours) to provide the Seller and any other relevant member(s) of the Seller’s Group with such information as is reasonably necessary for the purpose of making any regulatory notifications in connection with the Conditions in paragraph 1.6 of Schedule 2. 3.9 In the event that the Seller or any member of the Seller’s Group is required to make any regulatory notifications in connection with the sale and purchase of the Shares that are additional to those set out in paragraphs 1.1 to 1.5 of Schedule 2 (Conditions to Completion), the Purchaser shall use best endeavours (and shall procure that the other members of the Purchaser’s Group use best endeavours) to provide the Seller and any other relevant member(s) of the Seller’s Group with such information and co-operation as is reasonably necessary for that purpose. 3.10 In the event that the Purchaser or any member of the Purchaser’s Group is required to make any regulatory notifications in connection with the sale and purchase of the Shares that are additional to those set out in paragraphs 1.1 to 1.5 of Schedule 2 (Conditions to Completion), the Seller shall use reasonable endeavours (and shall procure that the other members of the Seller’s Group use reasonable endeavours) to provide the Purchaser and any other relevant member(s) of the Purchaser’s Group with such information and co-operation as is reasonably necessary for that purpose. Information sharing 3.11 Subject to Clause 28.3, nothing in Clauses 3.3 to 3.8 (inclusive) shall require any Party to share information with another Party that it determines (acting reasonably) is commercially sensitive or which is privileged or where such disclosure is likely to give rise to a breach of Applicable Law. This shall not, however, limit the sharing of relevant

32 commercially sensitive information to external legal counsel on an external-counsel- only basis. Where a Party determines that any such commercially sensitive information is not relevant and decides not to share such information with the other Party, the first mentioned Party shall provide the other Party with a description of the nature of such information. Other Conditions 3.12 The Seller undertakes to use its (and procure that each member of the Seller’s Group use their) best endeavours to ensure the satisfaction of paragraphs 2.1 to 2.6 of Schedule 2 (Conditions to Completion) as soon as practicable and in any event by the Long Stop Date. Waiver / non-fulfilment of the Conditions 3.13 The Regulatory Conditions and the BMA Condition may only be waived, in whole or in part, by the written agreement of the Purchaser and the Seller. 3.14 The Conditions listed in paragraph 2.1 to 2.6 of Schedule 2 (Conditions to Completion) may be waived in whole or in part by the Purchaser. 3.15 If any of the Conditions are not fulfilled (or waived in accordance with Clauses 3.12 to 3.14) before 5.00 p.m. on the Long Stop Date then, unless otherwise agreed by the Purchaser and the Seller in writing, this Agreement shall automatically terminate at that time. 3.16 If this Agreement terminates in accordance with Clause 3.14, and without limiting any Party’s right to claim damages, all obligations of the Parties under this Agreement, other than pursuant to the Surviving Clauses shall end but, for the avoidance of doubt, all rights and liabilities of the Parties which have accrued before termination shall continue to exist. Notification to Lloyd’s Asia Administrator 3.17 The Seller shall notify the Lloyd’s Asia Administrator of the proposed change in the shareholding structure of ArgoGlobal Underwriting Asia Pacific Pte Ltd. resulting from the Transaction (the “Lloyd’s Asia Administrator Notice”) by the date that is twenty (20) Business Days from the date of this Agreement. 3.18 The Purchaser shall, and shall procure that each member of its Group shall, use its best endeavours to ensure that the Seller is provided with such information and co-operation as is reasonably necessary for the purpose of making any submissions, requests, and other communications in connection with the Lloyd’s Asia Administrator Notice. 4. CONDUCT OF THE TARGET GROUP’S BUSINESS BEFORE COMPLETION 4.1 Subject to Clause 4.2, the Seller shall, except as may be approved by the Purchaser (such approval not to be unreasonably withheld, conditioned or delayed), procure in respect of the Target Companies that, between the date of this Agreement and Completion:

33 (a) each Target Company will, in all material respects, carry on its business (including the business of Syndicate 1200) in a manner which is consistent with the practice of the previous 12 months (including processing and administering all claims in a timely manner) and in compliance with Applicable Law, insofar as the Seller reasonably understands such Applicable Law to apply as at the relevant time (provided that such reasonable understanding is consistent with the prevailing market practice at the relevant time of entities of a similar nature to the Target Company in the relevant territory with respect to the same Applicable Law); and (b) no relevant member of the Target Group will undertake any of the acts or matters listed in Schedule 7 (Conduct of Target Group’s Business Before Completion). 4.2 Clause 4.1 shall not operate so as to restrict or prevent: (a) any member of the Target Group entering into or amending any contract or commitment which terminates or is terminable in accordance with its terms by written notice of 12 months or less and which is not material in relation to any member of the Target Group (b) subject to the Seller procuring that a representative nominated by the Purchaser shall be entitled to attend each of AMA’s underwriting and reinsurance committees which may be a different representative in respect of each of the committees, any member of the Target Group entering into or amending any contract or commitment in respect of any (re)insurance contracts in the ordinary course of its business; (c) any matter reasonably undertaken by any member of the Target Group in the case of an emergency or disaster with the intention of and only to the extent of those matters required with a view to minimising any adverse effect of such situation (and of which the Purchaser will be promptly notified once the Seller is made aware of same and, in any event, within two (2) Business Days of the Seller becoming aware of same) and which the relevant Target Company considers reasonably necessary in the context of the emergency or disaster situation; (d) the termination of any Existing Intra-Group Agreement in accordance with Clause 14 (for the avoidance of doubt, excluding any Continuing Intra-Group Agreement); (e) the completion or performance of any obligation undertaken pursuant to any contract or arrangement entered into by or relating to any member of the Target Group prior to the date of this Agreement provided that, to the extent such contract or arrangement is a Material Contract, such Material Contract has been Disclosed in the Data Room; (f) any step reasonably taken by any Target Company or the Retained Group in accordance with the Migration Plan;

34 (g) any step reasonably taken by any Target Company to effect the reinsurance to close of: (i) the 2020 and prior years of account of Syndicate 1200; and/ or (ii) the 2020 year of account of Syndicate 1910, (iii) novation of the management of Syndicate 1910 and Syndicate 6117 to Ariel Re Managing Agency Limited, provided that, in each case, such action is taken in accordance with the terms of this Agreement; (h) any payment being made for or in respect of any Tax due and payable in accordance with Applicable Law; (i) any filing in respect of any Tax being made to comply with any requirement of any Tax Authority; (j) any matter expressly contemplated by the Share Purchase Documents or reasonably necessary to implement the transfer of the Shares to the Purchaser; (k) any matter being undertaken by any member of the Target Group at the written request, or with the prior written consent, of the Purchaser; or (l) any matter required in order to comply with Applicable Law by any member of the Target Group. 4.3 Access In the period from the date of this Agreement to the Completion Date, the Seller shall, to the extent permissible under Applicable Law, procure that the Purchaser and its Representatives are provided with such reasonable resources and assistance as may be necessary to prepare for the integration of the Target Companies into the Purchaser’s Group, including but not limited to: (a) keeping the Purchaser reasonably informed of any material developments in the business and affairs of the Target Group as a whole; (b) giving the Purchaser reasonable advance notice of meetings of boards of directors of each Target Group Company and permitting a representative of the Purchaser to attend all meetings of the board of AMA and (on reasonable request each other Target Group Company), except in each case to the extent that any such meeting relates to Syndicate 1910; and (c) allowing the Purchaser’s Representatives such access as is reasonably requested, upon reasonable notice and during Working Hours, to the books and records of each Target Company (including all statutory books, minute books, and leases) to the extent available. 4.4 Information, Lloyd’s Reporting, Correspondence with Regulatory Authorities and Senior Employees

35 (a) In the period from the date of this Agreement to the Completion Date, the Seller shall, to the extent permissible under Applicable Law, procure that the Purchaser and its Representatives are provided with the following information to the extent such information has been produced and is available (and subject to redaction of any confidential and/or commercially sensitive information): (i) the unaudited combined profit and loss accounts and balance sheet of the Target Group (if such profit and loss accounts and balance sheet are routinely produced by the Target Group), and the unaudited accounts for each of the Syndicates (if such unaudited accounts are routinely produced by each of the Syndicates), relating to each month during such period no later than the 28th day of the month following the month to which such accounts relate; (ii) the unaudited combined profit and loss accounts, balance sheet and statement of cash flows of the Target Group and each of the Syndicates relating to each quarterly period during such period no later than five weeks following the last day of such quarterly period; and (iii) any material correspondence with, and any material reports and submissions made to, the PRA, the FCA, Lloyd’s, MAS, the BMA or the DFSA relating to any Target Company regulated thereby. (b) In the period from the date of this Agreement to the Completion Date, the Seller shall: (i) provide to the Purchaser, to the extent produced and available, copies of: (A) Quarterly Monitoring Returns (“QMR”) as filed by AMA with Lloyd’s no later than five (5) Business Days after such QMR is filed with Lloyd’s; (B) any material correspondence with, and any material reports and submissions made to Regulatory Authorities relating to any Target Company; and (C) on a monthly basis, a Divisional Summary in a format substantially similar to the file located in folder 3.2.2.8 of the Data Room; and (ii) use reasonable endeavours to ensure that the Purchaser shall have reasonable access to the executive officers of the Target Group (and/or the Retained Group), and that they shall make themselves available to discuss and respond to any reasonable queries of the Purchaser in relation to the business of the Target Group (including Syndicate 1200); (iii) procure that the Purchaser and its advisers are given, upon reasonable notice to the Seller, and at the cost of the Purchaser, reasonable access to the Senior Employees of the Target Group for the purposes of agreeing retention arrangements with the Senior Employees of the Target Group which the Purchaser proposes to effect immediately following Completion.

36 4.5 Nothing in Clauses 4.5 to 4.6 (inclusive) shall require any Party to share information with another Party that it determines (acting reasonably) is commercially sensitive, which is privileged, that it determines (acting reasonably) to include personal information relating to any individual(s) or where such disclosure is likely to give rise to a breach of Applicable Law. This shall not, however, limit the sharing of relevant commercially sensitive information to external legal counsel on an external-counsel- only basis. 4.6 Go-forward Contracts and Third Party Consents (a) Subject to Clause 4.7, the Seller and the Purchaser shall agree prior to Completion a definitive version of the TSA, together with all documents required to be executed in connection with such agreement. (b) The Seller shall, and shall procure that the Seller’s Group shall, use reasonable endeavours to identify and obtain by Completion, all necessary Third Party Consents, including any that may be required by the terms of, or in order to provide the services contemplated by, the TSA, provided that: (i) upon the Seller’s request, the Purchaser shall provide to the Seller such assistance as the Seller may reasonably require to obtain any Third Party Consent, including negotiating the terms of any Third Party Consent; and (ii) the costs and expenses incurred by the Seller in obtaining any Third Party Consent shall be borne equally between the Purchaser and the Seller (such costs and expenses, the “Third Party Consent Costs”). The Parties acknowledge and agree that, prior to obtaining any Third Party Consent, an estimate of the applicable Third Party Consent Costs shall be notified by the Seller to the Purchaser in writing, and the Purchaser shall have the option to decline in writing to make payment of its share of the Third Party Consent Costs and, if applicable, exclude the relevant Service(s) from the TSA. 4.7 Migration Plan and Services Schedule under the TSA (a) The Seller and Purchaser shall, and shall cause their respective Affiliates and Representatives to, as soon as reasonably practicable following the date of this Agreement, discuss in good faith and cooperate and use reasonable endeavours to develop, agree and implement a process and timetable for AUA’s migration away from its use of the services under the TSA by implementing alternative internal services and processes (the “Draft Migration Plan”). (b) Notwithstanding the generality of Clause 4.7(a), and subject to Applicable Laws, each Party shall, and shall cause their respective Affiliates and Representatives to, use reasonable endeavours to review, revise and cooperate in good faith to finalise the Draft Migration Plan pursuant to Clause 7.2 of the TSA (such finalised plan, the “Migration Plan”). (c) The Seller and Purchaser shall, and shall cause their respective Affiliates and Representatives to, between the date of this Agreement and Completion, use all reasonable endeavours to work together in good faith to negotiate and complete the Services schedule under the TSA. The Parties agree that the finalised Service schedule under the TSA shall be exhaustive, other than those services identified

37 as Omitted Services, Ancillary Services and Excluded Services (as these terms are defined in the TSA), with: (i) a list of the Services as may be broken down by Service Category, other than those services identified as Omitted Services, Ancillary Services and Excluded Services (as these terms are defined in the TSA) to the extent that it is reasonably practicable to segregate them; (ii) service Term (as defined in the TSA) informed for each Service or Service Category; and (iii) any In-Flight Projects or planned projects as deemed necessary by Service Provider to effect the Migration Plan’s implementation. Such dependent In- Flight Projects or planned projects shall be paid for pursuant to the applicable Service Charges (as these terms are defined in the TSA). (d) Promptly after the date of this Agreement, the Parties shall each appoint a representative (each, a “TSA Representative”) that has sufficient skill, knowledge and experience with respect to the services under the TSA and the requisite power and authority to act on behalf of that Party in respect of all matters relating to the preparation of the Migration Plan and the finalisation of the Services Schedule and the TSA which shall sit on the TSA forum (“TSA Forum”). Any matter that cannot be resolved by the TSA Representatives within thirty (30) days from the day on which first discussed by the TSA Representatives shall be referred to the TSA Forum. If the TSA Forum fails to resolve the matter within ten (10) Business Days after referral to the TSA Forum, this will become a dispute (“Dispute”) to be resolved in accordance with Clause 4.7(e) of this Agreement (the “Dispute Resolution Procedure”). (e) The Dispute shall, in the first instance, be referred to the Chief Financial Officer (representing Seller) and Jack Kuhn (representing the Purchaser) (each, a “Senior Representative”), who shall cooperate in good faith to resolve such Dispute within ten (10) Business Days of the referral (the “Senior Representative Resolution Period”). Either Party may replace its Senior Representative at any time by providing the other Party with prior written notice, such replacement to be effective immediately upon receipt of such notice. 4.8 TPV/ PRI Claims Management Agreement and D&F/ Casualty Claims Management Agreement (a) The Seller and the Purchaser shall, and shall cause their respective Affiliates and Representatives to, between the date of this Agreement and Completion, use reasonable endeavours to work together in good faith to negotiate and finalise the TPV/ PRI Claims Management Agreement and the D&F/ Casualty Claims Management Agreement, in each case based on the terms of the TPV/ PRI Claims Management Agreement Principles and the D&F / Casualty Claims Management Agreement Principles respectively.

38 5. CONSIDERATION 5.1 The total consideration payable by the Purchaser to the Seller in connection with the sale of the Shares (the “Consideration”) shall be an amount in cash equal to the sum of the Base Consideration: (a) plus the amount (if any) by which the Completion Net Assets exceed the Base Net Assets; or (b) minus the amount (if any) by which the Completion Net Assets fall short of the Base Net Assets. 5.2 At Completion, the Purchaser shall pay to the Seller in cash an amount which is equal to the Base Consideration: (a) plus the amount (if any) by which the Estimated Completion Net Assets exceed the Base Net Assets; or (b) minus the amount (if any) by which the Estimated Completion Net Assets fall short of the Base Net Assets; (the “Completion Payment”). 6. COMPLETION 6.1 Completion shall take place: (a) via the electronic exchange of documents and signatures by electronic mail in portable document format (.pdf) on the last Business Day of the calendar month, in which the last in time of the Conditions listed in Schedule 2 (Conditions to Completion) is fulfilled (or waived by the Purchaser and the Seller in accordance with Clauses 3.12 to 3.14), PROVIDED THAT if the date on which the last such Condition shall have been fulfilled or waived is less than five (5) Business Days before the last Business Day of that calendar month, then Completion shall take place on the last Business Day of the next following calendar month, or (b) in such other manner, at a location, at such other time and/or on such other date as the Seller and the Purchaser may in writing agree. 6.2 At Completion, the Seller shall do those things listed in Part A (The Seller’s obligations) of Schedule 3 (Completion Arrangements) and the Purchaser shall do those things listed in Part B (Purchaser’s obligations) of Schedule 3 (Completion Arrangements). Completion shall take place in accordance with Part C (General) of Schedule 3 (Completion Arrangements) (the “Completion Obligations”). 6.3 If the Seller (on the one hand) or the Purchaser (on the other) fails to comply with any Material Completion Obligation, then the other Party shall be entitled (in addition to and without prejudice to any other rights and remedies that may be available to that Party) by written notice to the Party in default on the date Completion would otherwise have taken place, to:

39 (a) require Completion to take place so far as practicable having regard to the defaults which have occurred; or (b) notify the Party in default of a new date for Completion (being not more than ten (10) Business Days after the original date for Completion) in which case the provisions of this Clause 6 (other than this Clause 6.3) and Schedule 3 (Completion Arrangements) shall apply to Completion as so deferred but on the basis that such deferral may only occur once. 6.4 If the Seller (on the one hand) or the Purchaser (on the other): (a) complies with all its Material Completion Obligations, but fails to comply with any Completion Obligation that is not a Material Completion Obligation; or (b) fails to comply with any Material Completion Obligation, and the other Party exercises its rights under Clause 6.3(b) to require Completion to take place so far as practicable having regard to the defaults which have occurred, (c) then the other Party shall be required to proceed to Completion and, to the extent that any such obligation is not complied with at Completion, the defaulting Party shall (without affecting any other rights and remedies available to the other Party) ensure that such obligation is fulfilled as soon as practicable following Completion. 6.5 If in accordance with clause 6.3(b), Completion is deferred and at such deferred Completion a Party fails to comply with its Material Completion Obligations, the non- defaulting Party shall have the right to terminate this Agreement by written notice to the other Party, in which event neither Party nor any of its Affiliates shall have any claim under this Agreement of any nature against the other Party or its Affiliates (except in respect of any rights and liabilities which have accrued before termination or under any of the Surviving Clauses). If this Agreement is so terminated, neither Party nor any of their Affiliates shall have any claim under this Agreement of any nature against the other Party or its Affiliates (except in respect of any rights and liabilities which have accrued before termination or under any of the Surviving Clauses). 6.6 The Seller shall procure that the Inter-Company Payables and Inter-Company Receivables will be settled at par (or as otherwise contemplated by the Share Purchase Documents) prior to Completion. Without limiting the foregoing, and without prejudice to any other rights which the Parties may have under this Agreement, to the extent that any Inter-Company Payable or Inter-Company Receivable remains outstanding at Completion, the Parties shall cooperate to procure the settlement of such Inter- Company Payable or Inter-Company Receivable as soon as practicable after Completion. Without prejudice to any other rights which the Parties may have under this Agreement or otherwise in respect of any Inter-Company Payables or Inter- Company Receivables (including the right to the payment of any such amounts), for the purposes only of preparing the Completion Balance Sheet, the Parties acknowledge and agree that any such Inter-Company Payable or Inter-Company Receivable that remains outstanding at Completion shall be deemed to have been settled immediately prior to Completion.

40 7. COMPLETION BALANCE SHEET 7.1 The Completion Balance Sheet and the Net Assets Statement shall be prepared and agreed or determined (as the case may be) in accordance with Schedule 11 (Preparation of Completion Balance Sheet). 7.2 Following agreement or determination of the Completion Balance Sheet and the Net Assets Statement, if the amount of the Completion Net Assets: (a) exceeds the Estimated Completion Net Assets, the Purchaser shall (subject to Clause 7.3) pay to the Seller on or before the Adjustment Date an amount equal to the excess; or (b) is less than the Estimated Completion Net Assets, the Seller shall pay to the Purchaser on or before the Adjustment Date an amount equal to the shortfall. 7.3 Any payment due to the Purchaser under Clause 7.2 shall be made by electronic transfer to such account of the Purchaser as is notified to the Seller by the Purchaser no later than two (2) Business Days before the Adjustment Date. 7.4 Any payment due to the Seller under Clause 7.2 shall be made by electronic transfer to such account of the Seller as is notified to the Purchaser by the Seller no later than two (2) Business Days before the Adjustment Date. 8. WARRANTIES AND INDEMNITIES 8.1 Subject to Clauses 8.3 and to Clauses 10.1 to 10.4, 10.5 and 10.6: (a) the Seller warrants to the Purchaser that, each of the Warranties is accurate at the date of this Agreement; and (b) immediately prior to Completion the Seller shall be deemed to warrant to the Purchaser that each of the Fundamental Warranties is accurate, by reference to the facts and circumstances then existing at that time, on the basis that any express or implied reference in such warranties to the date of this Agreement shall be substituted by a reference to the Completion Date. 8.2 The Seller undertakes to indemnify the Purchaser in respect of those matters set out in, and on and subject to the terms of, Schedule 17 (Indemnities), with effect from Completion. 8.3 Except in the case of fraud, wilful misconduct or fraudulent misrepresentation by the Seller, any member of Retained Group, or any of their respective Representatives the Purchaser acknowledges that it does not rely on and has not been induced to enter into this Agreement on the basis of any warranties, representations, covenants, undertakings, indemnities or other statements, other than to the extent expressly provided in this Agreement and the other Share Purchase Documents. 9. TAX COVENANT 9.1 The provisions of Schedule 15 shall have effect from Completion.

41 10. SELLER’S LIMITATIONS ON LIABILITY Maximum Liability 10.1 The aggregate liability of the Seller in respect of all Warranty Claims shall not exceed: (a) in respect of any Fundamental Warranty Claims, an amount equal to the Consideration less any amounts recovered in respect of Fundamental Warranty Claims under the Warranty Insurance Policy; or (b) in respect of any Non-Fundamental Warranty Claims, $1. 10.2 Subject to Clause 10.4, the aggregate liability of the Seller in respect of all other Claims shall not exceed: (a) in respect of Tax Covenant Claims pursuant to Part B of Schedule 15 and subject to the limitations set out therein, an amount equal to the DTA Assumed Savings Amount; (b) in respect of any Tax Covenant Claims pursuant to Part A of Schedule 15, $1; (c) in respect of all other Claims, an amount equal to the Consideration. 10.3 Subject to paragraph 11 of Schedule 5, but otherwise notwithstanding anything to the contrary in this Agreement, the Purchaser confirms that its sole recourse for any Claim against the Seller for any amount in excess of the limit of the liability set out in Clause 10.1(b) (any such amount being an “Excess”) shall be against the Warranty Insurance Policy and, accordingly, the Purchaser shall have no right to, and shall not initiate or pursue any claim, proceeding, suit or action against the Seller in respect of any Excess. The Purchaser acknowledges and agrees that it shall be fully liable for any retention amount under the Warranty Insurance Policy with respect to any Excess and, accordingly, the Seller shall not be liable for any such amount. 10.4 The aggregate liability of the Seller in respect of all Claims for which the Seller is liable (including, for the avoidance of doubt, all legal and other professional fees and expenses payable by the Seller in respect of all such Claims) shall not exceed an amount equal to the Consideration. Disclosure 10.5 The Purchaser shall not be entitled to claim that any fact, matter or circumstance causes any of the Non-Fundamental Warranties to be breached if it has been Disclosed in the Disclosure Letter or in any document delivered with the Disclosure Letter. 10.6 The Purchaser shall not be entitled to claim that any fact, matter or circumstance causes any of the Fundamental Warranties to be breached if it has been Disclosed in (or, solely in respect of any reference to the Regulatory Conditions, pursuant to) the Disclosure Letter as a specific disclosure against the applicable Fundamental Warranty on the date of this Agreement. Recourse against certain Representatives

42 10.7 The Purchaser undertakes and agrees that (except in the case of fraud or fraudulent misrepresentation by the Seller, any member of the Retained Group, or any of their respective Representatives) it has no rights against, and shall not make any claim against, any Representative of any member of the Retained Group or any Representative of any member of the Target Group on whom it may have relied before agreeing to any term of, or to any term of any agreement or document entered into pursuant to, this Agreement or any other Share Purchase Document or entering into this Agreement or any other Share Purchase Document. Applicability of Schedule 5 (Limitations on liability) 10.8 The liability of the Seller, other than with respect to Indemnity Claims, is subject to the limitations set out in Schedule 5 (Limitations on liability), save that paragraphs 3, 4.1 and paragraph 7 of Schedule 5 (Limitations on liability) shall apply to Indemnity Claims. 11. PURCHASER WARRANTIES 11.1 The Purchaser warrants to the Seller that each of the Purchaser Warranties is accurate at the date of this Agreement. Immediately prior to Completion, the Purchaser shall be deemed to warrant to the Seller that each of the Purchaser Warranties is true, accurate and not misleading by reference to the facts and circumstances then existing at that time, on the basis that any express or implied reference in such warranties to the date of this Agreement shall be substituted by a reference to the Completion Date. 11.2 The liability of the Purchaser is subject to the limitations set out in Schedule 5 (Limitations on liability). 12. FURTHER UNDERTAKINGS Wrong pockets 12.1 If, following Completion, any member of the Purchaser’s Group becomes aware that it owns any property, asset or right which in the 12 months prior to Completion had been predominantly used in the businesses of the Retained Group, the Purchaser shall procure that such member of the Purchaser’s Group shall immediately inform the Seller of that fact. Thereafter, at the request of the Seller, the Purchaser undertakes to execute and/ or procure that the relevant member of the Purchaser’s Group executes such agreements or other documents as may be reasonably necessary to procure the transfer of any such property, asset or right to a member of the Retained Group nominated by the Seller, and the Seller shall each do all such things as are reasonably necessary to facilitate such transfer. Such property, asset or right shall be transferred for an amount equal to: (a) where such property, asset or right is material to the operation of the Target Business, including with respect to Syndicate 1200, the fair market value of such property, asset or right as at the Completion Date; (b) in any other case, the book value of such property, asset or right as at the Completion Date,

43 in each case, which amount shall be paid by the relevant member of the Retained Group to the relevant member of the Purchaser’s Group within ten (10) Business Days of the date of transfer of the property, asset or right. 12.2 If, following Completion, any member of the Retained Group becomes aware that it owns any property, asset or right which in the 12 months prior to Completion had been predominantly used in the businesses of the Target Group, the Seller shall procure that such member of the Retained Group shall immediately inform the Purchaser of that fact. Thereafter, at the request of the Purchaser, the Seller undertakes to execute and/ or procure that the relevant member of the Retained Group executes such agreements or other documents as may be reasonably necessary to procure the transfer of any such property, asset or right to a member of the Purchaser’s Group nominated by the Purchaser and the Purchaser shall do all such things as are reasonably necessary to facilitate such transfer. Such property, asset or right shall be transferred for an amount equal to: (a) where such property, asset or right is material to the operation of the business of the Retained Group, the fair market value of such property, asset or right as at the Completion Date; (b) in any other case, the book value of such property, asset or right as at the Completion Date, in each case, which amount shall be paid by the relevant member of the Purchaser’s Group to the relevant member of the Retained Group within ten (10) Business Days of the date of transfer of the property, asset or right. Finalisation of transaction documents 12.3 The Parties agree that, in the case of any Agreed Form documents which are in a “heads of terms” or “substantive draft” format as at the date of this Agreement, they will work together in good faith between the date of this Agreement and Completion to develop and finalise full Agreed Form versions of such documents as soon as possible after the date of this Agreement. Purchaser’s financial resources 12.4 The Purchaser warrants and undertakes to the Seller that: (a) as at the date of this Agreement, there is cash or assets available to the Purchaser’s Group sufficient to enable the Purchaser to fulfil its obligation to pay the Consideration and to replace FAL in accordance with Clause 12.12 (the “Purchaser Funds). (b) there are no events or circumstances of which the Purchaser is aware as to why there should not continue to be Purchaser Funds until Completion; and (c) the Purchaser will procure that, at or prior to Completion, it takes all steps necessary so as to ensure that the Purchaser is able to fulfil its obligation to pay the Consideration in accordance with the provisions of this Agreement.

44 Co-operation 12.5 Subject to Applicable Law and regulation, each Party undertakes to and agrees with the other Party that it shall, and shall procure that all other members of its Group shall, as well before as after Completion, provide the other Party with all such assistance (including access to and ensuring the provision and assistance by the Party’s professional advisers), information and documentation as the other Party and their advisers may reasonably request in connection with: (a) the reinsurance to close of the 2020 and prior years of account of Syndicate 1200; (b) the reinsurance to close of the 2020 year of account of Syndicate 1910; (c) the novation of the management of Syndicate 1910 and Syndicate 6117 to Ariel Re Managing Agency Limited, and (d) the release of the 1910 Letter of Credit to the extent not released at or prior to Completion. (“Cooperation Deliverables”). 12.6 The Seller undertakes and agrees with the Purchaser that: (a) with respect to the reinsurance to close contracts with respect to the 2020 and prior Years of Account of Syndicate 1200 and Syndicate 1910: (i) the terms of such agreements shall comply with Applicable Law, including without limitation, the reinsurance to close contract requirements set out in Lloyd’s Performance Management – Supplemental Requirements & Guidance (July 2020, or such version as is then in force at the date of execution of the agreement); and (ii) [***] (b) with respect to the proposed replacement of the excess of loss reinsurance contracts relating to Argo (No. 604) Limited's participation in Syndicate 1200 for the 2022 Year of Account and comprising part of the 2022 FAL provided to Lloyd's on behalf of Argo (No. 604) Limited (the “2022 XOL Stack”) with excess of loss reinsurance contracts with respect to the 2023 Year of Account (the “2023 XOL”); (i) any such replacement contracts (and associated FAL providers deed) shall comply with Applicable Law; (ii) [***] (iii) [***] (iv) [***]

45 (c) it shall, and shall procure that all other members of the Target Group and the Retained Group shall, as part of the process in respect of the Cooperation Deliverables, consult with the Purchaser and take account of the reasonable opinions of the Purchaser regarding the approach to and terms of the Cooperation Deliverables (including by providing the Purchaser with copies of the proposed agreements relating to the Cooperation Deliverables and taking account of the Purchaser’s reasonable comments prior to executing such agreements). Lloyd’s Syndicate Business Forecast 12.7 Except to the extent prohibited by Applicable Law or by a relevant Regulatory Authority, the Seller shall and shall procure that AMA (and the other members of the Target Group and the Retained Group) shall, acting reasonably and in good faith, consult with, involve and take account of the reasonable views of the Purchaser (as its designated representatives) in preparing the 2023 Year of Account syndicate business forecast for Syndicate 1200 (including, without limitation, involving the Purchaser (and its designated representatives) in meetings and correspondence with Lloyd’s). 12.8 The Seller shall and shall procure that AMA (and the other members of the Retained Group) shall not submit a 2023 Year of Account syndicate business forecast for Syndicate 1200 or otherwise act between the date of this Agreement and Completion such that it materially changes the level of FAL required to be provided with respect to the underwriting by Syndicate 1200, unless the Purchaser expressly agrees in writing. 2023 Year of Account FAL 12.9 The Parties acknowledge and agree that: (a) [***] (b) if Completion does not occur prior to Coming into Line for the 2023 YOA, FAL in respect of Syndicate 1200 for the 2023 Year of Account will be required to be provided by the Seller Group; and (c) the provision of FAL by the Purchaser in place of the Retained Group will follow as soon as reasonably practicable following Completion by the Purchaser replacing the Argo Group FAL. 12.10 [***] 12.11 [***] 12.12 [***] Replacement of Argo Group FAL 12.13 The Parties acknowledge and agree that the Purchaser shall be required to take all such reasonable actions within its power and control (as well before as after Completion) to ensure that, as soon as reasonably practicable after Completion, Lloyd’s releases to the Seller:

46 (a) that part of the Argo Group FAL provided to Lloyd’s by ARL on behalf of Argo (No. 604) Limited (the “Argo Cash FAL”); and (b) that part of the Argo Group FAL as is provided to Lloyd’s in the form of a letter of credit or letters of credit on behalf of Argo (No. 604) Limited (the “Argo 604 LOCs”). 12.14 To the extent that the Argo FAL is not released and/ or returned (as applicable) to the Seller by Lloyd’s at or by the next applicable quarterly return date following Completion (or, if Completion occurs within 15 Business Days prior to a quarterly return date, at or by the next following quarterly return date) (the “Reference FAL Release Date”) and to the extent that any such failure by Lloyd’s to release and/ or return (as applicable) any such Argo FAL at or by the Reference FAL Release Date is as a result of the Purchaser, or any member of the Purchaser’s Group (including, without limitation, Argo (604) Limited) failing to comply with its obligations pursuant to Clauses 12.13, 12.19 or otherwise to ensure that Argo (No. 604) Limited has sufficient FAL (when the Argo FAL is excluded) to meet any relevant requirement of Lloyd’s or Applicable Law) the Purchaser shall: (a) where such FAL is Argo Cash FAL (the “Held Back Argo Re FAL”), pay to ARL an amount equal to the amount of such Held Back Argo Re FAL provided that ARL undertakes (on terms reasonably acceptable to the Purchaser) to: (i) assign all of its rights to the Held Back Argo Re FAL to the Purchaser and grants to the Purchaser a first priority security interest in the Held Back Argo Re FAL; (ii) hold any Held Back Argo Re FAL received by it in trust for the Purchaser; and (iii) promptly pay to the Purchaser any such Held Back Argo Re FAL released by Lloyd’s and paid to ARL; and/ or (b) where such FAL is any Argo 604 LOC (the “Unreleased Argo 604 LOCs”), indemnify each member of the Seller’s Group for all reasonable costs and expenses including, for the avoidance of doubt, any fees charged in respect of each Unreleased Argo 604 LOC by the letter of credit provider, incurred with respect to Unreleased Argo 604 LOCs from the Reference FAL Release Date until such time as the relevant Unreleased Argo 604 LOC is released by Lloyd’s. Each Party undertakes to and agrees with the other Party that it shall, and shall procure that all other members of its Group shall, as well before as after Completion, provide the other Party with all such assistance (including access to and ensuring the provision and assistance by the Party’s professional advisers), information and documentation as the other Party and their advisers may reasonably request in connection with the release and repayment to ARL of the Argo Cash FAL and release of the Argo 604 LOCs. The Purchaser shall inform the Seller as soon as practicable if notified by Lloyd’s that the Argo FAL will not be released and/ or returned (as applicable) by Lloyd’s by the Reference FAL Release Date. 12.15 Any payment due to any member of the Seller’s Group under Clause 12.14 shall be made by electronic transfer to such account of the relevant member of the Seller’s Group as is notified to the Purchaser by the Seller. 12.16 In any case, the Purchaser shall use reasonable endeavours to procure that any Argo Re FAL the subject of a Lloyd’s Argo Group FAL Release that is returned or released (as

47 applicable) to Argo (No. 604) is returned to ARL within five Business Days of the relevant Lloyd’s Argo Group FAL Release. 12.17 Without prejudice to the generality of Clause 12.13, the Parties shall, and shall procure that their Groups shall, cooperate with each other and, acting reasonably and in good faith, work together to: (a) provide to Lloyd’s such information and documents as Lloyd’s may require for the Purchaser Group to replace the Argo Group FAL as soon as reasonably practicable following Completion; and (b) [***] 12.18 Where either: (a) any Argo Cash FAL following Completion but prior to the relevant Lloyd's Argo Group FAL release, is called upon to meet any Lloyd's Obligations, save in respect of any FAL provided as collateral pursuant to the D&F/Casualty Reinsurance Agreement; or (b) following Completion a Seller Group Company remains as guarantor of Argo (No. 604) Limited under the 2023 XOL (including in respect of any FAL providers deeds made in association therewith), or of any other constituent element of FAL provided in respect of Argo (No 604) Limited where the giving of such guarantee was given prior approval by the Purchaser, and such guarantee is called in respect of Argo (No. 604) Limited's obligations thereunder, the Purchaser agrees to pay to the Seller an amount equal to any amount referred to in (a) or (b) above at the date of the next Lloyd's Argo Group FAL Release provided that it is acknowledged and agreed that the amount of Argo Group FAL shall be reduced by the amount called under (a) above and any payment by the Purchaser under(a) above shall reduce the amount of the Argo Group FAL that is the subject of the Purchaser’s obligations under Clause 12.13. 12.19 The Seller acknowledges and agrees that Lloyd’s main relationship is with the 2022 YOA Active Argo Corporate Members and the Seller shall (prior to Completion) facilitate the Parties, through the 2022 YOA Active Argo Corporate Members, liaising with Lloyd’s regarding the replacement of the Argo Group FAL. 12.20 As soon as reasonably practicable following Completion: (a) the Parties shall provide (or shall procure that their respective Group provides) to Lloyd’s such executed deeds and/or signed documents as Lloyd’s may reasonably require with respect to the Argo Group FAL replacement process; (b) the Parties shall execute and deliver relevant FAL providers’ deed(s) and obtain applicable Lloyd’s comfort letters; and (c) the Purchaser shall procure the delivery to Lloyd’s of cash, assets, letters of credit and/or guarantees in each case acceptable to Lloyd’s as Funds at Lloyd’s

48 in such amount as Lloyd’s reasonably requires to release and replace the Argo Group FAL. Cessation of underwriting outside of deal perimeter 12.21 [***] 12.22 [***] Cessation of Fronting Arrangements 12.23 [***] Regulatory approvals and notifications with regards to new appointments 12.24 The Purchaser and the Seller shall (and the Seller shall procure that the Target Companies shall) collaborate in order to submit the relevant applications, obtain the relevant regulatory approvals and make the necessary notifications required under the Applicable Laws with regard to the appointments set out under paragraphs 1.9(a) and 1.10(a) of Part A of Schedule 3. 13. RESTRICTIVE COVENANTS Non-Solicitation 13.1 Subject to Clause 13.2, the Seller undertakes to the Purchaser that it shall not, and shall procure that each of its Relevant Affiliates and their Representatives shall not, between the date of this Agreement and the Completion Date and during the period of two (2) years from the Completion Date, (i) hire, employ or otherwise engage; or (ii) directly or indirectly solicit or contact with a view to his or her engagement or employment by a member of the Retained Group, (a) any senior management-level employee of any Purchaser Group entity or (b) any employee of any Purchaser Group entity (including AUA) with whom the Seller or its Relevant Affiliates have had substantial contact in connection with the transactions contemplated by this Agreement, except to the extent expressly required or permitted by any Share Purchase Document. 13.2 Nothing contained in this Agreement shall preclude or restrict the Seller or its Relevant Affiliate from: (a) engaging in general solicitations, through third-party recruiters or otherwise, not directed at such employees described in Clause 13.1; (b) hiring, employing or otherwise engaging any person who has responded to a bona fide recruitment advertisement or other solicitation (whether through a recruitment agency or otherwise) not specifically targeted at such person; or (c) soliciting the services of any such person whose employment with the Purchaser’s Group has been terminated for a period of at least six months prior to the first contact with such person. Non-Competition 13.3 From the Completion Date until the second (2nd) anniversary of the Completion Date (the “Non-Compete Period”), the Seller agrees not to, and shall cause each of its Relevant Affiliates not to, directly or indirectly, solicit, induce or persuade or attempt to solicit, induce or persuade any Producer or other person through which Insurance

49 Contracts were written, marketed, produced, sold or solicited during the 12 months preceding the Completion Date to alter, terminate, restrict or avoid entering into any business relationship or dealings with the Purchaser or any of its Affiliates (including any Target Company after Completion). 13.4 During the Non-Compete Period, the Seller shall not, and shall cause each of its Relevant Affiliates not to, directly or indirectly, engage in a business that competes with the business of the Target Group as conducted as at the date of this Agreement (the “Competing Business”), save that any member of the Retained Group shall be entitled to provide FAL as part of a consortium at Lloyd’s in the ordinary course of business up to a limit of 20% of a Member’s FAL required to be provided with respect to the underwriting by that Member. Notwithstanding the foregoing, and without the implication that the following activities otherwise would be subject to the provisions of this Clause 13.4, nothing in this Agreement shall preclude, prohibit or restrict the Seller or any of its Relevant Affiliates from engaging, or require the Seller or any of its Relevant Affiliates not to engage, in any manner in any of the following: (a) making investments in the ordinary course of business, including in a general or separate account of an insurance company, directly or indirectly, in a person engaged in the Competing Business; provided, that each such investment is a passive investment of less than fifteen percent (15%) of the outstanding securities of such person and where neither the Seller nor any of its Relevant Affiliates has the ability to control any such entity; (b) selling any of its assets or businesses to any person; (c) acquiring, merging or combining with any business, person or assets that would otherwise violate the restrictions of this Clause 13.4 after the Completion Date (an “After-Acquired Business”) and following such acquisition, merger or combination, operating such After-Acquired Business; provided, that as of the date of such acquisition, merger or combination, the net operating revenue from such Competing Business constituted no more than fifteen percent (15%) of the total net operating revenue of such After-Acquired Business on a consolidated basis (measured in accordance with the accounting principles principally applicable to such After-Acquired Business) for the most recent fiscal year value; provided, further, that following such acquisition, merger or combination, no Competing Business undertaken by such After-Acquired Business shall represent, in any fiscal quarter during the three (3) year period following the Completion Date, more than fifteen percent (15%) of the net operating revenue on a consolidated basis of such After-Acquired Business; or (d) those business lines set out in Schedule 16 (Business Lines) to the extent carried on by the Retained Group immediately prior to the date of this Agreement. General 13.5 The Parties acknowledge and confirm that the provisions of Clauses 13.1 to 13.4 are reasonable in all the circumstances and any breach of Clauses 13.1 to 13.4 would have a material impact on the Purchaser’s Group (or the relevant member(s) of the Purchaser Group), and therefore the provisions of Clauses 13.1 to 13.4 are wholly reasonable as to scope, nature and duration to protect the legitimate interests of the Purchaser Group.

50 The Parties acknowledge that the acceptance of these provisions by the Seller is a material inducement for the Purchaser’s entry into this Agreement. 13.6 Each covenant contained in Clauses 13.1 to 13.4 shall be construed as separate and severable and if any such covenant is held to be unenforceable in whole or part for any reason, the remaining covenants shall continue to bind Seller, and if such covenants would be valid if part of the wording thereof were deleted or the periods thereof reduced, the said restriction shall apply with such modifications as may be necessary to make them valid and effective. 13.7 The Parties acknowledge that damages may not be an adequate remedy for breach of Clauses 13.1 to 13.4, in which case the relevant Party may seek an injunction or such other equitable relief as a court of competent jurisdiction may see fit to award to enforce such covenants. 14. TERMINATION OF INTRA-GROUP AGREEMENTS 14.1 It is each Party’s intention that on or before the Completion Date all Existing Intra- Group Agreements, should be terminated. 14.2 Accordingly: (a) the Seller shall procure the termination of all Existing Intra-Group Agreements with effect from the Completion Date (or a date prior to the Completion Date as the Seller may deem fit, provided that such prior termination shall not have an adverse effect on any Target Company) without any break-fees or any other payments being payable on account of such termination by any Target Company; (b) to the extent that any Existing Intra-Group Agreement is found at any time after the Completion Date not to have been terminated in accordance with Clause 14.2(a) above (each such agreement being a “Surviving Intra-Group Agreement”): (i) the Party becoming aware of the Surviving Intra-Group Agreement shall inform the other Party without delay; (ii) the Purchaser shall procure that each relevant Target Company, as applicable shall, at the request of the Seller agree to the termination of any Surviving Intra- Group Agreement with effect from the Completion Date provided that (i) no break fees or any other payments are payable by any Target Company (as the case may be) on account of such termination, and (ii) the provisions of Clause 14.2(b)(iii) are reflected in any related termination agreement; and (iii) the Seller shall, and shall procure that each member of the Seller’s Group shall, agree to the termination of any Surviving Intra-Group Agreement as soon as practicable on the basis that (A) no break fees or any other payments are payable by any Target Company (as the case may be) on account of such termination, and (B) the provisions of Clause 14.2(b)(iii) are reflected in any related termination agreement.

51 For the avoidance of doubt, no action taken by the Seller pursuant to Clause 14.2(b)shall release Seller from its obligations set forth in Clause 14.2(a) , and the Purchaser shall retain the right to enforce the rights and remedies otherwise available to the Purchaser under this Agreement in respect of any failure of Seller to comply with its obligations under Clause 14.2(a). 15. TERMINATION 15.1 Save as set out in Clauses 3.15, 6.5 and 15.2, and except in the case of repudiatory breach, fraud or fraudulent misrepresentation on the part of the other Party, no Party shall be entitled to terminate or rescind this Agreement in any circumstances whatsoever (whether before or after Completion). 15.2 The Purchaser may terminate this Agreement (other than the Surviving Clauses) by notice to the Seller if any of the Regulatory Conditions becomes impossible to satisfy before the Long Stop Date and, if it is a Regulatory Condition which can be waived by a party, has not been waived within five (5) Business Days of such Regulatory Condition becoming impossible to satisfy. 15.3 If the Purchaser terminates this Agreement under Clause 15.2, neither party shall have any claim of any nature against the other party under this Agreement (except in respect of any rights and liabilities which have accrued before termination or under any of the Surviving Clauses). 15.4 The Seller undertakes to disclose as soon as practicable to the Purchaser in writing any breach, matter, event, condition, circumstance, fact or omission of which any member of the Target Group and the Retained Group is or becomes aware that may give rise to a right of termination under Clause 15.2. 16. INTELLECTUAL PROPERTY AND BUSINESS INFORMATION 16.1 If a member of the Target Group owns on or after Completion any Intellectual Property or rights in Business Information which in the year prior to Completion related to the business of the Retained Group: (a) To the extent that such Intellectual Property or rights in Business Information relate primarily to the business of the Retained Group (the “Retained Group Shared IP”), (i) the Purchaser shall procure that such Retained Group Shared IP is transferred to the Seller or a company nominated by the Seller for nominal consideration as soon as practicable after becoming aware of the ownership of such rights and, pending such transfer, the Purchaser shall procure that the relevant member of the Target Group shall hold such Intellectual Property and/ or rights in Business Information on trust for the Seller. (ii) The Seller (or the company nominated by the Seller in accordance with Clause 16.1(a)(i)) shall hereby grant to the Purchaser a non-exclusive, worldwide, perpetual, irrevocable, transferable, sublicensable, paid-up, and royalty-free right and licence to use and practice the Retained Group Shared IP solely in connection with the Target Business including with respect to Syndicate 1200,

52 as conducted as of Completion, and any natural or reasonably foreseeable expansions thereof. AUA shall cause its sublicensees to use reasonable care to maintain and protect the trade secrets included in the Retained Group Shared IP. (b) To the extent that such Intellectual Property or rights in Business Information do not relate predominantly to the business of the Retained Group, the Purchaser shall procure that the relevant Target Company shall grant, and does hereby grant on behalf of such member of the relevant Target Company, to the Seller a non-exclusive, worldwide, perpetual, irrevocable, transferable, sublicensable, paid-up, and royalty-free right and licence to use and practice such Intellectual Property or rights in Business Information solely in connection with the business of the Retained Group, as conducted as of Completion, and any natural or reasonably foreseeable expansions thereof. The Seller shall cause its sublicensees to use reasonable care to maintain and protect the trade secrets included in any such Intellectual Property or rights in Business Information. 16.2 Subject to Clause 16.3, if a member of the Retained Group owns on or after Completion any Intellectual Property or rights in Business Information which in the year prior to Completion related to the Target Business (including with respect to Syndicate 1200): (a) to extent that such Intellectual Property or rights in Business Information relate predominantly to the Target Business or to Syndicate 1200 (the “Target Group Shared IP”): (i) the Seller shall procure that such Target Group Shared IP is transferred to AUA or a company nominated by the Purchaser for nominal consideration; (ii) as soon as practicable after becoming aware of the ownership of such Target Group Shared IP and, pending such transfer, the Seller shall, or shall procure that the relevant member of the Retained Group (as applicable) shall, hold such Intellectual Property and/ or rights in Business Information on trust for AUA; and (iii) the Purchaser shall procure that AUA (or company nominated by the Purchaser in accordance with Clause 16.2(a)(i)) hereby grant to the Seller a non-exclusive, worldwide, perpetual, irrevocable, transferable, sublicensable, paid-up and royalty-free right and licence to use and practice the Target Group Shared IP solely in connection with the business of the Retained Group, as conducted as of the Completion, and any natural or reasonably foreseeable expansions thereof. The Seller shall cause its sublicensees to use reasonable care to maintain and protect the trade secrets included in the Target Group Shared IP. (b) to extent that such Intellectual Property or rights in Business Information do not relate predominantly to the Target Business or to Syndicate 1200, the Seller shall procure that the relevant member of the Retained Group shall grant, and does hereby grant on behalf of such member of the relevant Target Company, to the Purchaser a non-exclusive, worldwide, perpetual, irrevocable, transferable, sublicensable, paid-up and royalty-free right and licence to use and practice such Intellectual Property or rights in Business Information, solely in connection with the Target Business or to Syndicate 1200, as applicable, as conducted as of the Completion, and any natural or reasonably foreseeable

53 expansions thereof. The Purchaser shall cause its sublicensees to use reasonable care to maintain and protect the trade secrets included in any such Intellectual Property or rights in Business Information. 16.3 The Purchaser hereby undertakes to the Seller to procure that by no later than ten (10) Business Days after Completion, the Target Companies shall pass all required resolutions to change their corporate name to a name which does not contain the name “Argo” or “Argo Group”. For the avoidance of doubt, the Seller hereby agrees that the Target Companies shall be entitled to use their existing corporate name pending such name change in accordance with this Clause 3. 16.4 Subject to Clause 3, the Purchaser acknowledges and agrees that nothing in this Agreement shall transfer or license, or shall operate as an agreement to transfer or license, any right, title or interest in or to the name “Argo” or “Argo Group” or any associated logo or device which the members of the Retained Group own or use, or any confusingly similar name or mark (the “Retained Group Marks”). 16.5 Subject to Clause 3, following Completion, the Purchaser shall not, and shall procure that no member of the Purchaser’s Group shall, hold itself out as being part of or in any way connected with either the Retained Group. Nothing in this Agreement shall require the Purchaser Group to cease its use of the Retained Group Marks in connection with the Target Business or Syndicate 1200: (a) in any non-trademark use that is factually accurate; (b) to convey to customers or the public that the Target Business or Syndicate 1200 is no longer associated with the Retained Group; (c) to reference historical details regarding the Target Business or Syndicate 1200; (d) in internal materials that were created prior to Completion; and (e) in any other manner that would not constitute infringement of the Retained Group Marks. 17. INSURANCE 17.1 The Purchaser acknowledges and agrees that the Seller shall be entitled to arrange for all insurance provided by the Retained Group in relation to any member of the Target Group (whether under policies maintained with third party insurers or other members of the Retained Group) to cease upon Completion. 17.2 With respect to events or circumstances relating to the Target Companies that occurred or existed prior to the Completion Date that are covered by occurrence-based or claims- made third-party insurance policies that run to the benefit of the Target Companies, the Parties acknowledge and agree that the Target Companies may make claims under such policies, and that the Seller and its Affiliates shall assist the applicable Target Company in making such claims as may reasonably be requested by the Purchaser or the applicable Target Company, at the Purchaser’s or applicable Target Company’s cost and expense (including providing reasonable access to information regarding such insurance policies and the claims previously made thereunder, including exposure, quantum of loss and policy information but without any obligation to provide any confidential or commercially sensitive information as to the events, circumstances or matters the subject of such previous claims); provided that the Target Companies shall not be permitted to make any such claims if, and to the extent that, such claims are covered by insurance policies sponsored by the Purchaser or any of its Affiliates (including, after Completion, the Target Companies). Any claim recovery proceeds received by the Seller or any of its Affiliates from its insurers after Completion for

54 third-party claims under such third-party insurance policies with respect to losses resulting from such occurrences occurring prior to the Completion Date in respect of the Target Companies shall be for the benefit of the Purchaser. 18. EMPLOYEES 18.1 The provisions in Schedule 8 (Employment) shall apply in relation to the Employees. 19. REINSURANCE PROTOCOLS 19.1 Each Party shall comply with the provisions of Schedule 14 (Reinsurance Protocols). 20. ACCESS 20.1 The Purchaser acknowledges that the Seller and each other member of the Retained Group may need access from time to time after Completion, where required by Tax Authorities or Regulatory Authorities or where required for the preparation of accounts in relation to the Seller’s previous direct or indirect ownership of any member of the Target Group (“Permitted Purposes”), to information held by a Target Group Company to the extent such records and information pertain to events occurring prior to Completion, and accordingly the Purchaser agrees that it shall cause each Target Company to: (a) properly retain and maintain such records until the date that is seven (7) years after Completion; and (b) upon being given reasonable notice by the Seller and subject to the Seller giving such undertaking as to confidentiality and reasonable use as the Purchaser shall reasonably require, to allow such Seller and other members of the Seller’s Group and their respective directors, officers, employees, agents, auditors and representatives to inspect, review and, at the cost of such Seller make copies of such records and information for and only to the extent necessary for such Permitted Purposes. 21. EFFECT OF COMPLETION Any provision of this Agreement and any other document referred to in it that is capable of being performed after but which has not been performed at or before Completion and all warranties, indemnities and covenants and other undertakings contained in or entered into pursuant to this Agreement shall remain in full force and effect notwithstanding Completion. 22. REMEDIES AND WAIVERS 22.1 Except as provided in Schedule 5 (Limitations on liability), no delay or omission by any Party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement or any other documents referred to in it shall: (a) affect that right, power or remedy; or (b) operate as a waiver of it.

55 22.2 The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not, unless otherwise expressly stated, preclude any other or further exercise of it or the exercise of any other right, power or remedy. 23. ASSIGNMENT 23.1 Subject to the other provisions of this Clause 23 (Assignment), this Agreement will be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties. 23.2 No Party shall, without the prior written consent of the other Party: (a) assign, or purport to assign, whether by operation of law or otherwise, all or any part of the benefit of, or its rights or benefits under, this Agreement (together with any causes of action arising in connection with it); (b) make a declaration of trust in respect of or enter into any arrangement whereby it agrees to hold in trust for any other person all or any part of the benefit of, or its rights or benefits under, this Agreement; or (c) sub-contract or enter into any arrangement whereby another person is to perform any or all of its obligations under this Agreement. 23.3 Any attempted or purported assignment, declaration of trust, sub-contract or other transfer in violation of this Clause 23 (Assignment) shall be void ab initio. 24. FURTHER ASSURANCE Each Party, on being reasonably required to do so by the other Party and at the expense of the requesting Party, shall (insofar as it is able to do so) do or procure the doing of all acts and/ or execute or procure the execution of all documents as the other Party may reasonably consider necessary to implement and give effect to this Agreement and to secure to each of the Parties the full benefit of the rights, powers and remedies conferred upon them under this Agreement. 25. ENTIRE AGREEMENT 25.1 The Share Purchase Documents constitute the whole and only agreement between the Parties relating to the sale and purchase of the Shares. 25.2 Each Party acknowledges and agrees that: (a) in entering into any of the Share Purchase Documents on or after the date of this Agreement it is not relying upon any pre-contractual statement which is not expressly repeated in the Share Purchase Documents; (b) it shall have no right of action against the other Party arising out of or in connection with any pre-contractual statement except to the extent that it is expressly repeated in this Agreement; (c) except as otherwise expressly provided for in the Share Purchase Documents, its only right or remedy in connection with this Agreement or any other Share

56 Purchase Documents shall be for breach of this Agreement or the relevant Share Purchase Documents)); (d) except as otherwise expressly set out in this Agreement, all warranties implied by law in any jurisdiction (whether by statute, or otherwise) in relation to the sale of the Shares are excluded to the fullest extent permitted by law or, if incapable of exclusion, any rights or remedies in relation to them are irrevocably waived; and (e) nothing in this Clause 25.2 shall exclude or limit any liability for fraud or fraudulent misrepresentation or, in respect of Clause 25.2(a) and (b) only, wilful misconduct. 25.3 For the purposes of this Clause 25 (Entire agreement), “pre-contractual statement” means any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of the Share Purchase Documents made or given by any person at any time prior to the date of this Agreement. 25.4 If there is any conflict between the terms of this Agreement and any other Share Purchase Documents, this Agreement shall, save as expressly provided otherwise in such Share Purchase Documents, prevail (as between the Parties to this Agreement and as between any members of the Seller’s Group on the one hand and any members of the Purchaser’s Group on the other). 25.5 No variation of this Agreement shall be effective unless it is in writing (which, for this purpose, does not include email) and signed by or on behalf of each of the Parties. For this purpose, a variation to this Agreement shall include any addition, deletion, modification, supplement or replacement, however effected. 26. NOTICES 26.1 Except where expressly stated otherwise, a notice under this Agreement shall only be effective if it is in writing. Email is permitted. 26.2 Notices under this Agreement shall be sent to a Party at its address and for the attention of the individual set out below:

57 Party and title of individual Address For the attention of Email address(es) Seller 90 Pitts Bay Rd. Pembroke Bermuda HM08 Scott Kirk Allison Kiene Scott.Kirk@argolimit ed.com allison.kiene@argogr oupus.com Purchaser 1 Park Circle | Westfield Center OH 44251 Frank A. Carrino FrankCarrino@westfi eldgrp.com with a copy (which shall not constitute notice) to: Sidley Austin LLP One South Dearborn, Chicago IL 60603 Perry Shwachman Sean Carney James Phythian-Adams pshwachman@sidley. com scarney@sidley.com jphythianadams@sidl ey.com PROVIDED THAT a Party may change its notice details on giving notice to the other Party of the change in accordance with this Clause 26 (Notices). That notice shall only be effective on the day falling five (5) clear Business Days after the notification has been received or such later date as may be specified in the notice. 26.3 Any notice given under this Agreement shall, in the absence of earlier receipt, be deemed to have been duly given as follows: (a) if delivered personally, on delivery; (b) if sent by first class inland post, two (2) clear Business Days after the date of posting; (c) if set by airmail, six (6) clear Business Days after the date of posting; and (d) if sent by email, when sent provided no error message is received by the sender. 26.4 Any notice given under this Agreement outside Working Hours in the place to which it is addressed shall be deemed not to have been given until the start of the next period of Working Hours in such place. 26.5 The provisions of this Clause 26 (Notices) shall not apply in relation to the service of Service Documents.

58 27. ANNOUNCEMENTS 27.1 No announcement concerning the sale of the Shares or any ancillary matter shall be made by any Party without the prior written approval of the other Party (such approval not to be unreasonably withheld, conditioned or delayed). This Clause 27.1 does not apply in the circumstances described in Clause 27.2. 27.2 A Party may make an announcement concerning the sale of the Shares or any ancillary matter if required by: (a) Applicable Law; (b) any securities exchange or Regulatory Authority or any Tax Authority to which that Party is subject or submits, wherever situated, including the PRA, FCA and/or the Council of Lloyd’s whether or not the requirement has the force of law, in which case (where reasonably practicable and not otherwise prohibited by Applicable Law) the Party concerned shall take all such steps as may be reasonable and practicable in the circumstances to agree the contents of the announcement with the other Party before making the announcement. 27.3 The restrictions contained in this Clause 27 (Announcements) shall continue to apply after Completion or the termination of this Agreement without limit in time. 28. CONFIDENTIALITY 28.1 Subject to Clause 27 (Announcements) and Clause 28.2: (a) each Party shall treat as confidential and not disclose or use any information received or obtained as a result of entering into or performing the Share Purchase Documents which relates to: (i) the provisions of this Agreement; or (ii) the negotiations relating to this Agreement; (b) the Purchaser shall treat, and shall procure that each member of the Purchaser’s Group shall treat, as confidential and not disclose or use any information concerning any member of the Retained Group (and, prior to Completion, the Target Group) obtained or received as a result of the negotiation and entering into of the Share Purchase Documents; and (c) the Seller shall treat, and shall procure that each member of the Retained Group shall treat, as confidential and not disclose or use any information obtained or received concerning any member of the Purchaser’s Group or the Target Group, including as a result of the negotiation and entering into of the Share Purchase Documents. 28.2 Notwithstanding the provisions of Clause 28.1, a Party may disclose or use any such confidential information if and to the extent:

59 (a) required by Applicable Law of any relevant jurisdiction or for the purposes of any Proceedings; (b) required by any securities exchange or Regulatory Authority, Competition Authority or any Tax Authority to which that Party is subject or submits, wherever situated, including the FCA, the PRA and/or the Council of Lloyd’s, whether or not the requirement for information has the force of law; (c) required to vest the full benefit of any Share Purchase Document in that Party; (d) where permitted by the Regulatory Authority concerned, permit authorised representatives of the other Party to be present at each meeting, conference or telephone/ video call, to make oral submissions at such meetings, and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Regulatory Authority in connection with such request or proceeding; (e) the disclosure is made to the debt financiers (or potential debt financiers) of that Party on a need to know basis and provided they have a duty or a contractual obligation to keep such information confidential on a no less onerous basis than the provisions of this Agreement or otherwise on a basis consistent with applicable market practice; (f) the information has come into the public domain through no fault of that Party; (g) for the purpose of arranging insurance cover in relation to the Target Group Companies on and from Completion, PROVIDED THAT the recipients have a duty or a contractual obligation to keep such information confidential on a no less onerous basis than the provisions of this Agreement; (h) the disclosure is to a Tax Authority and is reasonably required for the purpose of dealing with (in the case of a disclosure by the Purchaser) the Tax affairs of any member of the Purchaser’s Group or (in the case of a disclosure by the Seller) the Tax affairs of any member of the Seller’s Group; or (i) the other Party has given prior written consent to the disclosure (such consent not to be unreasonably withheld, conditioned or delayed), PROVIDED THAT any such information disclosed pursuant to Clause 28.2(a) or 28.2(b) shall be disclosed (where reasonably practicable and not otherwise prohibited by Applicable Law) only after notice has been given to the other Party of such requirement with a view to providing the other Party with the opportunity to contest such disclosure or use or otherwise agreeing the content and timing of such disclosure. 28.3 Where any obligation on the Purchaser (including in relation to any other member of the Purchaser’s Group) or the Seller (including in relation to any other member of the Seller’s Group) to provide information or assistance pursuant to this Agreement is subject to confidentiality restrictions agreed with the relevant Regulatory Authority or any other relevant person, or pursuant to Applicable Law or legal or other professional privilege, the Purchaser shall (and shall procure that the relevant member of the Purchaser’s Group shall) seek to provide such information as necessary or the Seller

60 shall (and shall procure that the relevant member of the Seller’s Group) shall seek to provide such information as necessary to comply with its obligations under this Agreement by: (a) using its reasonable endeavours to obtain the consent of the relevant Regulatory Authority or other relevant person to provision of the information or assistance; and (b) agreeing to provide privileged material to the relevant person, PROVIDED THAT that person has entered into an undertaking on terms acceptable to the provider relating to the terms on which it will receive and hold such information so as to not lose the benefit of the privilege. 28.4 The Confidentiality Agreement shall continue in full force and effect notwithstanding execution of this Agreement and shall terminate on Completion without prejudice to any accrued rights and liabilities. 28.5 The restrictions contained in this Clause 28 (Confidentiality) shall continue to apply after Completion or the termination of this Agreement without limit in time. 29. COSTS, EXPENSES AND PAYMENTS 29.1 Except as otherwise stated in this Agreement or the other Share Purchase Documents, each Party shall pay its own costs and expenses in relation to the negotiations leading up to the sale and purchase of the Shares and the preparation, execution and carrying into effect of this Agreement and the other Share Purchase Documents. 29.2 All stamp, transfer, registration and other similar taxes, duties and charges (including any notaries’ fees) payable in connection with the transfer of the Shares under this Agreement shall be paid by the Purchaser. 29.3 Unless otherwise expressly provided, if anything done under this Agreement is a supply or service on which VAT is chargeable, the recipient of that supply or service shall pay to the maker of it (in addition to any other amounts payable under this Agreement) an amount equal to any VAT so chargeable for which the maker of the supply or service is liable to account (or, where any reverse charge VAT applies, the recipient shall duly and timely account for the same). 29.4 All payments made under this Agreement or other Share Purchase Document shall be made gross, free and clear of any right of counterclaim or set-off and without deduction of any kind other than any deduction or withholding required by law. If any deduction or withholding is required by law to be made from any sum payable by the Seller to the Purchaser in respect of any Indemnity Claims or Tax Covenant Claims pursuant to Part B of Schedule 15 (taking into account the limitations contained in Clause 10), the Seller shall pay such additional amount as shall be required to ensure that the net amount received and retained by the Purchaser will equal the full amount that would have been received by it if no such deduction or withholding had been required. Where any payment is made to the Purchaser by the Seller in respect of any Indemnity Claims or Tax Covenant Claims pursuant to Part B of Schedule 15 and that sum is subject to a charge to Taxation in the hands of the Purchaser, the sum payable shall be increased to such sum as will ensure that after payment of such Taxation the Purchaser shall be left

61 with a sum equal to the sum that it would have received in the absence of such a charge to Taxation. The obligation of the Seller to pay any additional or increased amount shall not apply where the Purchaser has assigned, disposed, novated or otherwise transferred its rights under this Agreement to another person. 29.5 Any amount paid by the Seller to the Purchaser or by the Purchaser to the Seller in respect of any claim for breach of this Agreement or pursuant to any indemnity shall, so far as is possible, be treated as an adjustment to the Consideration, to the extent that such adjustment would not result in the Consideration being less than nil. 30. COUNTERPARTS 30.1 This Agreement may be executed in any number of counterparts, and by the Parties to it on separate counterparts, but shall not be effective until each Party has executed at least one counterpart. 30.2 Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute one and the same instrument. Email transmissions of .pdf signatures or other electronic copies of signatures shall be deemed to be originals. 31. INVALIDITY If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair: (a) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or (b) the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement. 32. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999 32.1 Each of Clause 10.7 Clause 12.14 and Clause 12.15, (the “Third Party Rights Clauses”) confer a benefit on certain persons named therein who are not a party to this Agreement (each for the purposes of this Clause 32, a “Third Party Beneficiary”) and, subject to the remaining provisions of this Clause 32, are intended to be enforceable by the Third Party Beneficiaries by virtue of the Contracts (Rights of Third Parties) Act 1999. 32.2 The Parties to this Agreement do not intend that any term of this Agreement, apart from the Third Party Rights Clauses, should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a Party to this Agreement. Notwithstanding the provisions of Clause 32, this Agreement may be rescinded or varied in any way and at any time by the Parties to this Agreement without the consent of any Third Party Beneficiary. 32.3 Notwithstanding Clause 32.1, no person who is a Third Party Beneficiary in respect of Clause 10.7 may enforce, or take any step to enforce, the Third Party Rights Clause

62 without the prior written consent of the Seller, which may, if given, be given on and subject to such terms as the Seller may determine. 33. INTEREST If any sum due for payment under this Agreement is not paid on the due date for payment, then, without prejudice to any other remedy of the Party under this Agreement or as provided by Applicable Law, the Party in default shall pay interest on that unpaid sum from the due date until and including the date of actual payment calculated on a daily basis and compounded monthly at a rate equal to the aggregate of two (2) per cent. per annum above the base rate of Barclays Bank plc for the time being unless expressly provided to the contrary in this Agreement. 34. CHOICE OF GOVERNING LAW This Agreement is governed by and shall be construed in accordance with English law. Any matter, claim or dispute arising out of or in connection with this Agreement, whether contractual or non-contractual, is to be governed by and determined in accordance with English law. 35. JURISDICTION 35.1 The courts of England are to have exclusive jurisdiction to settle any dispute, whether contractual or non-contractual, arising out of or in connection with this Agreement. Any Proceedings shall be brought only in the courts of England. 35.2 Each Party waives (and agrees not to raise) any objection, on the grounds of forum non conveniens or any other ground, to the taking of Proceedings in the courts of England. Each Party also agrees that a judgment against it in Proceedings brought in England shall be conclusive and binding upon it and may be enforced in any other jurisdiction. 35.3 Each Party irrevocably submits and agrees to submit to the jurisdiction of the courts of England. 36. AGENT FOR SERVICE (PURCHASER) 36.1 The Purchaser irrevocably appoints Law Debenture Corporate Services Limited of 8th Floor, 100 Bishopsgate, London, EC2N 4AG, United Kingdom to be its agent for the receipt of Service Documents. The Purchaser agrees that any Service Document may be effectively served on it in connection with Proceedings in England and Wales by service on its agent effected in any manner permitted by the Civil Procedure Rules. 36.2 If the agent at any time during the period of 7 years following the date of this Agreement, ceases for any reason to act as such, the Purchaser shall appoint a replacement agent having an address for service in England or Wales and shall notify the Seller of the name and address of the replacement agent. Failing such appointment and notification, the Seller shall be entitled by notice to the Purchaser to appoint a replacement agent to act on behalf of the Purchaser. The provisions of this Clause 36 applying to service on an agent apply equally to service on a replacement agent.

63 36.3 A copy of any Service Document served on an agent shall be sent by post to the Purchaser. Failure or delay in doing so shall not prejudice the effectiveness of service of the Service Document. 37. AGENT FOR SERVICE (SELLER) 37.1 The Seller irrevocably appoints Law Debenture Corporate Services Limited of 8th Floor, 100 Bishopsgate, London, EC2N 4AG, United Kingdom to be its agent for the receipt of Service Documents. The Seller agrees that any Service Document may be effectively served on it in connection with Proceedings in England and Wales by service on its agent effected in any manner permitted by the Civil Procedure Rules. 37.2 If the agent at any time during the period of 7 years following the date of this Agreement, ceases for any reason to act as such, the Seller shall appoint a replacement agent having an address for service in England or Wales and shall notify the Purchaser of the name and address of the replacement agent. Failing such appointment and notification, the Purchaser shall be entitled by notice to the Seller to appoint a replacement agent to act on behalf of the Seller. The provisions of this Clause 36 applying to service on an agent apply equally to service on a replacement agent. 37.3 A copy of any Service Document served on an agent shall be sent by post to the Purchaser. Failure or delay in doing so shall not prejudice the effectiveness of service of the Service Document.

64 SCHEDULE 1 (SHARES) Seller Shares owned Argo International Holdings Limited 87,824,146 Ordinary Shares of £0.10 each in AUA

65 SCHEDULE 2 (CONDITIONS TO COMPLETION) 1. REGULATORY CONSENTS & NOTIFICATIONS 1.1 Receipt by the Purchaser of written notice from the PRA in accordance with either section 189(4)(a) or section 189(7) of FSMA that it approves the Purchaser and any other person acquiring control (within the meaning of section 181 of FSMA) of AMA pursuant to this Agreement, or in the absence of such notice, the PRA being treated, under section 189(6), as having approved the acquisition of control of AMA by the Purchaser and any other person acquiring control of AMA; 1.2 Receipt by the Purchaser of written notice from the FCA in accordance with either section 189(4)(a) or section 189(7) FSMA that it approves the Purchaser and any other person acquiring control (within the meaning of section 181 of FSMA) of Argo Direct Limited pursuant to this Agreement, or in the absence of such notice, the FCA being treated, under section 189(6) of FSMA, as having approved the acquisition of control of Argo Direct by the Purchaser and any other person acquiring control of Argo Direct Limited; 1.3 Lloyd’s having given written notice in accordance with paragraph 12 of the Membership Byelaw (No 5 of 2005) that it consents or has no objection to the Purchaser and any other person acquiring control of each Argo Corporate Member pursuant to this Agreement (and in this paragraph 1.3 the word “control” shall have the meaning given to that expression in the Definitions Byelaw (No 7 of 2005)). 1.4 In accordance with paragraph 43 of the Underwriting Byelaw (No. 2 of 2003) that it consents or has no objection to the Purchaser or any other person acquiring control of AMA pursuant to this Agreement (and in this paragraph 1.4 the word “control” shall have the meaning given to that expression in the Definitions Byelaw (No 7 of 2005)). 1.5 Written approval or non-objection as required and allowed for under Applicable Law from the DFSA approving the Purchaser (and any other person who will acquire control of ArgoGlobal Underwriting (Dubai) Limited pursuant to this Agreement) acquiring control of ArgoGlobal Underwriting (Dubai) Limited. 1.6 The Seller shall have filed a notification of the Transaction with the Bermuda Monetary Authority (the “BMA”) pursuant to the Insurance Act 1978, as amended, and its related regulations (the “Insurance Act”) and received a “no-objection” response from the BMA in respect of the Transaction or the statutory time period under the Insurance Act for an objection from the BMA shall have elapsed. 2. OTHER CONDITIONS TO CLOSING 2.1 The Fundamental Warranties shall be true and correct in all respects as of the date of this Agreement and as of Completion as if made at Completion. (b) the Non- Fundamental Warranties shall be true and correct (without giving effect to any limitations as to materiality set forth therein) as of the date of this Agreement and as of Completion as if made at Completion, except where the failure of the Non-Fundamental

66 Warranties, individually or in the aggregate, to be true and correct has not had, and would not reasonably be expected to have a Material Adverse Effect on the Target Group as a whole. 2.2 [***] 2.3 [***] 2.4 [***] 2.5 [***] 2.6 There being no fact, matter or circumstance subsisting as at Completion that has had or would be reasonably expected to have a Material Adverse Effect.

67 SCHEDULE 3 (COMPLETION ARRANGEMENTS) PART A (THE SELLER’S OBLIGATIONS) 1. At Completion: 1.1 the Seller shall deliver to the Purchaser or the Purchaser’s Solicitors: (a) duly executed transfers in respect of those Shares set against its name in Schedule 1 (Shares) in favour of the Purchaser or such person as the Purchaser may nominate and share certificates for such Shares in the name of the relevant transferor (or an express indemnity in a form reasonably satisfactory to the Purchaser, in the case of any found to be missing) and any power of attorney under which any transfer is executed on behalf of the Seller or any nominee; (b) such waivers or consents as are necessary to enable the Purchaser or its nominees to be registered as holders of the relevant Shares; (c) an irrevocable power of attorney in the Agreed Form from the Seller to allow the Purchaser or any nominee to vote, exercise the rights to and enjoy the privileges attaching to the Shares with effect from Completion pending registration of the transfers referred to in paragraph 1.1(a) of this Schedule; (d) [***] (e) [***] (f) evidence reasonably satisfactory to the Purchaser that: (i) all Inter-Company Payables and Inter-Company Receivables have been settled in accordance with Clause 6.6; and (ii) [***] and (g) [***] save that the Seller and the Purchaser shall work together in good faith between the date of this Agreement and Completion to agree on what constitutes “evidence reasonably satisfactory to the Purchaser” in respect of the matters listed above at (d), (e) and (f). 1.2 The Seller shall deliver to the Purchaser or the Purchaser’s Solicitors an original of the D&F/ Casualty Reinsurance Agreement duly executed by Argo (604) Limited and Nomina 550 LLP, and ARL together with confirmation from each party thereto that such agreement remains and will continue in full force and effect with effect from Completion.

68 1.3 The Seller shall deliver to the Purchaser or the Purchaser’s Solicitors an original of the D&F/ Casualty Claims Management Agreement duly executed by Argo (604) Limited, Nomina 550 LLP, and Argo Insurance Services Bermuda Limited. 1.4 The Seller shall deliver to the Purchaser or the Purchaser’s Solicitors an original of the TPV/ PRI Reinsurance Agreement duly executed by AMA (acting on behalf of Syndicate 1200) and ARL. 1.5 The Seller shall deliver to the Purchaser or the Purchaser’s Solicitors an original of the TPV/ PRI Claims Management Agreement duly executed by AMA (acting on behalf of Syndicate 1200) and Argo Management Services Limited. 1.6 [***] 1.7 [***] 1.8 The Seller shall procure the delivery to the Purchaser of: (a) duly executed counterparts of the Share Purchase Documents (excluding the Confidentiality Agreement) not referred to in 1.2 or 1.3 above and the Transitional Services Agreement; (b) an extract from the minutes of a duly held meeting of the directors of the Seller of the relevant resolution(s) authorising the execution by the Seller of the Transitional Services Agreement and each of the other Share Purchase Documents to which it is a party; (c) the resignation of each of the directors of the Target Companies, other than those which the Purchaser shall designate to the Seller as non-resigning directors, executed as a deed and in each case acknowledging that they have no claim against any Target Group Company, whether for loss of office or otherwise; (d) the certificate of incorporation, the common seal (if any) and statutory books (including minute books) or their equivalents, of the Target Companies; (e) copies of all bank mandates given by each of the Target Companies; (f) the log in details and unique authentication code of each of the Target Companies for online filing at Companies House (Web Filing); (g) if so required by the Purchaser no later than the fifth (5th) Business Day before the Completion Date, a copy of the unqualified resignation of the auditors of such Target Companies as the Purchaser may direct, in each case confirming in accordance with section 519 of the Companies Act in relation to all companies to which it applies, that there are no circumstances connected with their resignation which should be brought to the attention of the members or creditors of that Target Company and that no fees are due to them, the original of the letter having been deposited at the registered office of the relevant Target Company.

69 1.9 The Seller shall procure that a board meeting of AUA is held (at or prior to Completion) at which it is resolved effective on Completion that: (a) the transfers referred to in paragraph 1.1 above (subject only to their being duly stamped) are approved for registration, pursuant to which the Purchaser or its nominee shall be registered as the sole holder of the Shares in the register of members and a new share certificate be executed and issued to the Purchaser; (b) such persons as the Purchaser nominates are appointed as additional directors and the secretary of AUA; (c) such persons as the Purchaser nominates are appointed as auditors of AUA; and (d) the resignations of the directors of AUA, as referred to in paragraph 1.8(c) above are approved; such resolutions remaining effective as at Completion and provide copies of the same to the Purchaser. 1.10 The Seller shall procure that a board meeting of each Subsidiary and/or a shareholders’ meeting, covered in accordance with the requirements set out under the Applicable Law and the articles of association, is held (at or prior to Completion) at which it is resolved (effective on Completion and subject to the applicable regulatory approvals (if any) having been obtained) that: (a) such persons as the Purchaser nominates are appointed as additional directors and the secretary of such Subsidiary; (b) such persons as the Purchaser nominates are appointed as auditors of such Subsidiary; (c) the resignations of the directors of the Subsidiaries as referred to in paragraph 1.8(c) are approved; and (d) its bank mandates are revised and/or revoked in such manner as the Purchaser requires, such resolutions remaining effective as at Completion and provide copies of the same to the Purchaser. PART B (PURCHASER’S OBLIGATIONS) 1. At Completion, the Purchaser shall: (a) pay to the bank account nominated by the Seller (such bank account to be nominated by the Seller no later than four (4) Business Days prior to the Completion Date) by way of transfer of funds for same day value the Completion Payment payable in respect of the Shares. The Parties acknowledge and agree that the funds transferred pursuant to this paragraph (a) are to be held by the Seller on trust as the property of the Purchaser until Completion has occurred;

70 (b) procure the delivery to the Seller of duly executed counterparts of the Share Purchase Documents (excluding the Confidentiality Agreement) to which the Purchaser or any member of the Purchaser’s group is a party to; (c) [***] (d) deliver to the Seller a copy of the resolutions of the directors of the Purchaser authorising the execution by the Purchaser of each of the Share Purchase Documents to which it is a party. PART C (GENERAL) 1. All documents and items delivered on or before the Completion Date pursuant to this Schedule shall be held by the recipient to the order of the person delivering the same until such time as Completion shall be deemed to have taken place. Simultaneously with: (a) delivery of all documents and items required to be delivered at Completion in accordance with this Schedule (or waiver of the delivery of it by the person entitled to receive the relevant document or item); and (b) receipt of an electronic funds transfer by the Seller of an amount equal to the total Completion Payment payable in respect of the Shares in accordance with Part C of this Schedule, the documents and items delivered in accordance with this Schedule shall cease to be held to the order of the person delivering them and Completion shall be deemed to have taken place.

71 SCHEDULE 4 (WARRANTIES) 1. CAPACITY OF THE SELLER 1.1 The Seller warrants that: (a) it has the legal right, requisite power, authority and capacity to execute and deliver, and to exercise its rights, enter into and perform its obligations under this Agreement and the other Share Purchase Documents to which it is a party; (b) its obligations under this Agreement constitute, and its obligations under the other Share Purchase Documents to which it is party will, when executed and delivered, constitute legal, valid and binding obligations of it in accordance with their respective terms; (c) the execution and delivery of, and the performance by it of its obligations under, and in compliance with the provisions of, this Agreement and the other Share Purchase Documents to which it is party will not: (i) result in a breach of any provision of its memorandum or articles of association; (ii) result in a breach of, or constitute a default under, any instrument to which it is a party or by which it is bound; (iii) result in a breach of any order, judgment or decree of any court or governmental agency to which it is a party or by which it is bound in any jurisdiction; (iv) require the consent, authorisation, licence or approval of or notice to the Seller’s shareholders; or (v) require any Regulatory Authority to authorise the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or the performance by the Seller of its obligations under this Agreement; (d) it is validly incorporated, in existence and good standing and duly registered under the laws of its jurisdiction of incorporation and has been in continuous existence since its incorporation; (e) the Seller is not insolvent or unable to pay its debts within the meaning of the Insolvency Act 1986 or any other applicable insolvency legislation in any jurisdiction, nor has it stopped paying its debts as they fall due; and (f) no process is ongoing in any jurisdiction by or under which: (i) the Seller has been or may be liquidated, dissolved or struck off or placed into administration;

72 (ii) a person has been or may be appointed in connection with the enforcement of any encumbrance over or affecting any of the assets or undertaking of the Seller; or (iii) any composition in satisfaction of, or moratorium in respect of, the debts of the Seller or any scheme of arrangement or compromise between it and its creditors or any class of its creditors (including a restructuring plan under Part 26A of the Companies Act 2006) has been or may be put in place. 2. SHARES 2.1 The Seller is the sole legal and beneficial owner of those Shares set against its name in Schedule 1 (Shares) and such Shares (a) constitute the entire issued share capital of AUA and (b) have been validly issued and allotted in accordance with the constitutional documents of AUA and are fully paid up or properly credited as fully paid. 2.2 There is no Third Party Right on, over or affecting the shares of any Target Company and there is no agreement or commitment to give or create any and no claim has been made by any person to be entitled to any. 2.3 There is no agreement or commitment outstanding which calls for the present or future allotment, issue, transfer, redemption or repayment of, or accords to any person the right to call for the allotment, issue, transfer, redemption or repayment of, any shares or any debentures in or securities of any Target Company (including an option or right of pre-emption or conversion) and no claim has been made in writing, or, so far as the Seller is aware as at the date of signing, orally, by any person to be entitled to any. 2.4 There are no existing, pending or threatened in writing, or so far as the Seller is aware, threatened orally, disputes, claims or proceedings affecting any of the Shares or the Seller’s ownership or entitlement to dispose of any of them. So far as the Seller is aware, there are no circumstances which are likely to give rise to any such disputes. 2.5 AUA has not exercised, nor purported to exercise or claim, any lien over the Shares. 3. CORPORATE MATTERS 3.1 Each Target Company is validly incorporated and existing under the laws of its jurisdiction of incorporation and the particulars set out in Schedule 9 (Basic information about the Target Group) in relation to each relevant Target Company are true and accurate. 3.2 No action has been in the 12 month period prior to the date of this Agreement or is being taken to strike any Target Company off the register. 3.3 No Target Company has any agency, place of business, permanent establishment or branch outside of its jurisdiction of incorporation. 3.4 No Target Group Company has entered into any transaction ultra vires the Target Group Company or outside the authority or powers of the directors of the Target Group Company.

73 4. SHARE CAPITAL 4.1 No Target Company has at any time since the Accounts Date issued or allotted any share, security or loan capital, reduced its share capital, redeemed any share capital, purchased any of its shares, forfeited any of its shares, or agreed to do any of the foregoing. 4.2 Save for the ownership of the Subsidiaries Shares by AUA or AMA (as applicable), no Target Company directly or indirectly has any subsidiary or subsidiary undertaking (as each such term is defined in the Companies Act), nor is any Target Company the legal or beneficial owner (directly or indirectly) of any shares or securities issued by any person (whether incorporated in the United Kingdom or not) and is not obliged to acquire any shares or other securities in any person. 5. SUBSIDIARIES 5.1 The entire issued share capital of each Subsidiary (except Nomina No 550 LLP) set out in Schedule 9 (Basic information about the Target Group) is legally and beneficially owned by AUA or (in the case of ArgoGlobal Underwriting (Dubai) Limited, Argo Direct Limited and Argo Underwriting Asia Pacific Pte Ltd., AMA) (all such shares together being the “Subsidiary Shares”). AUA is the sole member of Nomina No 550 LLP. 5.2 There is no Third Party Right on, over or affecting the Subsidiary Shares and there is no agreement or commitment to give or create any and no claim has been made in writing, or, so far as the Seller is aware, orally, by any person to be entitled to any. 5.3 There is no agreement or commitment outstanding which calls for the present or future allotment, issue, transfer, redemption or repayment of, or accords to any person the right to call for the allotment, issue, transfer, redemption or repayment of, any shares or any debentures in or securities of the Subsidiaries (including an option or right of pre-emption or conversion) and no claim has been made by any person to be entitled to any. 5.4 There are no existing, pending or threatened in writing, or, so far as the Seller is aware, threatened orally, disputes, claims or proceedings affecting any of the Subsidiary Shares or AUA’s ownership or entitlement to dispose of any of them. So far as the Seller is aware, there are no circumstances which are likely to give rise to any such disputes. 5.5 The Subsidiary Shares constitute the entire issued share capital of the relevant Subsidiary and have been validly issued and allotted in accordance with the constitutional documents of the relevant Subsidiary and are fully paid up or properly credited as fully paid. 5.6 No Subsidiary has exercised, or purported to exercise or claim, any lien over the Subsidiary Shares. 5.7 Section 5.7 of the Disclosure Letter includes reference to certain of the Target Group Companies being dormant (the “Dormant Companies” and each a “Dormant Company”). In respect of such Group Companies there are no residual liabilities.

74 5.8 No Dormant Companies have carried on any trade or otherwise carried on business (or disposed for value any property or rights that it held for the purpose of disposal for gain in the normal course of trading or otherwise carrying on business) in the two (2) years ending on the date of this Agreement. Other than as set forth in their respective statutory statements, no Dormant Companies have any assets or liabilities or owns (legally or beneficially) any Intellectual Property. 6. CONSTITUTIONAL DOCUMENTS AND CORPORATE INFORMATION / RECORDS 6.1 The copies of the constitution or articles of association (as applicable) of each relevant Target Company contained in the Data Room are true, complete and accurate. To the extent required by law, the Constitution of each relevant Target Company fully sets out the rights and restrictions attaching to each class of share capital of such Target Company. 6.2 The register of members and other statutory books required to be kept by each relevant Target Company under Applicable Law are in the Target Group’s possession or under its control and have been properly kept in accordance with Applicable Law and contain a record which is accurate and complete in all material respects. No Target Company has received any notice or allegation that any of them is incorrect or should be rectified. 6.3 All documents required to be delivered to the Registrar of Companies and the Regulatory Authorities (or equivalent including the DFSA) with regard to each relevant Target Company have been properly prepared and filed in accordance with applicable legal requirements and are true, complete and accurate. 7. ACCOUNTS 7.1 The Accounts: (a) have been prepared and audited in accordance with (as applicable) UK GAAP, US GAAP, Singapore GAAP (or such other applicable standards as referred to in the relevant Target Company’s Accounts) as at the relevant date to which they were prepared, and have been prepared applying and adopting the same policies, principles, bases, conventions, rules, practices, techniques, methods and procedures as were applied and adopted in the financial statements of the prior two (2) accounting periods; (b) comply in all material respects with the requirements of Applicable Law; and (c) give a true and fair view of each Target Company’s state of affairs (including its assets, liabilities and financial position) as at the relevant date to which they were prepared, and the profit or loss of each Target Company for the financial periods to which they relate. 7.2 Without prejudice to the generality of the foregoing, in the Accounts: (a) depreciation of the fixed assets of each Target Company has been made at a rate sufficient to write down the value of such assets to nil not later than the end of

75 their useful working lives and no fixed asset has attributed to it a value exceeding its market value at the Accounts Date; (b) the value attributed to stock and work-in-progress does not exceed the lower of cost and net realisable value at the Accounts Date and all: (i) unsaleable, defective, redundant and excessive stock; (ii) returns; and (iii) stock which at the Accounts Date been held for three (3) months or longer, has been written down to nil; (c) full provision or reserve has been made for all bad and doubtful debts, all liabilities and obligations (actual, contingent or disputed) and all capital commitments; (d) full provision or reserve has been made for all taxation liable to be assessed on each Target Company or for which each Target Company is accountable (whether primarily or otherwise) in respect of income, profits or gains earned, accrued or received on or before the Accounts Date or deemed to have been or treated as earned, accrued or received and/or for any event on or before the Accounts Date, including distributions made down to the Accounts Date or provided for in the Accounts; and (e) full provision or reserve in accordance with UK GAAP, US GAAP (or such other applicable standards as referred to in the relevant Target Company’s Accounts) has been made for all deferred taxation of each Target Company. 7.3 The Base Balance Sheet has been prepared with due care and attention on a consistent basis with the preparation, practice and presentation of the Argo Group Securities and Exchange Commission (SEC) Segment results and the underlying accounting information in relation to each Target Company has been prepared with due care and attention on a consistent basis and using the same accounting and actuarial policies, principles, estimation techniques, measurement bases, practices and procedures adopted for the Accounts and present with reasonable accuracy, and do not materially misstate, each Target Company's state of affairs (including its assets, liabilities and financial position) as at and for the period(s) ended on the date(s) to which they have been prepared. 7.4 Within the last five (5) years, AMA has prepared audited accounts for each of the Syndicates for all applicable years ended 31 December in all material respects in accordance with the requirements of Applicable Law, the Insurance Accounts Directive (Lloyd’s Syndicate and Aggregate Accounts) Regulations 2008 and the Syndicate Accounting Byelaw (No. 8 of 2005) and such accounts give a true and fair view of such syndicate’s affairs as at 31 December for the applicable year. 7.5 Within the last five (5) years, AMA has prepared and submitted to Lloyd’s Quarterly Monitoring Returns for each of the Syndicates in all material respects in accordance with the requirements of Applicable Law and such returns present with reasonable accuracy and do not materially misstate such syndicate’s affairs for the applicable period covered by such returns. 7.6 Since the Accounts Date:

76 (a) each Target Company and each of the Syndicates has carried on the Target Business in the ordinary and usual course as immediately before the Accounts Date so as to maintain the same as a going concern without any interruption or alteration to the nature, scope or manner of the Target Business; (b) there has been no deterioration in the financial or trading position of any Target Company; (c) no fact or condition (other than any facts or conditions similarly affecting similar businesses to a materially similar extent) exists which might reasonably be expected to cause any material deterioration in the financial position of any Target Company; (d) no Target Company has acquired, or agreed to acquire, any asset, or has sold, leased, licensed, transferred or otherwise disposed of any of the assets reflected in the Accounts except in the ordinary and usual course of business; (e) no Target Company has discharged or paid any obligation or liability (absolute or contingent) other than: (i) liabilities reflected in the Base Balance Sheet; and (ii) liabilities incurred (or, in respect of insurance claims, reported) since the Base Balance Sheet Date in the ordinary and usual course of business consistent with past practice; (f) neither the Seller, nor any Target Company nor any of their respective Affiliates has taken any action or failed to take any action that would, after the date hereof, be prohibited or has omitted to take any action that would, after the date hereof, be required, as the case may be, of Clause 4.1; (g) no Target Company has delayed payment of any account payable thirty (30) days after its due date or the date when such liability would have been paid in the ordinary and usual course of business; (h) there has not been any acceleration of collection of accounts receivable outside the ordinary and usual course of business; (i) no dividend or distribution of capital or income has been declared, made or paid in respect of any share capital of any Target Company; (j) each Target Company has continued to pay its creditors in the ordinary and usual course of business, consistent with past practice; (k) no loan or loan capital of any Target Company has been made, repaid or has become due; (l) no Target Company has increased any Employee’s wage, salary or any other form of compensation or remuneration other than in the ordinary and usual course of business; (m) none of the assets of any Target Company has been depleted by any unlawful act on the part of any person;

77 (n) no Target Company has agreed or committed to do or authorised any of the foregoing. 8. MATERIAL CONTRACTS 8.1 The Data Room contains true and complete copies of all Material Contracts, and each Material Contract is listed in Section 8.1 of the Disclosure Letter. “Material Contracts” means any contract to which any Target Company is a party or is otherwise obligated (other than Insurance Contracts), in each case that: (a) is a Material Outsourcing Contract, Material Supplier Contract or a Material Reinsurance Contract; (b) involves aggregate payments by any Target Company in excess of £1,000,000 during the 12-month period ended 30 June 2022 or would reasonably be expected to involve aggregate payments in excess of such amount in any 12- month period that includes the date hereof, or the delivery by AUA of goods or services with a fair market value in excess of £1,000,000 during the 12-month period ended 30 June 2022 or would reasonably be expected to involve aggregate payments in excess of such amount in any 12-month period that includes the date hereof; (c) involves receipt of payments by any Target Company in excess of, or any property with a fair market value in excess of, £1,000,000 during the 12-month period ended 30 June 2022 or that would reasonably be expected to involve aggregate payments in excess of such amount in any 12-month period that includes the date hereof (excluding Material Reinsurance Contracts which are addressed in Clause 8.1(a)); (d) provides for the licence of Intellectual Property to or from any Target Company involving, or is reasonably expected to involve, aggregate payments in excess of £250,000 during the 12-month period ended 30 June 2022; (e) (i) contains covenants limiting the ability of any Target Company in any material respect to engage in any line of business or to compete with any person; (ii) grants a right of first refusal or first offer or similar right; or (iii) provides for a “most favoured nations” status for any party thereto; (f) contains any material restriction on the ability of any Target Company or any of its Affiliates (or, after consummation of the transactions contemplated hereby, the Purchaser or any of its Affiliates) to solicit specified customers or prospective customers for the purchase, renewal, lapse, or surrender of Material Reinsurance Contracts or to alter or change the terms, features, benefits, elections or options under the Material Reinsurance Contracts; (g) provides for any obligation to loan or contribute funds to, or make investments in, another person; (h) is a mortgage, indenture, loan or credit agreement, security agreement or other agreement or instrument relating to the borrowing of money or extension of credit or the direct or indirect guarantee of any obligation for borrowed money

78 of any person or any other liability of AUA in respect of indebtedness for borrowed money of any person, in each case, involving liabilities in excess of £500,000; (i) is an agreement that is a material limited liability company, partnership, joint venture or other similar contract relating to the formation, creation, operation, management or control of any partnership or joint venture in respect of the business of any Target Group Company; (j) is a currently in force hedge agreement or other contract material to a relevant Target Company’s hedging program; (k) is a currently in force investment management agreement; (l) is a contract between a Target Company, on the one hand, and any Senior Employee or director of any Target Company, on the other hand; (m) is a material contract that relates to the administration, claims, underwriting or other insurance policy administration functions, including any collateral arrangements; (n) requires a Target Company or any Affiliate thereof to maintain a minimum rating (including, for the avoidance of doubt, any rating applicable to a company group of which the relevant Target Company is a member) or solvency ratio such that a failure to maintain a rating or solvency ratio at or above such rating or solvency ratio would give rise to any violation, breach or default by the Target Company thereunder, or that would permit any modification, acceleration or termination thereof, or that would require the Target Company to collateralise or otherwise provide security thereunder or with respect thereto; (o) provides for the acquisition or disposal (whether in a single transaction or series of transactions) of any business (or any material part of any business) or any shares in any company from and after the 36 months prior to the date hereof where the value of that business or those shares exceeds £500,000; (p) provides for the purchase, sale, transfer or acquisition of any real property from and after the 36 months prior to the date hereof; (q) provides for any guarantee or surety by any Target Company of the obligations of any other person, or by any person for the benefit of the Target Company, including any guaranty, capital maintenance or keep-well and in each case to the extent in force; (r) is a contract, between any Target Company, on the one hand, and any other member of the Seller’s Group, on the other hand; (s) is a contract entered into with any Regulatory Authority; (t) is otherwise material to the conduct of the Target Business and necessary for it to operate in substantially the manner in which it operated for the 12 months immediately preceding the date of this Agreement; or

79 (u) that obligates any Target Company to enter into any of the foregoing. 8.2 Each Material Contract is a legal, valid and binding obligation on the relevant Target Company, and, as far as the Seller is aware, each other party to such Material Contract, and is enforceable against the relevant Target Company, and, as far as the Seller is aware, each such other party, in accordance with its terms and none of the relevant Target Companies or, as far as the Seller is aware, any other party to a Material Contract is in material default or material breach or has failed to perform any material obligation under a Material Contract. As far as the Seller is aware, there does not exist any event, condition or omission that would constitute such a material breach or material default (whether by lapse of time or notice or both). The relevant Target Company has not received any written or, as far as the Seller is aware, oral notice of a material default or material breach in respect of any Material Contract. 8.3 There are no outstanding agreements or arrangements under which any Target Group Company is under an obligation to acquire or dispose of all or a substantial part of its assets or business. 8.4 No written, or as far as the Seller is aware, oral notice of termination or of intention to terminate, rescind, avoid or repudiate has been received or given by the Seller or any relevant Target Company in respect of any Material Contract, there are no circumstances that give rise to any such rights. 8.5 The execution or performance by the Seller of any of its obligations under this Agreement and the other Share Purchase Documents to which it is a party will not, or is not likely to, result in a material breach of, or give any third party a right to terminate or vary or require the consent of a person under any Material Contract. 8.6 Except with respect to Nomina Designated Member No 1 Ltd and Nomina Designated Member No 2 Ltd acting as designated members of Nomina No. 550 LLP, no Target Company participates in any joint venture, consortium (other than Lloyd’s consortia in the ordinary course of business) or partnership arrangements. 9. TRANSACTIONS WITH THE SELLERS 9.1 Save in respect of the Continuing Intra-Group Agreements, there is no outstanding Indebtedness or other liability (actual or contingent) and no outstanding contract, commitment or arrangement between any Target Company and any of the following: (a) the Seller, or any other member of the Retained Group; or (b) a director of the Seller or a director of any other member of the Retained Group (or a person connected with any of them). 9.2 Save in respect of the Continuing Intra-Group Agreements, neither the Seller nor any member of the Retained Group is entitled to a claim of any nature against any Target Company, or has assigned to any person the benefit of any such claim. 9.3 No person is entitled to receive from any Target Company any finder’s fee, brokerage or other commission in connection with the purchase of the Shares.

80 10. ASSETS 10.1 Save in respect of FAL, there are no Third Party Rights affecting any material assets used in the business of a Target Company that are owned or leased by the relevant Target Company. 10.2 Save in respect of the Argo Group FAL, as of Completion, the assets, properties, employees and rights of the Target Group, and the assets, rights, properties and services provided to the Purchaser or to the Target Group by the Sellers or its Affiliates pursuant to the TSA, comprise the assets, properties, employees and rights that are sufficient for the Purchaser to conduct the Target Business as conducted as at the date of this Agreement (subject to the final sentence of paragraph 24.6 below), and perform its obligations under this Agreement immediately following the Completion in substantially the same manner as the Target Business is being conducted as of the date hereof. 11. BANK BORROWINGS AND EVENTS OF DEFAULT 11.1 The total amount borrowed by each relevant Target Company from its respective bankers does not exceed its applicable financial facilities and the total amount borrowed by each Target Company from whatsoever source does not exceed any limitation on such Target Company’s borrowing contained in its constitutional documents or in any debenture or loan stock agreement or other instrument (as applicable). 11.2 No event has occurred or is subsisting or been alleged or so far as the Seller is aware is likely to arise which: (a) constitutes an event of default, or otherwise gives rise to an obligation to repay, or to give security under an agreement entered into by a Target Company relating to borrowing or indebtedness in the nature of borrowing (or will do so with the giving of notice or lapse of time or both); or (b) will lead to a lien, guarantee, an indemnity, suretyship or other obligation created or constituted in connection with borrowing or indebtedness in the nature of borrowing of any Target Company becoming enforceable (or will do so with the giving of notice or lapse of time or both). 11.3 No Target Company owes any Indebtedness to any person outside the Target Companies other than the Indebtedness owed pursuant to agreements or instruments of which true and complete copies are set out in Section 11.3 of the Disclosure Letter. 11.4 At Completion, except for the Dekania Notes, no Target Group Company will have any Indebtedness. 12. BANK ACCOUNTS 12.1 A statement of all the bank accounts of the Target Companies and of the credit or debit balances on such accounts as at 6 September 2022 have been supplied to the Purchaser. No Target Company has any other bank or deposit accounts (whether in credit or overdrawn) not included in such statement.

81 13. GUARANTEES AND INDEMNITIES 13.1 No Target Company is a party to or liable (including contingently) under a guarantee, indemnity or other agreement to secure or incur a financial or other obligation with respect to another person’s obligation (other than another Target Company). 13.2 No part of the loan capital, borrowing or indebtedness in the nature of borrowing of any Target Company is dependent on the guarantee or indemnity of, or security provided by, another person. 13.3 Save to the extent contained in its standard terms of business or other applicable written agreements in each case referenced in the Disclosure Letter under which the Target Companies currently trade with their customers (or otherwise on the same terms in all material respects as such standard terms of business or written agreements) and any other Insurance Contracts entered into in the ordinary course of business, no Target Company has given any guarantee or warranty or made any representation in respect of service supplied or contracted to be supplied by it save for any guarantee or warranty implied by law and (save as aforesaid) have not accepted any liability or obligation in respect of any services that would apply after any such services had been supplied by it. 14. OFF-BALANCE SHEET FINANCING 14.1 Save in respect of arrangements related to FAL, no Target Company is, or has been, engaged in any financing arrangements that would not be required to be shown or reflected in its financial statements. 15. FACTORING 15.1 No Target Company has factored, or securitised any of its current receivables or, save in respect of the ordinary course of its insurance business, discounted any of them. 16. GRANTS 16.1 No Target Company has ever received any repayable grant, subsidy or other payment of a similar nature made to it by any person (including, where applicable, the Department for Business, Innovation and Skills or its predecessor or any equivalent authority or governing body in other jurisdictions). 17. DEBTS 17.1 No debt shown in the Accounts or the management accounts is overdue by more than 14 weeks, has been subordinated, written off or become irrecoverable. 18. INSOLVENCY 18.1 No order has been made, petition presented insofar as the Seller is aware or resolution passed for the winding up of or for the appointment of a provisional liquidator to any Target Company.

82 18.2 No administration order has been made and no petition or application for such an order has been made, or (insofar as the Seller is aware) presented, and no administrator has been appointed in respect of any Target Company. 18.3 No receiver (which expression shall include an administrative receiver) has been appointed in respect of any relevant Target Company or over all or substantially all of its assets. 18.4 No voluntary arrangement under section 1 of the Insolvency Act 1986 has been proposed or approved in respect of any Target Company. 18.5 No compromise or arrangement under section 895 of the Companies Act 2006 has been proposed, agreed to or sanctioned in respect of any Target Company. 18.6 No Target Company is insolvent or unable to pay its debts as they fall due (provided that a Target Company shall not be deemed to be insolvent or unable to pay its debts by virtue only of the definition contained in section 123(1)(a) of the Insolvency Act 1986). 18.7 No distress, execution or other process has been levied on an asset of any Target Company. 18.8 No Target Company has by reason of actual or anticipated financial difficulties commenced negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness and no creditor of any Target Company has taken, or is entitled to take, any steps to enforce, or has enforced, any security over any assets of any Target Group Company. 18.9 No event analogous to any of the foregoing provisions of this paragraph 18 has occurred in or outside England and Wales in respect of any Target Company. 19. COMPLIANCE WITH LAWS 19.1 No Target Group Company nor its respective directors, officers and employees, or any other person (including agents and representatives) for whose acts or defaults any Target Company may be vicariously liable: (a) is liable for any criminal, illegal or unlawful or unauthorised act or breach of any obligation or duty for which, in respect of directors, officers and, employees and those other persons for whose acts or defaults any Target Company may be vicariously liable, a Target Group Company may be liable; (b) is or has been in the three (3) years prior to the date of this Agreement the subject of any investigation, inquiry or enforcement proceedings by any Regulatory Authority in relation to any Target Company, and no Target Company has received any written notification that any such investigation, inquiry or proceedings are or have been threatened or are pending and there are no circumstances existing that could reasonably be expected to give rise to any such investigation, inquiry or proceedings; or

83 (c) is liable or subject to further investigations due to internal audit findings, inquiries and/or proceedings and any recommendations from internal audit functions have been actioned to the satisfaction of the internal audit function from time to time in relation to any Target Company; 19.2 Each Target Company has in the three (3) years prior to the date of this Agreement complied with all Applicable Laws in all material respects. 19.3 Each Target Company has in place (and has had in place at all times since 30 September 2017) such prevention procedures (as defined in sections 45(3) and 46(4) of CFA 2017 as are proportionate to its business risk and are in line with any guidance published from time to time pursuant to section 47 of CFA 2017. 20. COMPETITION 20.1 No Target Company is engaged in, or has engaged in, any agreement, arrangement, practice or conduct which would amount to an infringement of any Antitrust Laws. 20.2 No Target Company has been the subject of any investigation, inquiry or enforcement proceedings by any Competition Authority, or Laws. No Target Company has received a complaint regarding, or is aware of any violation or infringement of, any applicable Antitrust Laws in the past five (5) years. 20.3 No Target Company is affected by any existing or pending decisions, judgments, orders or rulings of any Competition Authority responsible for enforcing any Antitrust Laws and no Target Company has given any undertakings or commitments to such bodies which affect the conduct of the Target Business. 21. REGULATORY MATTERS AND LICENCES; PRODUCERS AND ADMINISTRATORS 21.1 All licences, consents and other permissions, exemptions, registrations and approvals (the absence of which would have a material impact on the business of the Target Group taken as a whole) required for or in connection with the carrying on of the business now being carried on by such Target Company as at the date of this Agreement (each a “Material Target Group Licence”) are in full force and effect, and, as far as the Seller is aware there are no grounds or reason for the competent Regulatory Authorities to refuse the renewal of such licenses, consents and other permissions and approvals upon their expiry nor is there any non-compliance with any conditions applicable to a Material Target Group Licence such that the continuation of any Material Target Group Licence could be impacted. Each Target Company has conducted its business operations in the past five (5) years prior to the date of this Agreement in all material respects in compliance with all Applicable Law (and any instances of non-compliance, in each case or in their aggregate, would not have a material impact upon the business of the relevant Target Company). 21.2 The Target Group Companies, their respective directors, officers, employees, agents and other persons acting on their behalf, are, and in the past three (3) years prior to the date of this Agreement have been in compliance in all material respects with applicable Sanctions, and in compliance in all material respects with applicable export and import controls, and anti-boycott laws and regulations (“Trade Laws”) maintained by the

84 United States, the European Union and its Member States, the United Kingdom, and any other applicable jurisdiction or competent authority. 21.3 None of the Target Group Companies their respective directors, officers employees, agents and other persons acting on their behalf, (i) is a Sanctioned Person; or (ii) has, in the past three (3) years prior to the date of this Agreement engaged in any dealings with or involving any Sanctioned Person or Sanctioned Country. 21.4 The Target Group maintains policies and procedures reasonably designed to ensure compliance with Applicable Laws (including Trade Laws) and follow any applicable recommendation made by internal audit functions. There is not currently, and for the past three (3) years prior to the date of this Agreement there has not been, any action, suit, inquiry, investigation (including any internal investigation), disclosure, or any other proceeding, including those pending or threatened, involving any Target Group Company or any of their respective directors, officers, employees, or agents or other persons associated with or acting on their behalf related to violations or potential violations of Applicable Laws (including Trade Laws). 21.5 The Target Group Companies and their respective directors, officers, employees, agents and other persons acting on their behalf, are and in the past three (3) years prior to the date of this Agreement have complied in all material respect with applicable AML Laws. 21.6 There is not currently, and for the past three (3) years prior to the date of this Agreement there has not been, any action, suit, inquiry, investigation (including any internal investigation), disclosure, or any other proceeding, including those pending or threatened, involving any Target Company or any of their respective directors, officers, employees, or agents or other persons associated with or acting on their behalf, related to material violations or potential material violations of applicable AML Laws. 21.7 No written notice has been received by any relevant Target Company that any Material Target Group Licence is likely to be revoked or materially amended. 21.8 So far as the Seller is aware, there are no circumstances which indicate that any of the Regulatory Authorisations may be suspended, varied, limited, modified, revoked or not renewed (in whole or in part) and no Regulated Company has received written notice that it is or may be in default of, or carrying on business otherwise than in accordance with, the Regulatory Authorisations. 21.9 No relevant Target Company has received a written notice indicating that it is the subject of an investigation, enquiry or enforcement proceedings by any Regulatory Authority and no such investigation, inquiry or proceedings has been threatened in the last three (3) years. 21.10 In the last three years, no material fines or penalties have been imposed on any relevant Target Company or threatened to be imposed on such Target Company by any Regulatory Authority in any jurisdiction in which business is conducted by any member.

85 21.11 The Data Room contains all material written correspondence with any Regulatory Authority related to any relevant Target Company within the last three (3) years, including, without limitation, any correspondence concerning potential or actual breaches of Applicable Laws, and correspondence relating to any reviews, supervisory visits, reports or inspections. 21.12 The Data Room includes the current permissions, permits, consents or approvals granted by the Regulatory Authorities to each Target Group Company required to have such a Regulatory Authorisation (a “Regulated Company”). 21.13 There have been no material undertakings, guarantees, indemnities or securities given by any member of the Seller’s Group within the last three (3) years to any Regulatory Authority to which a Target Group Company is subject, which are different to or outside the scope of those usually required by the relevant Regulatory Authority. 21.14 The Regulatory Authorisations from any relevant Regulatory Authority are the only permissions and permits required from any relevant Regulatory Authority or under Applicable Law by the Regulated Companies in order to carry on their business as presently conducted and each Regulated Company has, at all material times, held all permissions and permits required from all Regulatory Authorities to carry on its business in the manner carried on as at the date of this Agreement. 21.15 No Target Company’s registration, regulation, permissions, authorisations, exemptions and consents: (a) are subject to any specific or exceptional directions, conditions or requirements given or imposed by the FCA, the PRA or Lloyd’s, DIFC or the DFSA or any other Regulatory Authority; or (b) have not at any stage within the three (3) years ending on the date of this Agreement been withdrawn and, with respect to AMA, no notice has been given to AMA to the effect that such registrations, regulation, permissions, authorisations and consents will be withdrawn or made subject to any directions, conditions or requirements which are not and would not be of general application to all managing agents. 21.16 Each of the Argo Corporate Members is duly admitted to membership of Lloyd’s pursuant to the Membership Byelaw (No. 5 of 2005) and each is party to such of Lloyd’s membership agreements as are required by Lloyd’s and none of such agreements have been amended from the standard form provided by Lloyd’s. 21.17 Each person carrying out a senior management function on behalf of AMA for which approval is required under Applicable Law has been approved for this purpose by the PRA or FCA (and, where applicable, Lloyd’s or the DFSA). 21.18 Within the last three (3) years there have not been any disciplinary enquiries or proceedings by any relevant Regulatory Authority in respect of any officers, Employees or any person employed or engaged in the Target Group carrying out a senior management function or certification function on behalf of the managing agent. 21.19 Within the last three (3) years, all material returns, reports, statements and other information, applications and notices required to be filed with or otherwise submitted to the FCA, the PRA, Lloyd’s and the DFSA in connection with the carrying on of the business of the Target Group have been prepared duly filed and maintained by AMA and/or the Argo Corporate Members in accordance with Applicable Law.

86 21.20 No Target Company has received notice, and the Seller is not otherwise aware, of any third party administrator that managed or administered insurance business for any Target Company, at the time such person managed or administered such business for any Target Company being in material violation (or which would with or without notice or lapse of time or both, be in material violation) of any term or provision of any Applicable Law relating to the administration or management of insurance business for any Target Company. 21.21 As far as the Seller is aware: (a) each Producer, at any time that it wrote, sold or produced Insurance Contracts for a Target Company, was duly licensed, authorized and appointed (for the type of business written, sold or produced by such Producer) in the particular jurisdiction in which such Producer wrote, sold or produced such Insurance Contracts; and (b) no Producer is in material violation of any term or provision of Applicable Law relating to the writing, sale or production of such Insurance Contracts for any Target Company. 22. CONDUCT OF BUSINESS AND LLOYD’S 22.1 AMA does not carry on, and has not at any time in the last five (5) years, carried on any business other than that of acting as managing agent at Lloyd’s. 22.2 Syndicate 1200, Syndicate 1910 and Syndicate 6117 are the only Lloyd’s syndicates for which AMA is or has in the last five (5) years been a Lloyd’s managing agent and are the only Lloyd’s syndicates managed by AMA in respect of which there is any open Year of Account. 22.3 There are no variations to the terms of the standard Managing Agency Agreements or Agent’s Agreements. AMA has not given to or received from (or on behalf of) any Member of the Syndicates notice to terminate the Managing Agent’s Agreement between AMA and such Member (or AMA’s appointment under such agreement) or applied to Lloyd’s for permission to give any such notice, and AMA has not received notice of any intention on the part of any such Member not to underwrite for the 2023 Year of Account as a Member of that syndicate (where that Member has tenancy rights with respect to that syndicate). 22.4 In the last five (5) years, AMA has at all times properly observed, fulfilled, performed, conducted and carried out in all material respects all obligations imposed on it under any Managing Agency Agreements and Agent’s Agreements from time to time entered into by AMA and, so far as the Seller is aware, there have been no acts or omissions on the part of AMA, its officers, employees or agents which constitute or may constitute a material breach (whether in contract, tort, trust or otherwise) of the duties AMA owes to any Member or members’ agent. 22.5 AMA has not entered into any agreement with any Member of the Syndicates other than in the standard form(s) prescribed by the Council and all Members of the Syndicates have the same arrangements with AMA regarding profit commission, fees and the consequences of any deficit.

87 22.6 All binding authority agreements entered into by AMA on behalf of the Members of the Syndicates are, in all material respects, on standard LMA standard terms. 22.7 So far as the Seller is aware, there has not been on the part of the managing agent’s trustees appointed by AMA any breach of trust or of any fiduciary obligations in respect of any trust established or maintained pursuant to Lloyd’s Regulations for the purposes of the business of each of the Syndicates and AMA. 22.8 AMA has, in all material respects and at all times, complied with its fiduciary obligations in relation to funds coming into its hands and required to be treated as trust assets in connection with the business of the Syndicates. 22.9 All funds of the Syndicates are properly entered in the books and records of the Syndicates and are invested and held in all material respects in accordance with the relevant premiums and other trust deeds or instruments and Lloyd’s Regulations, and (for policies entered into by ArgoGlobal Underwriting Asia Pacific Pte. Ltd. on behalf of the then members of Syndicate 1200) are properly paid into insurance funds in accordance with, and established under, regulation 11 of the Insurance (Lloyd’s Asia Scheme) Regulations. 22.10 So far as the Seller is aware, all outward reinsurance agreements and arrangements in respect of each of the Syndicates are valid and enforceable, and, other than in the ordinary course of insurance and reinsurance claims arising in respect of a Target Company’s participation in any syndicate, there are no disputes (and the Seller is not aware of any circumstances which exist which are likely to give rise to any dispute) under any such agreements and arrangements. 22.11 In the last five (5) years, each Service Company has complied in all material respects with applicable Lloyd’s Regulations and any requirements imposed by the relevant regulator or its predecessors, as necessary in connection with the conduct of its business. Each Service Company does not carry on and, in the five (5) years ending on the date of this Agreement, has not at any time carried on any business other than that of acting as a service company at Lloyd’s. 23. ARGO CORPORATE MEMBERS, OTHER MEMBERS & FAL 23.1 None of the Argo Corporate Members has conducted any business other than that of being a corporate member at Lloyd’s and none of the Argo Corporate Members has participated on any syndicate at Lloyd’s other than Syndicate 1200 and/or Syndicate 1910. 23.2 The 2022 YOA Argo Active Corporate Members own the right to participate on 99.5% and/or AMA has the right to allocate in its absolute discretion 99.5% of the rights to participate on Syndicate 1200 for the 2023 Year of Account. 23.3 Ariel Corporate Member Limited has not participated on any syndicate at Lloyd’s other than the Syndicate 1910 and the only open Year of Account on which Ariel Corporate Member Limited currently participates is the 2020 Year of Account of Syndicate 1910. 23.4 None of the Argo Corporate Members (other than Ariel Corporate Member Limited) has made or makes their Funds at Lloyd’s inter-available to any other Member. Ariel

88 Corporate Member Limited has only made its Funds at Lloyd’s inter-available to Argo (604) Limited in respect of Argo (604) Limited’s participation on Syndicate 1200. Policies underwritten by ArgoGlobal Underwriting Asia Pacific Pte. Ltd. on behalf of the then members of Syndicate 1200 are underwritten only on behalf of Argo Corporate Members that fulfil the requirements of regulations 3 to 6 and 24 of the LAS Regulations. 23.5 The Argo Active Corporate Members are the only Argo Corporate Members (other than Ariel Corporate Member Limited) that participate on any open Years of Account at Lloyd’s. The only open Years of Account of a Lloyd’s syndicate on which the Argo Active Corporate Members participate are the open Years of Account of Syndicate 1200. 23.6 Section 23.6 of the Disclosure Letter contains complete and accurate descriptions of the participations by Argo Corporate Members on the last 5 (five) Years of Account of the Syndicates. The Funds at Lloyd’s requirement and Member’s syndicate premium limits of each of the Argo Active Corporate Members and of Ariel Corporate Member Limited are accurately Disclosed. 23.7 Each of the Members of the open Years of Accounts of the Syndicates has deposited with Lloyd’s the full amount of their Funds at Lloyd’s requirements in relation to the Coming into Line process for the each of the open Years of Account and such Funds at Lloyd’s remain at the levels required by Lloyd’s for the continued underwriting by such Syndicates in accordance with the current syndicate business plan for the relevant Syndicate. 23.8 Section 23.8 of the Disclosure Letter contains copies of the arrangements entered into by each of the Argo Corporate Members relating to the provision of Funds at Lloyd’s to support an Argo Corporate Member’s participation, or reinsurance of an Argo Corporate Member’s participation on the open Years of Account of the Syndicates. 23.9 AMA has provided to all Members of the Syndicates all disclosures which AMA is required to provide in respect of their participation on such Syndicates. 23.10 There are no matters that could lead to a conflict of interest between the interests of AMA and the Members of the Syndicates, other than those of a Lloyd’s managing agent acting in the ordinary course of business at Lloyd’s. 23.11 All Years of Account of the Syndicates that have been reinsured to close have been reinsured to close in the ordinary course (or in the case of the 2017 and prior Years of Account of Syndicate 1200 have been reinsured to close by Syndicate 3500). 23.12 AMA retains no further responsibility for the management of the 2017 and prior Years of Account of Syndicate 1200, save for the ordinary residual responsibility that applies to a Lloyd’s managing agent of a Years of Account of a Lloyd’s syndicate that have been reinsured to close into a Year of Account of a Lloyd’s syndicate managed by another Lloyd’s managing agent. 23.13 Where Funds at Lloyd’s have been provided on behalf of an Argo Corporate Member, all required disclosures have been made to Lloyd’s with respect to such arrangements

89 and all applicable agreements relating to such arrangements comply with Applicable Law. 23.14 Within the last five (5) years, there have been no cash calls by Lloyd’s with respect to the Funds at Lloyd’s provided by or on behalf of the Argo Corporate Members. 23.15 Save for the Funds at Lloyd’s expressly agreed by the Purchaser to be replaced in accordance with Clause 12.13, with respect to the agreements relating to the capital stacks forming the Funds at Lloyd’s provided by or behalf of the Argo Corporate Members, there are no change of control or other termination or acceleration triggers that would require the replacement of any such fund’s at Lloyd’s or amendment or termination to any arrangements at Completion. 23.16 As far as the Seller is aware, there are sufficient reserves available with respect to the 2018, 2019 and 2020 Years of Account of Syndicate 1200 and the 2020 Year of Account of Syndicate 1910 that the reinsurance to close of such Years of Account will not cause a reduction in the assets of the Argo Corporate Members that participate on such Years of Account. 24. ACTUARIAL 24.1 The Data Room contains all actuarial reports by external actuaries with respect to Syndicate 1200 commissioned by AMA within the three (3) year period ending on the date of this Agreement. 24.2 AMA complies in all material respects with generally accepted actuarial standards and professional guidance when completing its actuarial and reserving calculations. 24.3 AMA has not materially changed any of its methodologies for making actuarial and reserving calculations in the last three (3) years. 24.4 So far as the Seller is aware, all premiums, claims and reinsurance claims information that has been provided in the Data Room is true, complete and accurate in all material respects. 24.5 So far as the Seller is aware, the data provided in connection with the preparation of the external actuarial reports was true, complete and accurate in all material respects (including with respect to all benefits and risks covered under the terms of all Insurance Contracts) when provided to each adviser. 24.6 The reserves of the Target Companies contained in the Accounts: (a) were determined in all material respects in accordance with generally accepted actuarial standards consistently applied (except as otherwise noted in the Accounts) and were fairly stated in accordance with sound actuarial principles; (b) were based on actuarial assumptions that produced reserves at least as great as those called for in any Insurance Contract as to reserve basis and method, and are in accordance with all other applicable provisions of any Insurance Contract; and (c) satisfied the requirements of Applicable Law in all material respects, except as otherwise noted in the Accounts and notes thereto included in such Accounts. For the avoidance of doubt, the Seller makes no warranty as to the adequacy or sufficiency of reserves.

90 25. DATA PROTECTION 25.1 For the purpose of this paragraph 25.1, the terms “controller”, “data subject”, “personal data”, “personal data breach”, “processing”, “processor” and “supervisory authority” shall have the meaning given to them in the GDPR. 25.2 In the three (3) year period prior to the date of this Agreement, each Target Company and, with respect to the processing of personal data, its processors comply and have complied in all material respects with Company Privacy Policies and Data Protection Laws (including as regards to any cross-border transfers of personal data). In particular and without limitation, each Target Company to the extent required under Data Protection Laws: (a) maintains a register of personal data processing, (b) provides adequate information to data subjects whose personal data are processed and ensures that all processing of personal data is carried out in reliance on a valid legal basis, and (c) retains personal data only for as long as is necessary. 25.3 Each Target Company has in place written agreements with third parties which it has authorised to have access to personal data, including all processors, to ensure that the confidentiality and security of personal data is protected and maintained as required under Data Protection Laws. 25.4 Each Target Company has implemented and maintains appropriate technical and organisational measures designed to keep personal data strictly confidential and protect personal data against accidental or unlawful destruction or accidental loss, alteration, unauthorised disclosure or access, which ensure a level of security appropriate to the risk as required under Data Protection Laws (“Information Security Program”). Each Target Company has assessed and tested its Information Security Program as necessary to comply with Data Protection Laws and has remediated all critical, high and medium risks and vulnerabilities. 25.5 No Target Company, and to the knowledge of the Seller, their processors, have not during the three (3) year period prior to the date of this Agreement: (a) suffered any material personal data breach or cybersecurity incident (“Security Incident”); or (b) been required to notify any person or Regulatory Authority of any Security Incident. 25.6 No Target Company has: (a) received any written notice, request or other communication from any Regulatory Authority, or has been subject to any enforcement action (including any fines or other sanctions) or investigation, in each case relating to a breach of their obligations under Data Protection Laws or any laws applicable to cybersecurity; (b) during the three (3) year period prior to the date of this Agreement, been subject to any proceeding relating to noncompliance or potential noncompliance with Data Protection Laws or the processing of personal data; or

91 (c) received any written claim, complaint or other communication from any data subject, which remains outstanding. 25.7 The Target Companies maintain cyber liability insurance. 26. LITIGATION 26.1 No Target Company, or any Target Company’s , businesses or assets or, in respect of the Target Business, employee, is engaged, or has in the last three (3) years been engaged, in any litigation, arbitration, mediation, settlement discussions or other dispute resolution process, or administrative or criminal investigation or proceedings (including any involving any ombudsman), whether as claimant, defendant or otherwise, other than ordinary course insurance claims within applicable policy limits that do not seek class certification (including with respect to the collection of debts in the ordinary course of business where the amount is not likely to exceed £2,500,000). 26.2 No litigation, arbitration, mediation or other dispute resolution process, or administrative or criminal investigation or proceedings (including any involving any ombudsman), by or against any Target Company or any Target Company’s business or assets or, in respect of the Target Business, employee, is pending or threatened, where the amount claimed is likely to exceed £2,500,000. 27. ANTI BRIBERY AND CORRUPTION 27.1 Each Target Company and, its respective directors, officers, employees and Associated Persons (as defined in the Bribery Act 2010) is conducting and has, in the last three (3) years conducted its business in compliance in all material respects with Anti-Bribery Laws, its internal policies and procedures related to the same and any obligations relating to Anti-Bribery Laws pursuant to any contract with any third party. 27.2 Each Target Company and its directors, officers, employees, and “Associated Persons” (as defined by the Bribery Act 2010) have not acted in material breach of Anti-Bribery Laws in the last three (3) years. 27.3 Each Target Company has in place (and has, at all relevant times, had in place) adequate written anti-corruption policies and procedures (in accordance with the guidance published from time to time by the Secretary of State pursuant to section 9 of the Bribery Act 2010) which are designed to prevent each Target Company (and any of its directors, employees, officers or Associated Persons (as defined by the Bribery Act 2010)) from engaging in any activity, practice or conduct which would constitute an offence under Anti-Bribery Laws and to ensure compliance with Anti-Bribery Laws, and copies of all such policies are disclosed in the Data Room at Folder 10. 27.4 No Target Company nor its directors, employees, officers or Associated Persons (as defined by the Bribery Act 2010) have, in the three (3) years immediately preceding the date of this Agreement, had any interactions with public officials, other than in the ordinary course of each Target Company’s business.

92 28. INTELLECTUAL PROPERTY AND INFORMATION TECHNOLOGY 28.1 The activities of any relevant Target Company do not infringe or otherwise violate, and have not in the past three (3) years infringed or otherwise violated, the Intellectual Property of any third party. In the past three (3) years, no relevant Target Company has received any written charge, complain, claim, demand, or notice (a) alleging any such infringement or other violation, or (b) challenging the ownership by any relevant Target Company of the validity or enforceability of any Intellectual Property owned by or purported to be owned by any relevant Target Company. 28.2 The Information Technology used by any relevant Target Company is in good working order in all material respects, is sufficient to satisfy the current business requirements of the Target Group in all material respects and do not contain any Malicious Code or defect, and operate and perform as necessary to conduct the business of such Target Company. 28.3 During the three (3) year period prior to the date of this Agreement, no Target Company has experienced any material disruption in its operations as a result of: (a) any security breach or other unauthorised access or acts in relation to any Information Technology; or (b) any failure of any Information Technology howsoever arising, which had or would have a Material Adverse Effect on the Target Group. 28.4 The Target Group has procedures in place which: (a) take and store on-site and off-site back-up copies of the software and data in the Information Technology; and (b) are designed to minimise unauthorised access to and the introduction of viruses and other contaminants into the Information Technology. 28.5 Section 28.5 of the Disclosure Letter lists, and the Data Room contains details of, all registered Intellectual Property (or Intellectual Property subject to application for registration) and material unregistered Intellectual Property owned by any relevant Target Company. Each relevant Target Company either legally or beneficially owns, or has licensed to it, all Intellectual Property necessary to carry on its business as currently conducted. All Intellectual Property owned or purported to be owned by any relevant Target Company is owned exclusively by the Target Group. 28.6 A list of all material licences (and, where available, copy of such licences) of Intellectual Property and Information Technology entered into by any relevant Target Company are set forth in Section 28.6 of the Disclosure Letter. 28.7 So far as the Seller is aware, no third party is infringing, misappropriating, or otherwise violating, or has in the past three (3) years infringed, misappropriated, or otherwise violated, any Intellectual Property owned by any relevant Target Company. 28.8 Each relevant Target Company has taken commercially reasonable measures to protect the confidentiality of all trade secrets and other material confidential information that is owned by the Target Group. Each current and former employee, consultant and contractor of each relevant Target Company who materially contributed to the development of any material Intellectual Property for or on behalf of any relevant Target Company has assigned all right, title and interest of such employee, consultant or contractor in such Intellectual Property to a member of the Target Group and agreed

93 to confidentiality provisions protective of the confidential information of the Target Group. 29. INSURANCE 29.1 Section 29.1 of the Disclosure Letter sets forth a list of, and the Data Room contains true and accurate copies of, all insurance policies or indemnity policies (other than policies: (a) underwritten by the Syndicates; and (b) in the nature of reinsurance, in each case which relate to the business of the Syndicates/(other than in its capacity as an insurer, reinsurer or reinsured)) maintained by or for the benefit of each Target Group Company (known as the “Insurance Policies”, and each an “Insurance Policy”). 29.2 In the past three (3) years, no insurer has disputed any of the Insurance Policies. All premiums due on the Insurance Policies have been paid when they were due, and, there are no existing circumstances which materially and adversely affect or likely to affect any Target Group Company, the effect of which would give rise to an increase in premium or make any Insurance Policy void or voidable. 29.3 There are no outstanding claims by any Target Company under, or in respect of the validity of, any of the Insurance Policies and, so far as the Sellers are aware, there are no circumstances likely to give rise to any claim by any Target Company under any of the Policies. 29.4 Each Target Company has at all times been prior to the date of this Agreement, appropriately insured against risks normally insured by a prudent person carrying on a similar business to the Target Group Companies and has at all times effected all insurances required by Applicable Law. 29.5 Nothing has been done or omitted to be done by any Target Company or, so far as the Seller is aware, any other party which has made any of the Insurance Policies void or voidable. So far as the Seller is aware, none of the insurers under the Insurance Policies are insolvent. 29.6 So far as the Seller is aware, there are no circumstances which have given or are likely to give rise to any claim or require notification under any of the Insurance Policies which have not been notified to the relevant insurers. 30. CLAIMS AND POLICIES 30.1 There has been no material failure by AMA within the last three (3) years to administer or comply with any policies in accordance with their terms which, taken individually or collectively, has resulted, or will result, in a Material Adverse Effect on AMA or the Syndicates. 30.2 The policyholder records of the managing agent are sufficient to enable the managing agent to deal with claims arising under the policies in all material respects. 30.3 The Target Companies have processed and administered all claims with respect to the Target Companies and/or the Syndicates in accordance with Applicable Law and, so far as the Seller is aware, in a timely manner during the last five (5) years.

94 31. POWER OF ATTORNEY 31.1 No Target Company has given a power of attorney and no person has any authority (express, implied or ostensible) that is still outstanding or effective to enter into any contract or commitment or to do anything on its behalf. 32. EMPLOYMENT AND PENSIONS 32.1 The Data Room contains: (a) true and complete anonymised details (which are accurate in all material respects as at the date of this Agreement) of the: (i) job title; (ii) annual salary and bonus or other incentive opportunity; (iii) location of employment and employing entity; (iv) date of commencement of employment or engagement; (v) date of birth; (vi) immigration status; (vii) part or full time status; and (viii) notice period of each Employee; (b) copies of the standard terms and conditions of employment for the Target Group (and each Employee is employed under a contract of employment that is materially in the same form as the standard terms); (c) copies of the contracts of employment between each relevant Target Company and each Senior Employee; (d) material details of any bonus schemes, share incentive schemes, share option schemes, profit share schemes or commission schemes and entitlements in which the Employees participate; and (e) copies of all handbooks and all material staff policies and procedures of the Target Group which relate to the Employees. 32.2 Section 32.2 of the Disclosure Letter sets forth a true and complete list of all independent contractors or consultants engaged by each Target Company containing: (a) country where engaged; (b) engaging entity (or entity such individual provides services to, if different); (c) whether the individual is engaged directly or via an intermediary; (d) payments received from the Target Group in calendar years 2021 and 2022; and (e) a brief description of the services provided by each independent contractor or consultant. 32.3 No offer of employment has been made by a Target Company that has not been accepted or where the employment has not yet started, in each case to any person who, on the commencement of employment, would be a Senior Employee and no Senior Employee has given notice terminating his contract of employment (which has not yet terminated) or is under notice of termination as at the date of this Agreement. 32.4 All contracts of employment between the each Target Company and its Employees are terminable at any time on not more than six months’ notice. 32.5 Save as Disclosed, the Transaction will not entitle any Employee, director, worker or independent contractor of any Target Company to terminate his or her employment,

95 appointment or engagement or receive any payment or other benefit as a result of the completion of the Transaction. 32.6 There is no trade union recognised by, or works council, staff association or other employee representative body established at any Target Company and there is no dispute between any Target Company and any trade union existing, or threatened in writing and there is no collective bargaining agreement or other arrangement in place (whether binding or not) with any trade union or employee representatives to which any Target Company is a party or subject. No Target Company has received any requests for recognition from a trade union within the three (3) years prior to the date of this Agreement and, so far as the Seller is aware, there are no circumstances likely to give rise to any request for recognition by any trade union, or establishment from any works council, staff association or other employee representative body. 32.7 There are no current, and have not been in the three (3) years prior to the date of this Agreement any, material investigations, grievances, protected disclosures, or disciplinary procedures (including, without limitation, any grievance or disciplinary appeals), or litigation, relating to any current or former director, Employee, worker, or independent contractor, and so far as the Seller is aware, there are no circumstances likely to give rise to any such investigations, grievances, protected disclosures, disciplinary procedures or litigation. 32.8 In the three (3) year period prior to the date of this Agreement, each Target Company has materially performed all obligations it is required to perform (whether arising under contract or applicable law) in respect of their current and former Employees, directors, officers, workers and independent contractors. 32.9 In the three (3) year period prior to the date of this Agreement, no Target Company has received any allegations of sexual or racial harassment or discrimination involving any of their respective current or former directors or Employees. Section 32.9 of the Disclosure Letter sets forth a list of, and the Data Room contains all settlement agreements entered into by, any Target Company within the past three (3) years relating to allegations of sexual or racial harassment or discrimination by any of its current or former Employees. 32.10 Save as Disclosed, no Target Company has an obligation to provide any maternity, paternity, adoption or other family friendly or carer-related benefits or sick pay to any Employee or worker in excess of statutory minimum requirements. 32.11 No Target Company has an obligation to make any payment or provide any benefit on the redundancy of any employee in excess of the statutory redundancy payment or to provide enhanced severance payments in case of termination, and has not, in the three (3) years preceding the date of this Agreement, operated any discretionary practice of making any such excess payments or benefits to any of their Employees. 32.12 No Target Company has in the three (3) years preceding the date of this Agreement made, or started implementation of, any collective dismissals that have required or will require notification and/or consultation with any state authority, trade union, works or supervisory council, staff association and/or body representing or in relation to any current or former Employee.

96 32.13 All Employees in the Target Group have the legal right to work in the country in which they are employed, and each Target Company has complied with all of its obligations in this regard. 32.14 In the period of three (3) years preceding the date of this Agreement, no Target Company has been a party to a relevant transfer for the purposes of the Transfer of Undertakings (Protection of Employment) Regulations 2006, Section 18A of the Employment Act 1968 of Singapore or equivalent or similar applicable laws affecting any Employee or any other person engaged in the business of the Target Group. No Employee of any Target Company has had their terms and conditions of employment varied for any reason as a result of or connected with such a transfer. 32.15 Each Target Company has complied with its COVID-19 obligations with respect to compliance with the Coronavirus Job Retention Scheme and any of its Employees or workers returning to the workplace, including compliance with any obligation to carry out a COVID-19 risk or health and safety assessment or to carry out a consultation exercise with Employees or employee representatives. 32.16 The Disclosed Scheme and the DEWS Scheme are the only scheme or arrangement to which the Target Group makes payments, or could reasonably be expected to become liable to make payments, for providing retirement, death, disability or life assurance benefits in respect of the current or former directors, Employees and workers of the Target Group. 32.17 True and complete details of the Disclosed Scheme (including details of the contributions payable) and copies of the current governing documents and all other material documentation have been included in the Data Room. 32.18 The Disclosed Scheme in the three (3) years prior to the date of this Agreement and the DEWS Scheme since its implementation on 31 January 2020 have in all material respects been operated in accordance with the provisions of its governing documentation, all applicable legislation, and the general requirements of law and regulatory practice, including that each Target Company in the United Kingdom has complied with its automatic enrolment obligations under the Pensions Act 2008 and regulations made thereunder and ArgoGlobal Underwriting (Dubai) Limited has complied with its enrolment obligations and contribution requirements under the DEWS Scheme. 32.19 All contributions which have fallen due for payment prior to the date of this Agreement in respect of the Disclosed Scheme have been paid and there are no other costs or contributions paid by any Target Company in respect of the Disclosed Scheme and there are no other costs or contributions paid by any Target Company in respect of the DEWS Scheme other than ArgoGlobal Underwriting (Dubai) Limited. 32.20 All benefits payable, or prospectively or contingently payable, under the Disclosed Scheme are “money purchase benefits” within the meaning of section 181(1) Pension Schemes Act 1993 or are insured, and no Target Company has been a party to, a sponsoring employer of, or otherwise is under any liability with respect to any defined benefit pension scheme, any final salary scheme or any death, disability or retirement benefit calculated by reference to age, salary or length of service or any other item.

97 32.21 There is no material proceeding or claim (other than routine claims for benefits) outstanding, pending or threatened against the administrators of the Disclosed Scheme, or a Target Company, in connection with the Disclosed Scheme. 33. INFORMATION 33.1 The information contained in Schedules 1, 9, and 10 is true, complete and accurate in all respects. 34. TAX 34.1 All Tax which a Target Company has been liable to pay or account for (including any Tax that a Target Company has been liable to deduct or withhold or collect from any payment by a Target Company) has been duly paid or accounted for to the relevant Tax Authority within the time limits prescribed by law. No relevant Target Company is, nor has in the past four years been, liable to pay or has paid any penalty, surcharge, fine or interest in respect of Tax. 34.2 There is not currently and has not been, at any time within the last four (4) years, a material dispute, disagreement, non-routine audit or enquiry with or by any Tax Authority involving a Target Company and, so far as the Seller is aware, no such dispute, investigation, audit or enquiry is threatened or likely to arise based on circumstances currently existing. 34.3 Each relevant Target Company has, in the past four (4) years, within applicable time limits made all returns and material claims, elections, disclaimers and notices (including, for the avoidance of doubt, all claims, elections, disclaimers and notices the making of which has been assumed for the purposes of the Base Balance Sheet as at the Base Balance Sheet Date (including to the extent the Base Balance Sheet reflects DTA Reliefs)), so far as the Seller is aware, on a proper basis, and, so far as the Seller is aware, these were, when made, and remain true and accurate. Each Target Company has provided all information and maintained all records in relation to Tax as it is required to provide, make or maintain. 34.4 Each Target Company has kept and preserved complete, accurate and up-to-date records and information as required by Applicable Law and sufficient to enable the relevant Target Company to deliver correct and complete Tax returns. 34.5 Each Target Company has duly registered for VAT purposes where required by applicable law to do so and has, in the past four 4 years, complied in all material respects with all applicable legislation relating to VAT. 34.6 All documents in the possession or under the control of each Target Company to which the relevant Target Company is a party and which are required to be stamped to establish the relevant Target Company’s rights or title to any asset have been duly stamped. 34.7 There are no encumbrances for Taxes upon any assets of any Target Company except statutory liens for Taxes not yet due and payable.

98 34.8 Each Target Company is and has, since its incorporation, been resident for Tax purposes solely in its jurisdiction of incorporation. No Target Company has a permanent establishment or other taxable presence outside of its jurisdiction of incorporation. 34.9 The provisions or reserve for Tax appearing in the Base Balance Sheet have been prepared in accordance with applicable accounting principles and, so far as the Seller is aware, are sufficient to cover all Tax for which each Target Company is liable to pay or account in respect of any period (or part-period) ended on or before the Base Balance Sheet Date. No material Taxes have been incurred by any Target Company since the Base Balance Sheet Date other than in the ordinary course of business. 34.10 No Tax Authority has agreed to operate any special arrangement (being an arrangement not based on a strict and detailed application of the relevant legislation) in relation to the affairs of any Target Company. 34.11 All clearances and consents obtained from any Tax Authority were based on full and accurate disclosure of all the facts and circumstances material to the decision of the Tax Authority of which the Seller was aware at the time. Each Target Company has complied in all material respects with any conditions to which any such consents or clearances are subject, and to the knowledge of the Seller has not taken any action which might materially alter, prejudice or materially disturb any such consent or clearance, nor, so far as the Seller is aware, will entry into this Agreement or Completion have such an effect. 34.12 Neither entering into this Agreement nor Completion will result in a charge to corporation tax, stamp duty, stamp duty land tax arising (including as a result of the withdrawal of a Relief) for any Target Company in consequence of such Target Company ceasing to be a member of a group with another person for Tax purposes. 34.13 No Target Company has been under any obligation to pay an increased sum in respect of any amounts that it is obliged to deduct or withhold in respect of Tax in connection with the repayment of any premium, interest or other amount comprised in any Indebtedness of any Target Group Company that will be outstanding immediately after Completion (other than to the extent such obligation arises as the result of change of Tax residence of a Target Group Company after Completion). 34.14 No Target Company has at any time entered into or been party to any transactions, schemes or arrangements which either were notifiable arrangements for the purposes of Part 7 Finance Act 2004 or was a notifiable scheme for the purposes of Schedule 11A VATA. 35. RELEVANT PROPERTY 35.1 The details of the Relevant Properties in Schedule 10 (Relevant Property) are true, complete and accurate in all material respects. 35.2 The Relevant Properties are the only properties used or occupied by the relevant Target Group Company or in which the relevant Target Group Company has an interest, right or liability whether contingent or otherwise. 35.3 In relation to each Relevant Property,

99 (a) the Relevant Property is held by the relevant Property Owner under the terms of the lease or licence particulars of which are set out in Schedule 10 (Relevant Property) and the leases and licences referred to in Schedule 10 constitute the entire agreement relating to occupation by the relevant Target Group Company of the Relevant Property and there are no other agreements or arrangements (written or unwritten) relating to the occupation by the relevant Target Group Company; (b) it is not subject to any mortgages, charges or other security, options or other rights to acquire an interest in it and (where applicable) the relevant Property Owner has in its possession all title deeds and documents necessary to prove its title to the Relevant Property, free from lien; (c) the relevant Property Owner is in possession and actual occupation of the whole of the Relevant Property on an exclusive basis, and no right of occupation or enjoyment has been granted or acquired or is the course of being granted or acquired by any third party; and (d) it is in a good and substantial state of repair and condition (fair wear and tear excepted). 35.4 All sums due pursuant to the relevant lease or licence under which the Relevant Properties are held, have been paid in full up to date as and when they became due. 35.5 No Property Owner or relevant Target Group Company has committed or has received written notice of any material breach of, or material failure to comply with, any covenants, obligations, conditions, or other obligations or restrictions relating to the Relevant Properties which notice remains outstanding and, So far as each relevant Seller is aware, there are no circumstances which may lead to any such notice being served. 35.6 There are no outstanding disputes, actions, claims, demands or complaints in each case of a material nature in respect of any Relevant Property nor is the relevant Seller aware of any threatened or potential claim or action in relation to any Relevant Property which is or would be material for the Target Group.

100 SCHEDULE 5 (LIMITATIONS ON LIABILITY) 1. THRESHOLD FOR WARRANTY CLAIMS The Purchaser shall not be entitled to damages or other payment in respect of any Warranty Claim unless and until the aggregate amount of all such claims exceeds $1,250,000, but once the aggregate amount of all such claims has exceeded such sum, the Seller shall be liable in respect of the full amount of all such claims and not only the amount by which such sum is exceeded. 2. GENERAL 2.1 In respect of any Warranty Claim or Tax Covenant Claim, the Purchaser shall not be entitled to claim for any indirect, punitive or consequential losses except to the extent that any such damages are (a) payable to a third party not affiliated with the relevant indemnified party or (b) solely with respect to consequential losses (including lost profits), such losses are the reasonably foreseeable result of the event that gives rise thereto, regardless of the form of action through which such damages are sought. 2.2 The Purchaser shall not be entitled to claim for a breach of a Warranty Claim if it had actual knowledge of such breach prior to the date hereof. 2.3 Each provision of this Schedule shall be read and construed without prejudice to each of the other provisions of this Schedule. 2.4 Nothing in any of the Share Purchase Documents shall or shall be deemed to relieve or abrogate the Parties of any common law duty to mitigate any loss or damage. 2.5 The only Warranties given in respect of Tax are those contained in paragraph 34 (Tax) of Schedule 4 (Warranties), and none of the other Warranties shall or shall be deemed to be, whether directly or indirectly, a Warranty in respect of Tax and the Purchaser acknowledges and agrees that the Seller does not make any other warranty as to Tax. 3. NOTICE AND TIME LIMITS FOR BRINGING CLAIMS 3.1 No Claim shall be brought against the Seller unless the Purchaser shall have given to the Seller written notice of such Claim: (a) in respect of any Claim other than a Fundamental Warranty Claim, Tax Claim, or Indemnity Claim, no later than the later of: (i) 18 months from the Completion Date, and (ii) the date on which the audit of the accounts of the Target Group Companies for the financial year ending 31 December 2023 has been completed; (b) in respect of any Fundamental Warranty Claim, no later than seven years from the Completion Date; (c) in respect of any Indemnity Claim, no later than six years from the Completion Date; and

101 (d) in respect of any Tax Claim, no later than seven years from the Completion Date. PROVIDED THAT the liability of the Seller in respect of a Warranty Claim shall absolutely determine (if such Warranty Claim has not been previously satisfied, settled or withdrawn) and such Warranty Claim shall be deemed to have been withdrawn and no new Warranty Claim may be made in respect of the facts giving rise to such Warranty Claim unless legal proceedings in respect of such Warranty Claim have been commenced within twelve months of the giving of such notice and for this purpose proceedings shall not be deemed to have been commenced unless they shall have been properly issued and validly served upon the Seller and FURTHER PROVIDED THAT such a Warranty Claim, once commenced, is progressed by the Purchaser as quickly as reasonably practicable except: (i) in the case of such a Warranty Claim based upon a liability which is contingent or otherwise not capable of being quantified, in which case the twelve-month period shall commence on the date that the contingent liability becomes an actual liability or the liability is capable of being quantified; (ii) in the case of such a Warranty Claim where a member of the Purchaser’s Group has a corresponding claim against an insurer or a corresponding entitlement to recovery from some other person, in which case the twelve-month period shall commence on the date that the corresponding such claim or entitlement is finally settled or finally determined; or (iii) in the case of such a Warranty Claim which has arisen as a result of such a claim made against a member of the Purchaser’s Group, in which case the twelve-month period shall commence on the date that such underlying claim is finally settled or finally determined. 3.2 Any notice provided pursuant to paragraph 3.1 of this Schedule 5 shall be provided as soon as reasonably practicable after the Purchaser becomes aware of any fact, matter or circumstance that is reasonably likely to give risk to a Warranty Claim, specifying (in reasonable detail) the matter which gives rise to the Warranty Claim or Tax Covenant Claim, the nature of such Warranty Claim or Tax Covenant Claim and, if known to the Purchaser, the amount claimed in respect thereof (detailing to the extent reasonably practicable the Purchaser’s good faith calculation of the loss thereby alleged to have been suffered by it or the relevant member of the Purchaser’s Group). Notwithstanding the foregoing, no delay on the part of the Purchaser in notifying the Seller of such matters shall relieve the Seller from any obligation or otherwise affect the rights of the Purchaser unless (and then solely to the extent) that the Seller is actually prejudiced by such delay. 4. NO LIABILITY FOR CONTINGENT OR NON-QUANTIFIABLE CLAIMS 4.1 If any Claim arises which, at the time such Claim is notified to the Seller in accordance with paragraph 3.1 of this Schedule or Schedule 17 (Indemnities) (in respect (where applicable) of an Indemnity Claim) is contingent only or otherwise not capable of being quantified, then the Seller shall not be under any obligation to make any payment in respect of such Claim unless and until such liability ceases to be contingent or becomes

102 capable of being quantified. So long as such Claim shall have been notified to the Seller in accordance with paragraph 3.1 of this Schedule or paragraph 1.2 of Schedule 17 (Indemnities), as appropriate, then with respect to a Warranty Claim only the proviso set out at paragraph 3.1(d)(i) of this Schedule shall operate to govern the time limit within which legal proceedings must be commenced in respect thereof. 5. NO LIABILITY IF LOSS IS OTHERWISE COMPENSATED FOR 5.1 No liability shall attach to the Seller by reason of any Warranty Claim or Tax Covenant Claim to the extent that the same loss has been recovered by the Purchaser or any member of the Purchaser’s Group under any other term of this Agreement, the Tax Covenant or pursuant to any other document entered into pursuant hereto and accordingly the Purchaser may only recover once in respect of the same loss. 5.2 The Seller shall not be liable for any Warranty Claim or Tax Covenant Claim to the extent that the subject of the claim has been or is made good or is otherwise compensated for without cost to the Purchaser or any other member of the Purchaser’s Group. 5.3 If any member of the Purchaser’s Group is or may be entitled to claim under any policy of insurance in respect of any matter or event that is likely to give rise to a Warranty Claim or Tax Covenant Claim, then without limiting the Purchaser’s right to make a Warranty Claim or Tax Covenant Claim against the Seller the Purchaser shall (and shall procure that the relevant member of the Purchaser’s Group shall) use all reasonable endeavours to pursue such an insurance claim and any such insurance claim shall then extinguish or reduce any such Warranty Claim or Tax Covenant Claim by the amount so recovered (less all reasonable costs incurred by the Purchaser’s Group in recovering such amount and any Tax computed by reference to the amount so recovered) (but, for the avoidance of doubt, the foregoing shall not require the Purchaser to pursue any claim arising under Part B of Schedule 15 (with respect to any DTA Reliefs Shortfall) under the Warranty Insurance Policy). 5.4 If: (a) the Seller pays to the Purchaser an amount in respect of a Warranty Claim or a Tax Covenant Claim (a “Damages Payment”); (b) the Purchaser or a member of the Purchaser’s Group subsequently recovers from a third party (including an insurer) an amount which is referable to that Warranty Claim or Tax Covenant Claim (a “Third Party Sum”); (c) the receipt of the Third Party Sum was not taken into account in calculating the Damages Payment; and (d) the aggregate of the Damages Payment and the Third Party Sum exceeds the amount required to compensate the Purchaser in full for the loss or liability which gave rise to that Warranty Claim or Tax Covenant Claim (such excess being the “Excess Recovery”), then the Purchaser shall promptly and in any event within 10 Business Days of receipt of the Third Party Sum pay to the Seller an amount equal to the lower of: (i) the Excess

103 Recovery; and (ii) the Damages Payment, in each case less all reasonable costs incurred by the Purchaser’s Group in recovering such amount and any Tax computed by reference to the amount so recovered. 6. ACTS OF PURCHASER 6.1 No Warranty Claim (other than a Tax Warranty Claim) shall lie against the Seller to the extent that such Warranty Claim is attributable to: (a) any voluntary act, transaction, or arrangement carried out at the express request or direction of or with the prior written consent of the Purchaser or any member of the Purchaser’s Group before Completion; (b) any voluntary act, transaction, or arrangement carried out by the Purchaser or by a member of the Purchaser’s Group on or after Completion other than an admission of liability that is not in breach of this Schedule; or (c) any admission of liability made in breach of the provisions of this Schedule by the Purchaser or by a member of the Purchaser’s Group on or after Completion. 6.2 The Seller shall not be liable for any Warranty Claim (other than a Tax Warranty Claim) which would not have arisen but for any reorganisation (including a cessation of the whole or part of any trade) or change in ownership of any member of the Purchaser’s Group or of any assets of any such member after Completion or change in any accounting basis on which any member of the Purchaser’s Group values its assets or any accounting basis, method, policy or practice of any member of the Purchaser’s Group which is different from that adopted or used in the preparation of the Accounts. 7. THE COMPLETION BALANCE SHEET No matter shall be the subject of a Warranty Claim, Tax Covenant Claim or Indemnity Claim if and to the extent of any identifiable accrual, provision, reserve, or liability (including as a reduction to the value of an asset) for such matter is recognised in the Completion Balance Sheet or such matter has been otherwise taken account of or reflected in the Completion Balance Sheet (including as a result of an accrual provision, reserve or liability being recognised in the Completion Balance Sheet in respect of any Tax that would have been saved but for the non-availability of the DTA Reliefs), save that this paragraph 7 shall not limit the Seller’s liability for amounts in excess of the relevant recognised accrual, provision, reserve or liability. For the purposes of this paragraph 7, the expression “identifiable” in relation to the Completion Balance Sheet means that which is identifiable, or which would be identifiable, through examination of the accounts and the documents Disclosed to the Purchaser in folders 8 and 9 of the Data Room. 8. FUTURE LEGISLATION 8.1 No liability shall arise in respect of any Warranty Claim or Tax Covenant Claim to the extent that such liability occurs or is increased directly or indirectly as a result of: (a) the passing of, or a change in, any law, rule, regulation, treaty, constitution, order or administrative action not in force on the date of this Agreement;

104 (b) any change after the date of this Agreement of any interpretation or application of any of the foregoing by any Regulatory Authority (or any Tax Authority); or (c) the withdrawal of any extra-statutory concession or other agreement or arrangement currently granted by or made with any Regulatory Authority (or any Tax Authority) (whether or not having the force of law). 9. SOLE REMEDY FOR A BREACH OF WARRANTY 9.1 Except in the case of wilful misconduct, fraud or fraudulent misrepresentation, a claim for breach of a Warranty shall be the sole and exclusive remedy available to the Purchaser for any losses (including any losses from Warranty Claims for breach of contract, warranty, tortious conduct (including negligence) or otherwise and whether predicated on common law, statute, strict liability or otherwise) that it may at any time suffer or incur, or become subject to, as a result of, or in connection with, any breach of or inaccuracy with respect to any Warranty. 10. FORECASTS, ESTIMATES AND RESERVES 10.1 The Purchaser acknowledges and agrees that: (a) the members of the Purchaser’s Group are responsible for assessing the extent to which they require appropriate independent actuarial advice relating to the purchase of the Shares and the terms of this Agreement, the Share Purchase Documents and any other agreement or document to be executed pursuant to this Agreement or any of the other Share Purchase Documents, and that the members of the Purchaser’s Group are responsible for assessing the adequacy of any actuarially determined reserves of any member of the Target Group or the Syndicates; (b) neither the Seller, any member of the Target Group or Retained Group nor any of their respective Representatives gives or makes any warranty or representation whatsoever as to the accuracy of the forecasts, assumptions, estimates (including estimates of value), statements of intent or statements of honestly expressed opinion provided to any of the members of the Purchaser’s Group or their respective Representatives or by means of and any other information supplied to or made available to the Purchaser in the course of the Purchaser’s due diligence exercise on or prior to the date of this Agreement; (c) none of the Warranties nor any other provision of any of the Share Purchase Documents nor any other document to be executed pursuant to any of the Share Purchase Documents shall be construed as a representation or warranty as to the future fulfilment of any assumption. In particular, and without prejudice to the generality of the foregoing, no representation or warranty is made as to the adequacy of the amount of the reserves relating to any member of the Target Group’s business; (d) none of the Warranties nor any of the undertakings of the Seller given under any of the Share Purchase Documents nor any other provision of any of the Share Purchase Documents nor any other document to be executed pursuant to any of

105 the Share Purchase Documents shall be construed as a representation or warranty as to the future fulfilment of any assumption; and (e) notwithstanding anything otherwise contained in this Agreement or any of the other Share Purchase Documents, no provision of this Agreement nor of any of the other Share Purchase Documents, nor any other agreement or document to be executed pursuant to this Agreement or any other Share Purchase Document, shall be construed as constituting, directly or indirectly, such a representation or warranty as to the adequacy of the amount of the reserves relating to the business of any member of the Target Group or the Syndicates. 11. FRAUD None of the limitations in this Schedule and Clause 8 shall apply to any Claim which arises or is increased, or to the extent to which it arises or is increased, as the consequence of, or which is delayed as a result of, wilful misconduct, fraudulent misrepresentation or fraud on the part of the Sellers, any member of the Seller’s Group, or any of their Representatives to the extent the Seller or any member of the Seller’s Group shall be vicariously liable for the wilful misconduct, fraudulent misrepresentation or fraud of any such Representative.

106 SCHEDULE 6 (PURCHASER WARRANTIES) 1. CAPACITY 1.1 The Purchaser is validly incorporated, in existence and duly registered under the laws of its jurisdiction of incorporation and has the legal right, requisite power, authority and capacity to execute and deliver, and to exercise its rights, enter into and perform its obligations under this Agreement and the other Share Purchase Documents to which it is a party. 1.2 The obligations of the Purchaser under this Agreement constitute, and the obligations of the Purchaser under the other Share Purchase Documents to which it is party will, when executed and delivered, constitute legal, valid and binding obligations of the Purchaser in accordance with their respective terms. 1.3 The execution and delivery of, and the performance by the Purchaser of its obligations under, this Agreement and the other Share Purchase Documents to which it is party will not: (a) result in a material breach of any provision of the memorandum or articles of association of the Purchaser; (b) result in a material breach of, or constitute a default under, any instrument to which it is a party or by which it is bound; (c) so far as the Purchaser is aware, result in a breach of any order, judgment or decree of any court or governmental agency to which the Purchaser is a party or by which the Purchaser is bound in any jurisdiction; (d) except as expressly set out in Schedule 2 (Conditions to Completion), require the consent, authorisation, licence or approval of or notice to the Purchaser’s shareholders; or (e) so far as it is aware, require any Regulatory Authority to authorise the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or the performance by the Purchaser of its obligations under this Agreement. 1.4 The execution and delivery of, and the performance by the Purchaser of its obligations under this Agreement and the other Share Purchase Documents to which it is party will not result in a material breach of, or constitute a default under, any instrument to which the Purchaser is a party or by which the Purchaser is bound. 1.5 It is validly incorporated, in existence and good standing and duly registered under the laws of its jurisdiction of incorporation and has been in continuous existence since its incorporation. 1.6 The Purchaser is not insolvent or unable to pay its debts within the meaning of the Insolvency Act 1986 or any other applicable insolvency legislation in any jurisdiction, nor has it stopped paying its debts as they fall due.

107 1.7 No process is ongoing in any jurisdiction by or under which: (a) the Purchaser has been or may be liquidated, dissolved or struck off or placed into administration (b) a person has been or may be appointed in connection with the enforcement of any encumbrance over or affecting any of the assets or undertaking of the Purchaser; or (c) any composition in satisfaction of, or moratorium in respect of, the debts of the Purchaser or any scheme of arrangement or compromise between it and its creditors or any class of its creditors (including a restructuring plan under Part 26A of the Companies Act 2006) has been or may be put in place.

108 SCHEDULE 7 (CONDUCT OF TARGET GROUP’S BUSINESS BEFORE COMPLETION) 1. CONDUCT OF TARGET GROUP’S BUSINESS BEFORE COMPLETION 1.1 The acts and matters for the purposes of Clause 4.1 are as follows: (a) make any material change in the nature or organisation of its business (including any discontinuance or cessation of the operation of all or a material part of its business, whether commencing or closing new lines of business or otherwise) which would materially affect any of the Target Companies; (b) enter into, materially amend or terminate any Material Contract (excluding Insurance Contracts (and any other arrangements ancillary thereto including binding agreements and delegations), Material Reinsurance Contacts and Material Inwards Reinsurance Contracts) with any person; (c) resolve to be voluntarily wound up or otherwise to enter into, establish, commence or participate in, or agree to enter into, establish, commence or participate in any plan or arrangement which would result in the complete or partial dissolution, liquidation, merger, consolidation, restructuring, recapitalisation or other reorganisation; (d) appoint or dismiss (save for in the case of gross misconduct) or make any change to the remuneration in excess of 5% of then current remuneration or any material change to the other terms and conditions of employment (including change in control benefits, severance arrangements, pension benefits or other benefits) of any Senior Employee, save where required by Applicable Law; (e) induce, or attempt to induce, any Senior Employee, whether directly or indirectly, to terminate their employment; (f) sell, transfer, auction or “drop” any rights to participate as a Member of Syndicate 1200, or enter into any agreement to allow any person to share (economically or otherwise) in a participation on Syndicate 1200, save for in accordance with this Agreement; (g) carry out the underwriting or reinsurance for and on behalf of the Members of the Syndicates, (i) other than in accordance with the then current syndicate business plan for the relevant Syndicate subject to such variations as would not require Lloyd’s to agree to a variation to such plan; (h) enter into any inter-syndicate loans or borrowings on behalf of Syndicate 1200 or permit Syndicate 1200 to enter into any new borrowings or facilities with any person; (i) make any material amendments to the investment strategy for investments held by or on behalf of the Target Group for the Syndicate as in place at the date of this Agreement, except as may be reasonably required to comply with Clause 4.1;

109 (j) make any capital expenditure which together with all other capital expenditure entered into between the date of this Agreement and Completion, exceeds the sum of $2,000,000 in aggregate; (k) create, allot or issue any shares or loan capital or securities or agree, arrange or undertake to do any of those things; (l) grant any option over or other right to subscribe, call (whether by subscription or otherwise) or purchase, or redeem, buy back, repay or reduce, any share or loan capital or securities of any Target Group Company or securities convertible into any of the foregoing or vary any class rights attached to any Target Company’s shares; (m) create any Third Party Right over the Shares or Subsidiary Shares; (n) redeem or purchase any uncalled or unpaid liability in respect of any shares, or any capital redemption reserve, share premium account or other reserve that is not freely distributable; (o) capitalise any amount standing to the credit of any reserve or otherwise split, combine, reclassify or reorganise its share capital or loan capital; (p) authorise any transfer of shares; (q) enter into any joint venture, consortium (other than Lloyd’s consortia) or partnership; (r) declare, authorise, make or pay any dividend or other distribution to shareholders (whether in cash, stock or kind); (s) alter, amend or vary any of the accounting principles, practices, estimation techniques, measurement bases, procedures and policies (including in relation to the exercise of accounting discretion or judgement or claims administration) or reserving methodologies, assumptions, policies or principles of the Target Companies unless such alteration, amendment or variation is required by Applicable Law or relevant accounting requirements; (t) enter into any new agreement or arrangements with any member of the Retained Group (excluding fronting arrangements between any Target Company and any member of the Retained Group in accordance with the Fronting Principles); (u) change its residence for Tax purposes or establish any office, branch or permanent establishment in any jurisdiction other than its jurisdiction of incorporation; (v) make or change any material Tax election applicable to a Target Company, including any election to change the entity classification of any Group Company for U.S. federal income tax purposes; (w) other than as may be required or recommended by any legislative, regulatory, accounting or Tax requirement or practice, change any annual Tax accounting

110 period, adopt or change any basis, accounting method, policy, principles or practice relating to Tax or Tax accounting in any material way; (x) other than as may be required by Applicable Law and is in the ordinary course of business, materially amend, retract or re-submit any Tax return which has previously been submitted to a Taxation Authority, or materially amend, disclaim or revoke any Tax refund or Tax relief or any claim, surrender or election relating to Tax which has previously been received or submitted or notified to any Taxation Authority or otherwise given effect pursuant to Applicable Law; (y) settle, compromise, agree or materially negotiate any material audit, enquiry, assessment, dispute or litigation relating to Tax with any Taxation Authority or consent to any extension or waiver of the limitation period relating to Tax; (z) sell, license, otherwise dispose of, terminate its to use, fail to renew or fail to take any action to defend or preserve any Intellectual Property owned or used by any of the Target Companies which is material to their business(es); (aa) grant any guarantee or indemnity for the obligations of any person (other than any member of the Target Group); (bb) acquire or dispose of, or enter into any arrangement to acquire or dispose of, any material assets, businesses or undertakings or any material revenues or assume or incur, or agree to assume or incur, any material liability, obligation or expense of the Target Group in each case otherwise than in the ordinary course of business; (cc) save in respect of any investment assets in respect of the insurance business of any Target Company in accordance with the investment guidelines of the applicable Target Company as of the relevant date, acquire or enter into an agreement to acquire shares, capital stock, options, bonds, debentures or other securities or the whole or any part of the undertaking of any person or consolidate with any person, enter into any demerger transaction or participate in any other type of corporate reconstruction; (dd) save in respect of investment management actions in relation to FAL that are consistent with practice prior to signing this Agreement, create or grant any option, right to acquire, mortgage, charge, pledge, lien (other than a lien arising by operation of law) or other form of security or encumbrance or equity on, over or affecting the whole or any material part of its undertaking or assets (other than rights arising under retention of title clauses in the ordinary course of business); (ee) incur any Indebtedness (other than the receipt of trade credit in the ordinary course of business or pursuant to and in accordance with the limits subsisting at the date of this Agreement); (ff) lend any money (other than the granting of any trade credit in the ordinary course of business) to any person (other than any member of the Target Group);

111 (gg) accelerate or delay the collection or payment of any account receivable or account payable beyond or in advance of its due date, other than in the ordinary course of business; (hh) change its name or alter any part of its articles of association or equivalent constitutional documents (or resolve to do so, except as otherwise required by this Agreement); (ii) fail to renew such insurance policies as are normally maintained by prudent companies carrying on business similar to that of the Target Companies or do, allow or procure any act or omission which would void or render voidable such insurances; (jj) amend any of its risk management or governance procedures or policies in any material respect; (kk) make any material change to its claims handling, processing and payment policies, guidelines or practices (including with respect to the time for handling, processing and paying claims), except as required by Applicable Law; (ll) commence, discontinue, compromise or settle any litigation or arbitration proceedings, where the settlement or compromise is likely to exceed: (i) $5,000,000 in respect of aggregate claims related to the Target Companies’ insurance business (save that, for the purposes of the Warranty set forth in paragraph 7.6(f) of Schedule 4, such amount shall be deemed to be $10,000,000); (ii) $250,000 in respect of any other claim, other than debt collection in the ordinary course of business; (mm) agree to any compromise or settlement of any disciplinary or enforcement action pursued by any Regulatory Authority in relation to the business of any member of the Target Group or any Representative of the Target Group; (nn) surrender, vary, limit, or allow to lapse any Regulatory Authorisation other than Regulatory Authorisations that are de minimis to the Target Business; (oo) make any new application for any new regulatory licences or permissions; (pp) change its accounting reference date; or (qq) enter into any agreement (conditional or otherwise) to do any of the foregoing.

112 SCHEDULE 8 (EMPLOYMENT) 1. RETAINED EMPLOYEES 1.1 For the purposes of this Schedule 8, “Retained Employees” shall mean those employees employed by Argo Management Services Limited or any other Target Company who do not work predominantly for, or are not assigned or dedicated to, the business of the Target Companies, as agreed between the Parties prior to the date of this Agreement. 1.2 At its sole cost and expense, the Seller or one of its Affiliates shall, no later than twenty (20) Business Days prior to the Completion Date, either (a) terminate the employment of the Retained Employees, or (b) make offers of employment to the Retained Employees to take effect on the Completion Date (“Employment Offers”) with such Employment Offers being made on employment terms that are the same or are in the aggregate no less favourable than the terms of employment for each Retained Employee immediately prior to or at Completion, or (c) enter into tripartite novation agreements between Argo Management Services Limited, the member of the Retained Group to become the employer, and the Retained Employees, to transfer all rights and obligations arising from the contracts of employment of the Retained Employees to such member of the Retained Group on or prior to Completion (each, a “Novation Agreement”). 1.3 In the event that, following Completion, the Seller or the Purchaser discovers that: (a) any (i) Retained Employee; or (ii) other employee of any Target Company who does not work predominantly for, or is not assigned or dedicated to, the Business of the Target Companies, has not accepted the Employment Offer or entered into a Novation Agreement; or (b) any employee of the Retained Group is otherwise for whatever reason found to, or claims to be, employed by a Target Company following Completion, (in each case of subclauses (a) and (b) above, an “Out-of-Scope Employee”) the Seller shall indemnify the Purchaser and the Target Companies against losses suffered or incurred at any time by a the Purchaser or Target Company, in respect of the employment or termination of any Out-of-Scope Employee in the period from Completion until the termination of their employment in accordance with this Clause 1.3 and any notice, statutory or contractual redundancy or other contractual severance costs or other reasonable amounts payable arising from or in relation to such employment and/or termination of employment of any Out-of-Scope Employee, provided that: (i) the Purchaser promptly notifies the Seller that a Retained Employee has not, or has alleged that they have not, transferred to the Retained Group or that an employee of the Retained Group has transferred or alleged that they have transferred to the Target Group; (ii) within ten (10) Business Days of a notification under paragraph 1.3(a) of Schedule 8 (the “Offer Period”) the Seller or a member of the Seller’s

113 Group may offer such Out-of-Scope Employee employment in the Retained Group on the same terms; and (iii) where the Seller (or a member of the Seller’s Group, if applicable) fails to make an offer of employment, or the Out-of-Scope Employee rejects such offer, the Purchaser will serve notice to terminate the employment of such Out-of-Scope Employee within twenty (20) Business Days following the expiry of the Offer Period. The Purchaser shall comply with its obligations to conduct a fair termination process pursuant to Applicable Law when carrying out such termination, in each case, save where any losses arise directly from a discriminatory, fraudulent or dishonest act or omission towards such Out-of-Scope Employee by the Purchaser between the Completion Date and the date of termination of employment of such Out- of-Scope Employee.

114 SCHEDULE 9 (BASIC INFORMATION ABOUT THE TARGET GROUP) [***]

115 SCHEDULE 10 (RELEVANT PROPERTY) Particulars of Relevant Properties [***]

116 SCHEDULE 11 (PREPARATION OF COMPLETION BALANCE SHEET) 1. DRAFT COMPLETION BALANCE SHEET AND NET ASSET STATEMENT 1.1 The Purchaser will procure that the following are prepared in accordance with the provisions of this Schedule 11 and delivered to the Seller within 90 Business Days of Completion: (a) draft Completion Balance Sheet in the form included in Schedule 13 and otherwise prepared in accordance with the provisions of paragraph 3 of this Schedule 11 (the “Draft Completion Balance Sheet”); and (b) a draft Net Assets Statement, substantially in the form set out in Part 3 of Schedule 12 (the “Draft Net Assets Statement”). 2. COMPLETION BALANCE SHEET AND NET ASSET STATEMENT 2.1 Following delivery of the Draft Completion Balance Sheet and Draft Net Assets Statement to the Seller and until the Completion Balance Sheet has been agreed or determined in accordance with the provisions of this Schedule 11, the Purchaser shall, and shall procure that each Target Company shall, give the Seller and its Representatives reasonable access, at reasonable times and on reasonable notice, to all records, working papers and other information relating to the Draft Completion Balance Sheet and their preparation (including any such records, working papers and other information held by their accountants and other advisers) to enable the Seller to agree and determine the Completion Balance Sheet and Net Asset Statement. 2.2 The Seller will, before the end of 15 Business Days following receipt of the Draft Completion Balance Sheet and Draft Net Assets Statement, notify the Purchaser in writing that (i) it agrees with the Draft Completion Balance Sheet and Draft Net Assets Statement, or (ii) it disagrees with the Draft Completion Balance Sheet and Draft Net Assets Statement, setting out the items which it disputes and the basis upon which it disputes such items (such notice, an “Objection Notice”). The Seller and the Purchaser shall be deemed to have agreed on all amounts in the Draft Completion Balance Sheet and the Draft Net Assets Statement that are not disputed in the Objection Notice. 2.3 If: (a) the Seller agrees with the Draft Completion Balance Sheet and Draft Net Assets Statement (either as original submitted by the Seller or after adjustments agreed between the Seller and the Purchaser); (b) the Seller fails to deliver an Objection Notice within the 15 Business Day period referred to in paragraph 2.2; or (c) the purported Objection Notice delivered by the Seller fails to set out the items which the Seller disputes or the basis upon which it disputes such items,

117 then the Draft Completion Balance Sheet and Draft Net Assets Statement (incorporating any agreed adjustments) shall constitute the “Completion Balance Sheet” and the “Net Assets Statement” for purposes of this Agreement and shall be final and binding on the Seller and the Purchaser. 2.4 If the Seller delivers an Objection Notice, then the Seller and the Purchaser shall endeavour in good faith to agree on the matters in dispute set out in the Objection Notice. To the extent that any matters in dispute are agreed by the Seller and the Purchaser, these shall be deemed to form part of the Draft Completion Balance Sheet and/or Draft Net Assets Statement. 2.5 To the extent the Seller and the Purchaser are unable to agree on all of the matters in dispute set out in the Objection Notice within 15 Business Days of the Objection Notice having been received by the Purchaser, the matters set out in such Objection Notice remaining in dispute, and no other matters, may be referred by either the Seller or the Purchaser to a firm of internationally recognised independent chartered accountants jointly agreed upon between the Seller and the Purchaser or (failing such agreement) appointed, at the request of either the Seller or the Purchaser at any time, by the President from time to time of the Institute of Chartered Accountants in England and Wales, which firm (the “Independent Accountants”) shall then determine the remaining matters in dispute. 2.6 The following terms of reference will apply to any such appointment of Independent Accountants: (a) the Independent Accountants shall be instructed to notify the Seller and the Purchaser in writing of its determination of the matters in dispute as soon as is reasonably practicable; (b) in giving such determination, the Independent Accountants shall state what adjustments (if any) are necessary to the Draft Completion Balance Sheet and Draft Net Assets Statement in respect of each of the matters in dispute set out in the Objection Notice and remaining in dispute, and no other matters, in order to comply with the requirements of this Agreement; (c) the Seller and the Purchaser shall be entitled to make written submissions to the Independent Accountants, but subject thereto, the Independent Accountants shall have power to determine the procedure to be followed in relation to its determination; (d) in making such submissions the Seller and the Purchaser shall state their respective best estimates of monetary amounts of the matters referred for determination; (e) any such Independent Accountants shall act as an expert (and not as an arbitrator) in making any such determination, which shall in the absence of manifest error be final and binding on the parties; and (f) the expenses of any such determination by the Independent Accountants shall be borne between the Seller and the Purchaser in such proportions as the

118 Independent Accountants shall in its discretion determine, or, failing such discretion, equally between the Seller and the Purchaser. 2.7 The Seller and the Purchaser shall each use reasonable endeavours to procure that all records, working papers and other information within their respective possession or control as may be reasonably required by the Independent Accountants for the purposes of this Schedule 11 are promptly made available to the Independent Accountants, and each of the Seller and the Purchaser shall generally render all assistance reasonably necessary for the determination of the Completion Balance Sheet and the Net Asset Statement by the Independent Accountants. 2.8 Nothing in this paragraph 2 shall entitle a Party or the Independent Accountants access to any information or document which is protected by legal professional privilege, or which has been prepared by the other party or its accountants and other professional advisers with a view to assessing the merits of any claim or argument, provided that a Party shall not be entitled by reason of this paragraph 2.8 to refuse to supply such part or parts of documents as contain only the facts on which the relevant claim or argument is based. 2.9 Each Party shall, and shall procure that its Representatives shall, and shall instruct the Independent Accountants to, keep all information and documents provided to them pursuant to this paragraph 2 confidential and shall not use them for any purpose, except for disclosure or use in connection with the agreement and determination of the Completion Balance Sheet and the Net Asset Statement, the proceedings of the Independent Accountants or any other matter arising out of this Agreement or in defending any claim or argument or alleged claim or argument relating to this Agreement or its subject matter. 2.10 Any determination of the Independent Accountants under paragraph 2.6 shall be deemed to be incorporated into the Draft Completion Balance Sheet and the Draft Net Assets Statement, which, as adjusted by the alterations so determined by the Independent Accountants (if any), shall constitute the “Completion Balance Sheet” and the “Net Asset Statement” for purposes of this Agreement and shall be final and binding on the Seller and the Purchaser. 3. BASIS OF PREPARATION 3.1 The Completion Balance Sheet shall be drawn up in accordance with: (a) the following specific policies, bases, methods, practices and procedures: (i) the Completion Balance Sheet shall be prepared in U.S. dollars. Conversion of all other currency values into U.S. dollars for this purpose shall be made using the applicable Exchange Rate for each relevant currency as at the Completion Date; (ii) the Completion Balance Sheet shall reflect the position of the Target Group Companies as at the close of business on the Completion Date, which shall be treated as (A) the end of a financial reporting period (including performance of all normal year-end accounting procedures) and (B) the end of a tax accounting period;

119 (iii) the Completion Balance Sheet shall be prepared on the basis that the Target Group is a going concern; (iv) the Completion Balance Sheet shall be prepared on the basis set out in the below. (b) to the extent not inconsistent with paragraph (a) above, be prepared on a consistent basis and using the same accounting and actuarial policies, principles, estimation techniques, measurements bases, practices and procedures utilised in the preparation of the Base Balance Sheet. (c) To the extent not inconsistent with paragraphs (a) and (b)above, be prepared in accordance with US GAAP applied consistently with its application to the Base Balance Sheet. 3.2 The Completion Balance Sheet will represent the consolidated balance sheet for AUA, inclusive of legal and adjusting entities listed in Annex 1 to this Schedule II. Subsidiary balance sheets in the perimeter file are to be extracted from the general ledger (“GL”) as of the Completion Date with inter-company eliminations associated with those entities within the perimeter being included to achieve a consolidated presentation at the AUA level. The subsidiary balance sheets will be prepared in accordance with U.S. GAAP. 3.3 The Completion Balance Sheet will also include the following six transactions (in respect of which pro forma adjustments have been included in the Base Balance Sheet for information and demonstrative purposes based on the terms and conditions outlined in this Agreement: (a) Bermuda Property Quota Share – Quota share ceded to ARL for the net Bermuda property business retained by Argo (No. 604) Limited and Nomina No 550 LLP under the D&F/Casualty Reinsurance Agreement in the Agreed Form. (b) [***] (c) [***] (d) Political Risk and Trade Credit – Adverse Development Cover (ADC) – ADC cover provided by ARL for agreed covers in respect of political risk and trade credit business under the TPV/PRI Reinsurance Agreement in the Agreed Form. (e) U.S. Casualty Quota Share – Quota share ceded to ARL for the net U.S. casualty business retained by Argo (No. 604) Limited and Nomina No 550 LLP under the D&F/Casualty Reinsurance Agreement in the Agreed Form. (f) Political Violence and Terrorism – Adverse Development Cover and Quota Share – cover provided by ARL for agreed covers in respect of political violence and terrorism business under the TPV/PRI Reinsurance Agreement in the Agreed Form.

120

121 Annex 1 Entities comprising the perimeter: Argo Global Underwriting Limited (Dubai) Argo Underwriting Agency Argo Managing Agency Argo Direct Limited Argo Management Services Argo Global Underwriting Asia Nameco - Ordinary Shareholder – Company 604 Nameco - A Shareholder – Company 616 Nameco - Hannover – Company 607 Nameco - Berkshire Hathaway – Company 617 Nameco - Everest – Company 703 Nameco - XL – Company 704 Nameco - Sompo – Company Alpha Nameco - Nomina 550 LLP - Company Nameco-Sadu Re – Company Chi Nameco - ANDI – Company Delta Nameco - Epsilon - Company Nameco - Zeta - Company Affinibox, Inc. Ariel P&C Nameco-ACML1910

122 SCHEDULE 12 (BASE BALANCE SHEET) [***]

123 SCHEDULE 13 (FORM OF COMPLETION BALANCE SHEET) [***]

124 SCHEDULE 14 (REINSURANCE PROTOCOLS) [***]

SCHEDULE 15 (TAX COVENANT) PART A 1. DEFINITIONS AND INTERPRETATION 1.1 In this Schedule 15, unless the context requires otherwise: “Accounting Period” means any period by reference to which any income, profits or gains, or any other amounts relevant for the purposes of Tax, are measured or determined; “Accounts Relief” means: (a) a Relief (including any Right to Repayment) that has been treated as an asset in the Completion Balance Sheet, other than any DTA Relief.; or (b) a Relief which has been taken into account in computing a provision for deferred Tax which appears in the Accounts or which has resulted in no provision for deferred Tax being made in the Accounts, other than any DTA Relief; “Actual Tax Liability” means any liability of any Target Company (including any increase in any liability of a Target Company) to make or suffer an actual payment of, in respect of or on account of Tax with the amount of the Tax Liability being the amount of the actual liability to make or suffer such payment; “DTA Relief” means such Relief or Reliefs treated as a deferred tax asset in the Base Balance Sheet and (collectively) giving rise to and being assumed (for the purposes of the Base Balance Sheet) to have a value equal to the DTA Assumed Savings Amount; “DTA Assumed Savings Amount” means $33,500,000 (being the amount of Tax which, as at the Base Balance Sheet Date, is determined for the purposes of the Base Balance Sheet (using reasonable assumptions) as being potentially capable of being saved with respect to Events or income, profits or gains earned, accrued or received after the Base Balance Sheet Date as a result of the use or set off of DTA Reliefs); “Effective Tax Liability” has the meaning given in paragraph 1.2 of Part A of this Schedule 15; “Event” includes, without limitation, any act, omission, event, circumstance or transaction and includes, without limitation, the declaration or making of any distribution, the making of any loan, the acquisition or disposal of any asset, the making of any supply or payment, becoming or ceasing to be a member of any group or partnership or any other association for any purpose, the death of any individual, any change in the residence of any person for Tax purposes, the expiry of any period of time, the entering into and performance of this Agreement, satisfaction of any condition pursuant to this Agreement and Completion;

“non-availability” (and derivative terms) includes and relates to loss, reduction, modification, cancellation, nullification, disallowance, clawback, non-payment, non- availability (including non-availability ab initio) and non-existence; “Purchaser’s Group” means the Purchaser and any companies within the same group or association of companies as the Purchaser for any relevant Tax purposes, including without limitation a Target Company after the Completion Date; “Purchaser’s Relief” means: (a) any Relief arising at any time to the Purchaser or to any member of the Purchaser’s Group (other than a Target Company); (b) any Relief of a Target Company to the extent that the same arises as a consequence of or by reference to an Event occurring after Completion or by reference to any period ending or any income, profits or gains earned, received or accrued after Completion; (c) any Accounts Relief; or (d) any DTA Relief. “Relief” means any relief, loss, allowance, claim, credit, exemption, deduction, set off, or Right to Repayment or payment of or in respect of Tax or relevant to the computation of Tax, and any reference to the ‘use or set-off’ of a Relief shall be construed accordingly and shall include use or set-off in part; “Right to Repayment” means any right to repayment of or in respect of Tax and includes any repayment supplement or interest in respect thereof; “Tax Authority Interaction” means: (a) any claim, notice, demand, assessment, determination, letter or other document issued or any other action taken by or on behalf of any Tax Authority; or (b) the preparation, amendment or submission to a Tax Authority after Completion of any return, computation or assessment by or on behalf of any Target Group Company; from which it appears that the Purchaser has or may have a claim against the Seller under Part B of this Schedule 15; and “Tax Liability” means any Actual Tax Liability or Effective Tax Liability. 1.2 In this Schedule, “Effective Tax Liability” shall mean the use or set-off of any Purchaser’s Relief against any Tax or against income, profit or gains earned, accrued or received in circumstances where, but for such utilisation or set-off, an Actual Tax Liability would have arisen in respect of which the Seller would have been liable to the Purchaser under this Schedule disregarding the financial limitations in Schedule 5.

1.3 The value of an Effective Tax Liability shall (for the purposes of the covenant set out in paragraph 2 of this Schedule) be the amount of Tax saved by such use or set-off of a Purchaser’s Relief. 1.4 In this Schedule 15: (a) references to “income, profits or gains” earned, accrued or received on or before a particular date or in respect of a particular Accounting Period or part of an Accounting Period includes income, profits or gains which are deemed for the purposes of any Tax to have been earned, accrued or received at or before that date or in respect of that Accounting Period or that part of an Accounting Period; (b) references to an “Event” occurring on or before a particular date shall include an Event deemed for the purposes of any Tax to occur or which is otherwise treated or regarded as occurring on or before such date, and references to an Event occurring after a particular date shall include an event deemed for the purposes of any Tax to occur or which is otherwise treated or regarded as occurring after such date; (c) any reference to an Event occurring on or before Completion includes a series or combination of Events one or more of which occur or occurred on or before Completion provided that any such Event before Completion occurs outside the ordinary course of the relevant Target Company’s business and any such Event on or after Completion occurs in the ordinary course of the relevant Target Company’s business as carried on at Completion, pursuant to a legal obligation entered into before Completion or as a consequence of any action taken by, on behalf of or at the direction of the Seller; (d) the Accounting Period of a Target Company current at the time of Completion shall be deemed to end at that time so that: (i) any Event occurring on the same day as, but after the time of, Completion shall be regarded as occurring in another Accounting Period; and (ii) a Relief arising by reference to an Event occurring in the Accounting Period of a Target Company current at the time of Completion shall be apportioned by reference to whether an Event in respect of which that Relief arises occurred on or before Completion or after Completion. 2. COVENANT 2.1 Subject to paragraph 3 of this Schedule 15, Clause 10 and Schedule 5, the Seller covenants to pay to the Purchaser an amount equal to: (a) any Actual Tax Liability arising: (i) in connection with or as a consequence of an Event which occurred on or before Completion; or

(ii) in respect of or with reference to any income, profits or gains which were earned, accrued or received on or before Completion; (b) the value of any Effective Tax Liability; (c) any liability of any Target Company to make any payment or repayment or to surrender any Purchaser’s Relief, in each case to any party other than a Target Company, pursuant to group relief, group payment, tax consolidation or other tax grouping arrangements entered into before Completion; and (d) any reasonable costs and expenses suffered or incurred by the Purchaser and/or a Target Company in connection with any Tax Liability or other liability as is mentioned in this paragraph 2 (or claim for such Tax Liability or other liability). 3. EXCLUSIONS 3.1 The covenant in paragraph 2 of Part A of this Schedule 15 does not apply in respect of a Tax Liability (and there shall be no Claim for a breach of any Tax Warranty in respect of a Tax Liability) to the extent that: (a) the Tax Liability was paid or discharged before Completion and such payment or discharge has been reflected in the Completion Balance Sheet; (b) the relevant Tax Liability has been settled or discharged on or before Completion without cost or loss to the Purchaser or any Target Company; (c) payment has already been made in respect of the relevant liability under this Agreement, or pursuant to a statutory right of recovery; (d) the relevant Tax Liability would not have arisen but for a voluntary act or transaction of any Target Company or the Purchaser after Completion, in circumstances where the Purchaser or any member of the Purchaser’s Group or any Target Company knew or ought reasonably to have known that the act or transaction would give rise to the Tax Liability in question, other than an act or transaction which: (i) is in the ordinary course of business carried on by the relevant Group Company at Completion; or (ii) the relevant Target Company was legally committed to do under a commitment that existed on or before Completion; or (iii) is required to comply with any law or the published practice of any Tax Authority, or any regulatory, financial reporting or accounting practice or requirement whether coming into force or existing before, on or after Completion; or (iv) could not reasonably have been avoided; (e) the relevant Tax Liability would not have arisen or would have been reduced or eliminated but for a failure or omission on the part of any Target Group Company to make an election, claim, surrender or disclaimer on or after Completion the making or claiming of which was properly taken into account in computing the provision for Tax in the Completion Balance Sheet and expressly notified as such to the Purchaser within a reasonable amount of time in order for the Target Company or the Purchaser to make such claim, election, surrender or disclaimer;

(f) the relevant Tax Liability would not have arisen but for the withdrawal or amendment by the Purchaser or any Target Company after Completion of any election, claim, surrender, disclaimer, notice or consent validly made before Completion by the Target Company in relation to any Relief; or (g) any Relief (other than a Purchaser’s Relief) is or has been made available and can be utilised at no cost or loss to the relevant Target Company in order to eliminate or reduce a liability of any Target Company to make an actual payment of taxation, to the extent such liability to make an actual payment of Taxation would have arisen but for such Relief being or being made so available. 4. DATE FOR PAYMENT 4.1 Where the Seller becomes liable to make any payment pursuant to a Tax Claim under this Schedule 15, the Seller shall pay to the Purchaser in cleared funds the amount claimed or in question on the later of the date falling five (5) Business Days after demand is made for such amount to be paid and: (a) where the Tax Claim involves the Purchaser or a Target Company having a liability to make a payment to any Tax Authority, the fifth (5th) Business Day before the date on which the amount in question is due and payable to the relevant Tax Authority without any interest, penalty, fine or surcharge arising in respect of it; (b) where the Tax Claim is in respect of the utilisation or set-off of a Purchaser’s Relief, the fifth (5th) Business Day after the date on which the Tax in question would have been due and payable (without any interest, penalty, fine or surcharge arising in respect of it) but for such utilisation or set-off; and (c) where the Tax Claim is in respect of the DTA Reliefs Shortfall, the fifth (5th) Business Day after the date of the determination of non-availability of the relevant DTA Reliefs as is mentioned in paragraph 1.2 of Part B of Schedule 15. 4.2 Where the Seller is liable to make any payment under this Schedule 15, the date for the payment of which is not determined pursuant to the foregoing provisions of this paragraph 4 (including, without limitation, where the Seller is liable to make any payment pursuant to Part B of this Schedule 15), the Seller shall pay to the Purchaser in cleared funds the amount in question on the fifth (5th) Business Day after demand is made for such amount to be paid. 4.3 Any sum not paid by the Seller on a date determined pursuant to the foregoing provisions of this paragraph 4 shall bear interest on that sum from the due date until the date when the payment is actually made calculated on a daily basis at the rate of two per cent. (2%) per annum above the base lending rate from time to time of Barclays Bank plc. Such interest shall be paid as soon as reasonably practicable after the demand of the Purchaser.

PART B 5. DTA RELIEFS COVENANT 5.1 Subject to paragraph 5.3 of Part B of this Schedule 15, Clause 10 and Schedule 5, the Seller covenants to pay to the Purchaser an amount equal to: (a) the amount of any DTA Reliefs Shortfall; and (b) any reasonable costs and expenses properly suffered or incurred by the Purchaser and/or a Target Company in connection with establishing the amount of any DTA Reliefs Shortfall and bringing a successful claim pursuant to this Part B of Schedule 15. 5.2 For the purposes of this Part B of Schedule 15, a “DTA Reliefs Shortfall” shall mean the amount by which the DTA Assumed Savings Amount would have been reduced as at the Base Balance Sheet Date if any DTA Reliefs which are (at any time) determined as a result of any Tax Authority Interaction which: (a) in the case of a Tax Authority Interaction falling within limb (a) of the definition thereof, has been finally settled or compromised with the relevant Tax Authority; or (b) in the case of a Tax Authority Interaction falling within limb (b) of the definition thereof, has been submitted to the relevant Tax Authority in circumstances in which the Seller has been given notice of the relevant Tax Authority Interaction and afforded the opportunity to exercise its rights under paragraph 1.5 of this Part B of Schedule 15 with respect thereto; to have been non-available only as at the Base Balance Sheet Date (and, for the avoidance of doubt, without reference to any Event after the Base Balance Sheet Date which may result in such DTA Reliefs becoming non-available) and had not been taken into account in computing the DTA Assumed Savings Amount as at the Base Balance Sheet Date (but with the DTA Assumed Savings Amount otherwise being calculated on the basis of the same assumptions). 5.3 If the Purchaser or a Target Company becomes aware of any Tax Authority Interaction or any other circumstance which gives or may give rise to a claim under this Part B of Schedule 15, the Purchaser shall or the Purchaser shall procure that a Target Company shall, as soon as reasonably practicable and in any event within ten (10) Business Days, give written details of the relevant matters to the Seller but such notice shall not be a condition precedent to the liability of the Seller except to the extent that any amount due under paragraph 5.1 of this Part B of Schedule 15 is increased by such failure. 5.4 If the Seller so requests in writing, the Purchaser shall or shall procure that a Target Company shall supply the Seller with such available and relevant details, documentation, correspondence and information and shall (subject to paragraph 5.5) take such action as the Seller may reasonably request in writing to negotiate, avoid, dispute, resist, compromise, defend or appeal against the Tax Authority Interaction (including, with respect to a Tax Authority Interaction falling within limb (b) of the definition thereof, by making such reasonable amendments to any relevant return, computation or assessment (or draft thereof) as the Seller may request), provided that: (a) the Seller shall not be entitled to require a Target Company to delegate the conduct of such action (or any part of it) to itself or any agent or professional adviser of the Seller; and (b) the Seller shall first indemnify any Target Company and the Purchaser to the reasonable satisfaction of the Purchaser against any loss, damages, reasonable costs and expenses, and liabilities (including any additional Tax) which may be suffered or incurred as a consequence of any action taken in accordance with this paragraph 5.4. 5.5 If the Seller does not request the Purchaser or a Target Company to take action pursuant to paragraph 5.4 within 15 Business Days of a notice of claim being given in accordance with paragraph 5.3, or the Seller fails to indemnify the Purchaser or a Target Company concerned as provided for in paragraph 5.4 above, the Purchaser or a Target Company shall be free to conduct and settle such Tax Authority Interaction on such terms as they may in their absolute discretion think fit without further reference to the Seller. 5.6 The Purchaser shall keep the Seller reasonably informed of the progress in pursuing and settling the relevant Tax Authority Interaction and shall, as soon as reasonably practicable, forward or procure to be forwarded to the Seller copies of (or the relevant parts of) all material correspondence pertaining to the Tax Authority Interaction. 5.7 The Purchaser shall not be obliged to take or procure the taking of the following actions: (a) contesting any Tax Authority Interaction falling within limb (a) of the definition thereof before any tribunal, court or other appellate body unless, at the sole expense of the Seller, the Seller obtains the written opinion of Tax counsel of at least 10 years call after disclosure of all relevant information and documents and having regard to all the circumstances, that the action has a reasonable prospect of success; (b) taking any action or procuring the taking of any action (including agreeing to the settlement or compromise of any Tax Authority Interaction or any proposal for the same) which it reasonably considers (i) may be materially prejudicial to the Tax affairs of the relevant Target Company, the Purchaser or any member of the Purchaser’s Group or (ii) is contrary to the legal obligations of a Target Company; or (c) taking any action against any person who is at the time in question either an employee or director of any member of the Purchaser’s Group, or any company that is at the time in question a member of the Purchaser’s Group. 5.8 If it is alleged by any Tax Authority in writing, or there is any pending investigation or any Court judgment, that the Seller (at any time) or a Target Company (prior to the Completion Date) has committed any act or omission constituting fraud or gross negligence relating to the availability of the DTA Reliefs, paragraphs 5.4 to 5.7 shall not apply and the Seller shall cease to have any rights under that paragraph.

SCHEDULE 16 (BUSINESS LINES) Major Line of Business (MLOB) Class of Business (COB) Casualty (CAS) General Casualty for US customers only Commercial General Liability Financial Lines (FL) Management Liability (Directors and Officers/Financial Institutions) Professional Liability (E&O) Property (PROP) Property Specialty (SPEC) Cyber Marine Cargo Transactional Liability Accident & Health

SCHEDULE 17(INDEMNITIES) 6. INDEMNITIES 6.1 The Seller undertakes to the Purchaser to irrevocably and unconditionally indemnify the Purchaser against, and keep the Purchaser indemnified against, and covenants to pay to the Purchaser an amount in cash equal to any and all Losses suffered, sustained, incurred or paid by the Purchaser, any of its Affiliates or any Target Group Company arising out of, or in connection with: (a) any Excluded Liability; (b) any Covered Liabilities arising out of or relating to the Indemnity Dormant Companies excluding: (i) any Covered Liability in respect of (and to the extent to) which there is specific, identifiable on its face allowance, provision or reserve included in the Completion Balance sheet in respect of the relevant Indemnity Dormant Company; and (ii) any Covered Liability which comprises a liability, cost, expense (including any accounting, filing or regulatory fee) or other payment relating to the ordinary course maintenance and administration of the relevant Indemnity Dormant Companies; (c) any Covered Liabilities arising out of or relating to any sanction imposed by OFAC (whether by way of fine, civil monetary penalty or other financial imposition) in respect of the non-USD payment of £41,694.02 dated 13 April 2020 and made by Syndicate 1910 (on behalf of Ariel Re Bda Limited) in connection with the 2015 allision by a Singapore-flagged vessel named M/T Alpine Eternity with an Iranian-owned gas platform in the Persian Gulf (the “OFAC Matter”); (d) any Covered Liabilities arising out of or relating to the Services Agreement dated 13 November 2018, entered into between ArgoGlobal Assicurazioni S.p.A and Argo Management Services Limited to the extent not adequately and specifically provided for in the Base Balance Sheet and/or the Completion Balance Sheet; (e) any Covered Liabilities arising out of or relating to the operation or conduct of the business of, formation, investment or any action, inaction or omission or Syndicate 1910 or Syndicate 6117 or any member thereof in their role as such a member; and (f) any Covered Liabilities arising out of or relating to the 'global’ letter of claim from Rubric Lois king Solicitors dated 26 May 2022 (the “Letter of Claim”), including, for the avoidance of doubt, the facts or circumstances underlying the Letter of Claim, any appeals arising from the Letter of Claim, any parallel, consolidated or ancillary proceedings (including proceedings initiated by a Regulatory Authority) arising from Letter of Claim, and any other proceedings that arise from the same facts and circumstances as those set forth in the Letter of Claim.. 6.2 No claim under paragraph 6.1 shall be brought against the Seller unless the Purchaser shall have given to the Seller written notice of such claim in accordance with paragraph 3 of Schedule 5 (Limitations of the Seller’s Liability) not later than 6 years from the date of this Agreement. 7. GENERAL TERMS 7.1 In the event of any conflict between this paragraph 2 of Schedule 17 (Indemnities) and Schedule 5 (Limitations of the Seller’s Liability), this paragraph 2 of Schedule 17 (Indemnities) shall take precedence. Insurance recovery 7.2 In respect of any Indemnification Claim made in respect of the OFAC Matter only, if any member of the Purchaser’s Group is or may be entitled to claim under any policy of insurance in respect of such Indemnification Claim, the Purchaser shall (and shall procure that the relevant member of the Purchaser’s Group shall) use all reasonable endeavours to pursue such an insurance claim and any amount recovered pursuant to such insurance claim (an “OFAC Insurance Recovery”) shall, if recovered prior to determination of the Indemnity Claim, then reduce (or, if applicable, extinguish) the relevant claim in respect of the OFAC Matter by the amount so recovered (less all reasonable costs incurred by the Purchaser’s Group in recovering such amount and any Tax computed by reference to the amount so recovered). 7.3 In the event that any member of the Purchaser’s Group makes an insurance recovery (including an OFAC Insurance Recovery) in respect of the claim under paragraph 1.1 in respect of which the Purchaser previously recovered an amount from the Seller as a result of a claim in respect of paragraph 1.1 (the “Relevant Claim”), the Purchaser shall pay to the Seller an amount equal to the lesser of the amount of any such insurance recovery (less all reasonable costs incurred by the Purchaser’s Group in recovering such amount and any Tax computed by reference to the amount so recovered) and the amount recovered from the Seller under the Relevant Claim. For the avoidance of doubt, no member of the Purchaser’s Group shall (save as provided for under paragraph 2.1 above) be obliged to pursue any such insurance recovery as a condition to bringing a claim for indemnity under paragraph 1.1. 7.4 The Purchaser agrees to assign any rights of recovery that any of the Target Companies may have from Ariel Re after Completion in respect of the OFAC Matter to the Seller or a designee nominated by the Seller, but only to the extent of any amounts actually paid by the Seller to a Target Company in respect of the OFAC Matter provided that, where the Seller is advised by external legal counsel that the continued existence of any such right of recovery would be prejudiced by a recovery under the indemnity in paragraph 1.1(c) above, the parties shall acting in good faith (and at the expense of the Seller) seek to agree such alternative way of proceeding as preserves such right of recovery. Third Party Claims and Consultation

7.5 Upon the Purchaser or any member of the Purchaser’s Group becoming aware of any claim, action or demand against it by any third party likely to give rise to any claim under this Schedule 17 (Indemnities), the Purchaser shall, and shall procure that the relevant member of the Purchaser’s Group shall, as soon as practicable and in any event within 10 Business Days of becoming aware of such claim notify the Seller by written notice in accordance with paragraph 3 of Schedule 5 (Limitations of the Seller’s Liability). Notwithstanding the foregoing, no delay on the part of any member of the Purchaser’s Group in notifying the Seller of such matters shall relieve the Seller from any obligation or otherwise affect the rights of the Purchaser unless (and then solely to the extent) that the Seller is actually prejudiced by such delay. 7.6 The Purchaser shall, and shall procure that each relevant member of the Purchaser’s Group shall, in respect of any claim, action or demand against it by any third party likely to give rise to any claim under paragraph 1.1(c) in this Schedule 17 (Indemnities): (a) consult with the Seller in good faith with respect to the conduct by the Purchaser of any member of the Purchaser’s Group of any such claim; (b) subject to Clause 28, promptly take such action and give such information and access to personnel, premises, books, records and documents (including in electronic form) (which the Purchaser shall procure are preserved) to the Seller or other relevant member of the Retained Group and their professional advisers as the Seller or such other relevant member of the Retained Group may reasonably request from time to time in order to facilitate the Seller’s consultations with the Purchaser in respect of the conduct of any such claim; (c) make no admission of liability, agreement, settlement or compromise with any third party in relation to any such claim, action or demand or adjudication without first consulting with the Seller; and (d) at the Seller’s sole cost and expense, take or procure that there is taken all reasonable endeavours to mitigate any loss suffered by it or any member of the Purchaser’s Group in respect of which a claim under any paragraph in this Schedule 17 (Indemnities) could be made.

SCHEDULE 18 (FRONTING PRINCIPLES) [***]

IN WITNESS WHEREOF this Agreement has been duly executed by each of the parties on the date first written above. EXECUTED by OHIO FARMERS INSURANCE COMPANY acting by an authorised signatory /s/ Joseph C. Kohmann_____________________ Name: Joseph C. Kohmann

SIGNED for and on behalf of ARGO INTERNATIONAL HOLDINGS LIMITED /s/ Dominic Kirby Name: Dominic Kirby Title: Managing Director Date: 8 September 2022